Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2 dated as of December 2, 2010 (this “Amendment No. 2”) to the Term Loan Agreement dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009, and as otherwise modified and supplemented as in effect on the date hereof (the “Term Loan Agreement”) among CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (“CDW” or the “Borrower”), CDW Corporation, a Delaware corporation (formerly known as VH Holdings, Inc.) (“Holdings”), each of the Subsidiary Guarantors, each of the Lenders identified under the caption “LENDER” on the Amendment No. 2 Lender Addendum (collectively the “Lenders” and, individually, a “Lender”), Morgan Stanley Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as Administrative Agent, and Morgan Stanley & Co. Incorporated (as successor to Lehman Commercial Paper Inc.), as Collateral Agent.

The Borrower and the Lenders wish to amend the Term Loan Agreement in certain respects and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment No. 2 and not otherwise defined are used herein as defined in the Term Loan Agreement (as amended hereby).

Section 2. Amendments. Effective as provided in Section 4 hereof, the Term Loan Agreement shall be amended as follows:

2.01. References in the Term Loan Agreement (including references to the Term Loan Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Term Loan Agreement as amended hereby.

2.02. The Term Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Term Loan Agreement attached as Annex I hereto.

Section 3. Confirmation of Security Interest. The Borrower, by its execution of this Amendment No. 2, hereby confirms and ratifies that all of its obligations as a “Grantor”, “Mortgagor” and “Trustor” or otherwise under the Security Documents to which it is a party shall continue in full force and effect for the benefit of the Agents and the Lenders with respect to the Term Loan Agreement as amended hereby. The Borrower, by its execution of this Amendment No. 2, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent for the benefit of the Lenders and the Agents with respect to the Term Loan Agreement as amended hereby.

Section 4. Conditions Precedent to Effectiveness. The amendments set forth in Section 2 and consents set forth in Section 5 hereof shall become effective on the date upon which each of the following conditions is satisfied:

(a) Amendment No. 2. This Amendment No. 2 shall have been duly executed and delivered by the Borrower, Holdings, the Subsidiary Guarantors and the Required Lenders and acknowledged by the Administrative Agent; provided that the parties hereto hereby agree that each Lender which executes and delivers an Amendment No. 2 Lender Addendum substantially in the form attached as Exhibit A hereto shall be deemed to have executed a counterpart of this Amendment No. 2.

(b) Commitments. Lenders shall have agreed, pursuant to an Amendment No. 2 Lender Addendum, to extend the Term Loan Maturity Date with respect to Term Loans equal to an aggregate principal amount of not less than the lesser of (i) $936,000,000 and (ii) an amount determined by the Borrower, immediately after giving effect to this Amendment No. 2 (for the avoidance of doubt, after giving effect to the prepayment of Term Loans on the Amendment No. 2 Closing Date).

(c) Guaranty and Collateral Agreement. The Administrative Agent shall have received a duly executed amended and restated Guarantee and Collateral Agreement substantially in the form of Exhibit B attached hereto (the “Amended and Restated Guarantee and Collateral Agreement”).

(d) Term/Revolving Intercreditor Agreement. The Administrative Agent shall have received a duly executed amended and restated Term/Revolving Intercreditor Agreement substantially in the form of Exhibit C attached hereto (the “Amended and Restated Term/Revolving Intercreditor Agreement”).

(e) First Lien Intercreditor Agreement. The Administrative Agent shall have received a duly executed first lien intercreditor agreement substantially in the form of Exhibit D attached hereto (the “Term/Note Intercreditor Agreement”).

(f) Issuance of Senior Secured Notes. The Administrative Agent shall have received evidence of the issuance by the Borrower, on the Amendment No. 2 Closing Date, of Senior Secured Notes resulting in not less than $300,000,000 in gross proceeds.

(g) Certificates, Corporate Documents and Legal Opinions.

(1) The Administrative Agent shall have received (i)(A)(x) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization or (y) a certificate of the Secretary or Assistant Secretary of such Loan Party dated as of the Amendment No. 2 Closing Date and certifying that the certificate or articles of incorporation or organization, including all amendments thereto, of such Loan Party delivered pursuant to Section 4.02(c) of the Term Loan Agreement have not been modified, rescinded or amended and are in full force and effect, and (B) a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated as of the Amendment No. 2 Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 2 Closing Date or that the by-laws or operating (or limited liability company) agreement of such Loan Party delivered pursuant to Section 4.02(c) of the Term Loan Agreement have not been modified, rescinded or amended and are in full force and effect and (B) that the certificate or articles of incorporation or organization of such Loan Party, if delivered pursuant to clause (i) above, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above.

(2) The Administrative Agent shall have received a certificate, dated as of the Amendment No. 2 Closing Date and signed by a Financial Officer of the Borrower, certifying compliance with the conditions precedent set forth in Sections 4.01(b), 4.01(c) and 4.02(i) of the Term Loan Agreement.

(3) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, dated the Amendment No. 2 Closing Date and addressed to the Administrative Agent and the Lenders, and of such other counsel to the Loan Parties satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(h) No Defaults. No Default or Event of Default shall have occurred and be continuing under the Term Loan Agreement.

(i) Representations and Warranties. The representations and warranties set forth in Article III of the Term Loan Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 2 Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(j) Fees and Expenses. The Administrative Agent shall have received (i) for the account of each Lender that has approved this Amendment No. 2 at or prior to 3:00 p.m., New York City time, on November 29, 2010, an amendment fee in an amount equal to 0.05% of the outstanding principal amount of such Lender’s Term Loans immediately after giving effect to this Amendment No. 2 (for the avoidance of doubt, after giving effect to the prepayment of Term Loans on the Amendment No. 2 Closing Date), (ii) for the account of each Lender that has agreed to extend the Term Loan Maturity Date applicable to all or a portion of its Term Loans, an extension fee in an amount equal to 0.20% of the outstanding principal amount of such Lender’s Extended Term Loans immediately after giving effect to this Amendment No. 2 (for the avoidance of doubt, after giving effect to the prepayment of Term Loans on the Amendment No. 2 Closing Date) and (iii) all fees and other amounts due and payable on or prior to the Amendment No. 2 Closing Date, including, to the extent invoiced at least one Business Day prior to the Amendment No. 2 Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

Section 5. Lender Consent. Effective as provided in Section 4 hereof, each Lender which executes and delivers an Amendment No. 2 Lender Addendum hereby authorizes and directs the Administrative Agent and the Collateral Agent, as applicable, to enter into each of the Amended and Restated Guarantee and Collateral Agreement, the Amended and Restated Term/Revolving Intercreditor Agreement, the Term/Note Intercreditor Agreement and amendments to, or amendment and restatements of, the Mortgages, the Intellectual Property Security Agreements and any other Security Documents to permit the Senior Secured Notes to be equally and ratably secured with the Term Loans.

Section 6. Further Assurance. The Borrower covenants and agrees that the Borrower will, and will cause each of the Restricted Subsidiaries to from time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of creating, preserving and/or perfecting (or maintaining the perfection of) the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

Section 7. Miscellaneous. Except as herein provided, the Term Loan Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

Acknowledged by
MORGAN STANLEY SENIOR FUNDING, INC, as Administrative Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

Signature Page to Amendment No. 2

CDW LLC,
as Borrower

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

Signature Page to Amendment No. 2

By its signature below, the undersigned hereby consents to the foregoing Amendment No. 2 to the Term Loan Agreement and hereby confirms that all of its obligations under each Security Document (as defined in the Term Loan Agreement) shall continue unchanged and in full force and effect for the benefit of the Agents and the Lenders with respect to the Term Loan Agreement as amended by said Amendment No. 2.

CDW CORPORATION,
as a Guarantor

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

CDW DIRECT, LLC, as a Guarantor

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

CDW GOVERNMENT LLC, as a Guarantor

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

CDW TECHNOLOGIES, INC., as a Guarantor

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

CDW LOGISTICS, INC., as a Guarantor

By:	/s/ Robert J. Welyki
Name:	Robert J. Welyki
Title:	Vice President, Treasurer and Assistant Secretary

Signature Page to Amendment No. 2

ANNEX I

[Changed Pages of the Term Loan Agreement]

[see attached]

TERM LOAN AGREEMENT

dated as of

October 12, 2007,

and

Amended and Restated as of March 12, 2008

among

~~VH MERGERSUB, INC.~~

~~(which on the Closing Date shall be merged with and into)~~CDW ~~CORPORATION~~LLC,

as the Borrower,

THE LENDERS PARTY HERETO,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent,

and

MORGAN STANLEY & CO. INCORPORATED,

as Collateral Agent

J.P. MORGAN SECURITIES INC.,

as Joint Lead Arranger and Joint Bookrunner,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Bookrunner and Co-Syndication Agent,

DEUTSCHE BANK SECURITIES INC.,

as Joint Bookrunner and Co-Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	~~5~~1
SECTION 1.02.	Terms Generally	~~46~~41
SECTION 1.03.	Classification of Term Loans and Borrowings	~~47~~41
SECTION 1.04.	Rounding	~~47~~41
SECTION 1.05.	References to Agreements and Laws	~~47~~41
SECTION 1.06.	Times of Day	~~47~~42
SECTION 1.07.	Timing of Payment or Performance	~~47~~42
SECTION 1.08.	Pro Forma Calculations	~~48~~42

ARTICLE II

THE TERM LOANS

SECTION 2.01.	Term Loan Commitments	~~49~~43
SECTION 2.02.	Term Loans	~~49~~43
SECTION 2.03.	Borrowing Procedure	~~50~~44
SECTION 2.04.	Evidence of Debt; Repayment of Term Loans	~~50~~44
SECTION 2.05.	Administration Fee	~~51~~45
SECTION 2.06.	Interest on Term Loans	~~51~~45
SECTION 2.07.	Default Interest	~~51~~45
SECTION 2.08.	Alternate Rate of Interest	~~51~~46
SECTION 2.09.	Termination of Term Loan Commitments	~~52~~46
SECTION 2.10.	Conversion and Continuation of Borrowings	~~52~~46
SECTION 2.11.	Repayment of Borrowings	~~52~~47
SECTION 2.12.	Optional Prepayment	~~53~~48
SECTION 2.13.	Mandatory Prepayments	~~54~~48
SECTION 2.14.	Reserve Requirements; Change in Circumstances	~~55~~50
SECTION 2.15.	Change in Legality	~~56~~51
SECTION 2.16.	Indemnity	~~57~~52
SECTION 2.17.	Pro Rata Treatment; Intercreditor Agreements	~~57~~52
SECTION 2.18.	Sharing of Setoffs	~~58~~53
SECTION 2.19.	Payments	~~59~~53
SECTION 2.20.	Taxes	~~59~~54
SECTION 2.21.	Assignment of Term Loans Under Certain Circumstances; Duty to Mitigate	~~61~~55
SECTION 2.22.	Incremental Term Loans	~~61~~56

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~63~~57
SECTION 3.02.	Authorization	~~63~~58
SECTION 3.03.	Enforceability	~~64~~58

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Page

SECTION 3.04.	Governmental Approvals	~~64~~58
SECTION 3.05.	Financial Statements	~~64~~58
SECTION 3.06.	No Material Adverse Change	~~65~~59
SECTION 3.07.	Title to Properties	~~65~~59
SECTION 3.08.	Subsidiaries	~~65~~59
SECTION 3.09.	Litigation; Compliance with Laws	~~65~~59
SECTION 3.10.	Federal Reserve Regulations	~~65~~59
SECTION 3.11.	Investment Company Act	~~65~~60
SECTION 3.12.	Taxes	~~65~~60
SECTION 3.13.	No Material Misstatements	~~66~~60
SECTION 3.14.	Employee Benefit Plans	~~66~~60
SECTION 3.15.	Environmental Matters	~~66~~60
SECTION 3.16.	Security Documents	~~66~~61
SECTION 3.17.	Location of Real Property and Leased Premises	~~67~~61
SECTION 3.18.	Labor Matters	~~67~~61
SECTION 3.19.	Solvency	~~67~~61
SECTION 3.20.	Intellectual Property	~~67~~62
SECTION 3.21.	Subordination of Junior Financing	~~67~~62
SECTION 3.22.	Other Closing Date Representations	~~67~~62

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01.	All Term Loans	~~68~~62
SECTION 4.02.	Initial Term Loan	~~68~~62
SECTION 4.03.	Amendment Closing Date	~~70~~64

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01.	Existence; Compliance with Laws; Businesses and Properties	~~71~~65
SECTION 5.02.	Insurance	~~71~~65
SECTION 5.03.	Taxes	~~72~~66
SECTION 5.04.	Financial Statements, Reports, etc	~~72~~66
SECTION 5.05.	Notices	~~74~~67
SECTION 5.06.	Information Regarding Collateral	~~74~~68
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~74~~68
SECTION 5.08.	Use of Proceeds	~~74~~68
SECTION 5.09.	Further Assurances	~~74~~68
SECTION 5.10.	Mortgaged Properties	~~77~~70
SECTION 5.11.	Designation of Subsidiaries	~~78~~72
SECTION 5.12.	Credit Ratings	~~79~~73
SECTION 5.13.	Post-Closing Collateral Arrangements	~~79~~73
SECTION 5.14.	Syndication Assistance	~~79~~73
SECTION 5.15.	Interest Rate Protection	~~80~~73

ARTICLE VI

NEGATIVE COVENANTS

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Page

SECTION 6.01.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock	~~80~~74
SECTION 6.02.	Liens	~~86~~80
SECTION 6.03.	Restricted Payments	~~86~~80
SECTION 6.04.	Fundamental Changes	~~92~~85
SECTION 6.05.	Dispositions	~~94~~86
SECTION 6.06.	Transactions with Affiliates	~~96~~88
SECTION 6.07.	Restrictive Agreements	~~98~~90
SECTION 6.08.	Business of the Borrower and Its Restricted Subsidiaries	~~99~~91
SECTION 6.09.	Modification of Junior Financing Documentation	~~99~~91
SECTION 6.10.	Changes in Fiscal Year	~~100~~92
SECTION 6.11.	Senior Secured Leverage Ratio	~~100~~92

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01.	Events of Default	~~100~~93

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.	Notices	~~106~~97
SECTION 9.02.	Survival of Agreement	~~107~~99
SECTION 9.03.	Binding Effect	~~108~~99
SECTION 9.04.	Successors and Assigns	~~108~~99
SECTION 9.05.	Expenses; Indemnity	~~111~~102
SECTION 9.06.	Right of Setoff; Payments Set Aside	~~113~~104
SECTION 9.07.	Applicable Law	~~113~~104
SECTION 9.08.	Waivers; Amendment	~~113~~104
SECTION 9.09.	Interest Rate Limitation	~~115~~106
SECTION 9.10.	Entire Agreement	~~115~~106
SECTION 9.11.	WAIVER OF JURY TRIAL	~~115~~106
SECTION 9.12.	Severability	~~115~~106
SECTION 9.13.	Counterparts	~~116~~107
SECTION 9.14.	Headings	~~116~~107
SECTION 9.15.	Jurisdiction; Consent to Service of Process	~~116~~107
SECTION 9.16.	Confidentiality	~~117~~107
SECTION 9.17.	No Advisory or Fiduciary Responsibility	~~117~~108
SECTION 9.18.	Release of Collateral	~~118~~108
SECTION 9.19.	USA PATRIOT Act Notice	~~118~~109
SECTION 9.20.	Lender Action	~~118~~109
SECTION 9.21.	Effectiveness of Merger	~~118~~109
SECTION 9.22.	Confirmation of Security Interest	~~119~~109

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SCHEDULES

Schedule 1.01(a)	–	Subsidiary Guarantors
Schedule 1.01(b)	–	Disqualified Institutions
Schedule 1.01(c)	–	Existing Letters of Credit
Schedule 1.01(d)	–	Immaterial Subsidiaries
Schedule 1.01(e)	–	Existing Investments
Schedule 2.01	–	Lenders and Term Loan Commitments
Schedule 3.08	–	Subsidiaries
Schedule 3.09	–	Litigation
Schedule 3.15	–	Environmental Matters
Schedule 3.17(a)	–	Owned Real Property
Schedule 3.17(b)	–	Leased Real Property
Schedule 3.18	–	Labor Matters
Schedule 3.20	–	Intellectual Property
Schedule 5.13	–	Post-Closing Matters
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens

EXHIBITS

Exhibit A	–	Form of Administrative Questionnaire
Exhibit B	–	Form of Assignment and Acceptance
Exhibit C	–	Form of Borrowing Request
Exhibit D	–	Form of Guarantee and Collateral Agreement
Exhibit E	–	Form of Non-Bank Certificate
Exhibit F-1	–	Form of Trademark Security Agreement
Exhibit F-2	–	Form of Patent Security Agreement
Exhibit F-3	–	Form of Copyright Security Agreement
Exhibit G	–	Form of Term Loan Note

-iv-

TERM LOAN AGREEMENT dated as of March 12, 2008 (this “Agreement”), among CDW ~~CORPORATION~~LLC, an Illinois corporation (the “Company” or the “Borrower”)), the Lenders (as defined herein), MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as Administrative Agent and Collateral Agent (in each case, as defined herein) for the Lenders (as defined herein), J.P. MORGAN SECURITIES INC., as lead arranger (the “Arranger”) and joint bookrunner for the Term Loan Facility (as defined herein), MORGAN STANLEY SENIOR FUNDING, INC. as co-syndication agent and joint bookrunner, DEUTSCHE BANK SECURITIES INC. as co-syndication agent and joint bookrunner and JPMORGAN CHASE BANK, N.A., as co-syndication agent. Capitalized terms used herein shall have the meanings set forth in Article I.

RECITALS

The Borrower is party to the Term Loan Agreement dated as of October 12, 2007 (the “Existing Term Loan Agreement”) with VH MergerSub, Inc., an Illinois corporation (“Merger Sub”), (which on the Closing Date was merged with and into) the Company, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, J.P. Morgan Securities Inc., as lead arranger and joint bookrunner, Morgan Stanley Senior Funding, Inc. as co-syndication agent and joint bookrunner, Deutsche Bank Securities Inc. as co-syndication agent and joint bookrunner, JPMorgan Chase Bank, N.A., as co-syndication agent, and several banks and other financial institutions or entities parties as lenders thereto.

The parties to the Existing Term Loan Agreement have agreed to amend the Existing Term Loan Agreement in certain respects and to restate the Existing Term Loan Agreement as so amended as provided in this Agreement.

Accordingly, the parties hereto agree that on the Amendment Closing Date (as defined below) $190,000,000 of Senior Subordinated Bridge Loans shall be prepaid notwithstanding anything to the contrary contained in Section 6.03 hereof and the Existing Term Loan Agreement shall be amended and restated to read as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Indebtedness” shall mean, with respect to any specified Person,

(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administration Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Agent” shall mean Morgan Stanley, in its capacity as administrative agent for the Lenders, and shall include any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified; provided, however, that no Lender (nor any of its Affiliates) shall be deemed to be an Affiliate of the Borrower or any of its subsidiaries by virtue of its capacity as a Lender hereunder.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement Currency” shall have the meaning specified in Section 9.15(d).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Amendment Closing Date” shall mean the date on which the conditions precedent set forth in Section 4.03 shall have been satisfied.

“Amendment No. 2” means that certain Amendment No. 2 dated as of November [29], 2010 to this Agreement, between the Borrower, Holdings, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Closing Date” shall mean the date on which the conditions precedent set forth in Section 4 of Amendment No. 2 shall have been satisfied.

“Amendment No. 2 Lender Addendum” means, with respect to any Lender, the Amendment No. 2 Lender Addendum substantially in the form of Exhibit A to Amendment No. 2 (with such changes thereto, or in such other form, as shall be satisfactory to the Administrative Agent).

“Applicable Percentage” shall mean, for any day,

(a) with respect to any Eurodollar Non-Extended Term Loan and any ABR Non-Extended Term Loan, the applicable percentage per annum set forth below under the caption “Non-Extended Eurodollar Rate Spread” and “Non-Extended ABR Rate Spread”, as the case may be (based upon the Senior Secured Leverage Ratio as of the relevant date of determination):

Total Senior Secured Leverage Ratio	Non-Extended Eurodollar Rate Spread	Non-Extended ABR Rate Spread
Category 1 Greater than 4.00 to 1.00	4.00%	3.00%

Total Senior Secured Leverage Ratio	Non-Extended Eurodollar Rate Spread	Non-Extended ABR Rate Spread
Category 2 Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	3.75%	2.75%
Category 3 Less than or equal to 3.50 to 1.00	3.50%	2.50%

(b) with respect to any Eurodollar Extended Term Loan and any ABR Extended Term Loan, from and after the Amendment No. 2 Closing Date, the applicable percentage per annum set forth below under the caption “Extended Eurodollar Rate Spread” and “Extended ABR Rate Spread”, as the case may be (based upon the Senior Secured Leverage Ratio as of the relevant date of determination):

Total Senior Secured Leverage Ratio	Extended Eurodollar Rate Spread	Extended ABR Rate Spread
Category 1 Greater than 4.00 to 1.00	5.00%	4.00%
Category 2 Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	4.75%	3.75%
Category 3 Less than or equal to 3.50 to 1.00	4.50%	3.50%

Each change in the Applicable Percentage resulting from a change in the Senior Secured Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the Section 5.04 Financials and a Pricing Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Pricing Certificate indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the Section 5.04 Financials and the related Pricing Certificate covering a period that includes the first fiscal quarter of the Borrower ended after the Closing Date, the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage for the applicable Term Loans. In addition, at the option of the Administrative Agent and the Required Lenders, (x) at any time during which the Borrower has failed to deliver the Section 5.04 Financials or the related Pricing Certificate by the date required thereunder or (y) at any time after the occurrence and during the continuance of an Event of Default, then the Senior Secured Leverage Ratio shall be deemed to be in Category 1 for the purposes of determining the Applicable Percentage for the applicable Term Loans (but only for so long as such failure or Event of Default continues, after which the Category shall be otherwise as determined as set forth above).

“Arranger” shall have the meaning assigned to such term in the preamble.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and, to the extent required by Section 9.04(b), consented to by the Borrower, substantially in the form of Exhibit B or such other form as shall be reasonably approved by the Administrative Agent.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.

“Borrower” shall mean (a) prior to the consummation of the Merger, Merger Sub and (b) upon and after consummation of the Merger, the Company.

“Borrowing” shall mean Non-Extended Term Loans and/or Extended Term Loans, as applicable, of the same Type made, converted or continued on the same date and, in the case of Eurodollar Non-Extended Term Loans and/or Eurodollar Extended Term Loans, as applicable, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are generally authorized or required by law to close; provided, however, if such day relates to any interest rate settings as to a Eurodollar Term Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Term Loan, or any other dealings in dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Term Loan, such day shall be a day on which dealings in deposits in dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” shall mean, as to any Person for any period, the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” shall mean, as to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Cash Equivalents” shall mean:

(a) dollars;

(b) in the case of the Borrower or a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than

$250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated P-1 by Moody’s or A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(h) investment funds investing 95% of their assets in securities of the types described in clauses (a) through (g) above;

(i) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(j) [Intentionally Reserved]

(k) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s;

(l) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (k) above; and

(m) in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (a) through (l) or other high quality short term in-vestments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Pooling Arrangements” shall mean a deposit account arrangement among a single depository institution, the Borrower and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by the Borrower and such Foreign Subsidiaries for cash management purposes.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement or, in the case of an assignee, an adoption after the date such Person became a party to this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, in the case of an assignee, a change after the date such Person became a party to this Agreement, or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date the relevant Lender becomes a party to this Agreement.

A “Change of Control” shall be deemed to have occurred if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of the Borrower representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if, at any time and for any reason whatsoever,

(i) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower, or

(ii) (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the percentage of the then outstanding Equity Interests of the Borrower having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of the Borrower shall consist of the Continuing Directors; or

(b) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly or indirectly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Borrower.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean October 12, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any legislation successor thereto.

“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is or is purported to be created by any Security Document.

“Collateral Agent” shall mean Morgan Stanley & Co. Incorporated, in its capacity as collateral agent for the Secured Parties, and shall include any successor collateral agent appointed pursuant to Article VIII.

“Company” shall have the meaning assigned to such term in the preamble.

“Consolidated” or “consolidated” with respect to any Person, unless otherwise specifically indicated, refers to such Person consolidated with the Borrower and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” shall mean, as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness under clauses (a)(i), (a)(ii), (a)(iii) (but, in the case of clause (iii), only to the extent of any unreimbursed drawings thereunder) and (a)(iv) of the definition thereof of the Borrower and its Restricted Subsidiaries, plus (b) the greater of the aggregate liquidation value and maximum fixed repurchase price without regard to any change of control or redemption premiums of all Disqualified Stock of the Borrower and the Restricted

Guarantors and all Preferred Stock of its Restricted Subsidiaries that are not Guarantors, in each case, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the net income (loss) of such Person and its subsidiaries that are Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that (without duplication),

(a) the net income for such period of any Person that is not a subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a subsidiary thereof that is the Borrower or a Restricted Subsidiary in respect of such period, and

(b) solely for the purpose of determining the amount available under clause (b) of the definition of Restricted Payment Applicable Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided, that Consolidated Net Income of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein.

Notwithstanding the foregoing, for the purpose of Section 6.03 only (other than paragraph (c) of the definition of Restricted Payment Applicable Amount), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and its Restricted

Subsidiaries, any repurchases and redemptions of Restricted Investments from the Borrower and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under paragraph (d) of the definition of Restricted Payment Applicable Amount.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that, in each case, do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, any obligation of such Person, whether or not contingent,

(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

(b) to advance or supply funds

(i) for the purchase of payment of any such primary obligation, or

(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primarily obligor to make payment of such primary obligation against loss in respect thereof, or

(d) as an account party in respect of any letter of credit, letter of guaranty or bankers’ acceptance.

“Continuing Directors” shall mean the directors of the Borrower on the Closing Date, as elected or appointed after giving effect to the Merger and the other transactions contemplated hereby, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is approved by a majority of the then Continuing Directors, such other director is appointed, approved or recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors or is designated or appointed by the Permitted Investors in his or her election by the stockholders of the Borrower.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Current Assets” shall mean, at any time, (a) the consolidated current assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) and (b) in the event that a Receivables Facility is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the assets subject to such Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) the outstanding principal amount of loans and the outstanding amount of letter or credit reimbursement obligations and the aggregate undrawn face amount of letters of credit, in each case, under the Revolving Credit Agreement, (c) accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), (d) accruals for current or deferred Taxes based on income or profits, (e) accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of EBITDA pursuant to clause (a)(v) thereof and (f) the current portion of pension liabilities.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed (which failure has not been cured) to fund any portion of the Term Loans required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed (which failure has not been cured) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder on the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Sections 2.02 or (d) is insolvent or is the subject of a bankruptcy or insolvency proceeding.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” shall mean Preferred Stock of the Borrower, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by a Responsible Officer of the Borrower, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount.

“Disgorged Recovery” shall mean, the portion, if any, of any payment or other distribution received by a Lender in satisfaction of Obligations of a Loan Party to such Lender, that is required in any Insolvency Proceedings or otherwise to be disgorged, turned over or otherwise paid to such Loan Party, such Loan Party’s estate or creditors of such Loan Party, whether because the transfer of such payment or other property is avoided or otherwise, including because it was determined to be a fraudulent or preferential transfer.

“Disposition” shall mean:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Borrower or any of its Restricted Subsidiaries; or

(b) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

“Disqualified Institutions” shall mean (a) those institutions set forth on Schedule 1.01(b) hereto or (b) any Persons who are competitors of the Borrower and its subsidiaries and identified to the Administrative Agent in writing from time to time.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock which is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the

Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after the Extended Term Loan Maturity Date; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Borrower or its subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean, with respect to any Person, any subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period

(a) increased (without duplication) by:

(i) provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income, including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries); plus

(ii) Fixed Charges of such Person and such subsidiaries for such period to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person and such subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv) any fees, costs, commissions, expenses or other charges (other than Consolidated Depreciation or Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any issuance of Equity Interests, Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence, repayment, amendment or modification of Indebtedness permitted to be incurred under this Agreement (including a refinancing thereof) and any charges or non-recurring merger costs incurred during such period (in each case whether or not successful), including (u) the up to $20,000,000 in retention bonuses to be paid in 2008 to employees of the Borrower for continued employment through 2007, (v) the payment of up to $53,000,000 to participants in the Krasny Plan within 60 days of the Closing Date, (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the incurrence of the Specified Senior Indebtedness, the incurrence of the Specified Senior Subordinated Indebtedness, the Revolving Credit Facility and the Term Loan Facility, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Specified Senior Indebtedness, the Specified Senior Subordinated Indebtedness, the Revolving Credit Facility and the Term Loan Facility and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v) (i) in connection with the operation of the Krasny Plan, tax withholding payments made in cash to the IRS in connection with in-kind withholding for payments to participants in Equity Interests of any indirect or direct parent of the Company; provided that the maximum add-back to EBITDA shall be no greater than $1.0 million in any four quarter period; and (ii)

payments made in cash to the Circle of Service Foundation, Inc. in an amount not in excess of the amount of the net tax benefit to the Borrower as a result of the implementation and continuing operation of the Krasny Plan; plus

(vi) any other non-cash charges, expenses or losses including any write offs or write downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii) [Intentionally Reserved]

(viii) other than for the purpose of determining the amount available for Restricted Payments under paragraph (b) of the definition of Restricted Payment Applicable Amount, the amount of management, monitoring, consulting, transaction and advisory fees, reasonable and documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor paid in such period to the Sponsor to the extent otherwise permitted under Section 6.06 deducted (and not added back) in computing Consolidated Net Income; plus

(ix) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in computing Consolidated Net Income; plus

(x) (A) non-cash compensation or other expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or as a result of the Krasny Plan and (B) other costs or expenses deducted (and not added back) in computing Consolidated Net Income pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interest of the Borrower (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the definition of Restricted Payment Applicable Amount; plus

(xi) [Intentionally Reserved]; plus

(xii) the amount of net cost savings and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings and/or acquisition synergies had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions or any acquisition by the Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings and/or acquisition synergies are reasonably identifiable, factually supportable and expected to have continuing effect (in each case as determined in accordance with Article 11 of Regulation S-X under the Securities Act certified by the chief financial officer of the Borrower in a certificate delivered to the Administrative Agent), (B) such actions are taken within 18 months after the Closing Date or the date of such acquisition and (C) the aggregate amount of cost savings and/or acquisition synergies added pursuant to this clause (xii) of the definition of EBITDA for any period with respect to a particular acquisition shall not exceed an amount equal to 10% of the EBITDA of the Person acquired in accordance with the terms of this Agreement but not subsequently so disposed of (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to this clause (xii) or clause (xiii) of the definition of EBITDA)

for the period of four consecutive fiscal quarters most recently ended prior to the determination date; plus

(xiii) any net after-tax non-recurring, extraordinary or unusual gains or losses (less all fees and expenses relating thereto) or expenses; plus

(xiv) to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus

(xv) expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus

(xvi) any non-cash increase (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or (B) in expenses due to purchase accounting associated with the Transactions or any future acquisitions; plus

(xvii) the amount of loss from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(b) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person and such subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

(c) increased or decreased by (without duplication):

(i) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(ii) any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), plus or minus, as applicable,

(iii) the cumulative effect of a change in accounting principles during such period, plus or minus, as applicable,

(iv) any net gain or loss from disposed or discontinued operations and any net gains or losses on disposal of disposed, abandoned or discontinued operations, plus or minus, as applicable,

(v) the amount of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, plus or minus, as applicable, and

(vi) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP.

Solely for purposes of (i) determining compliance with the financial covenant set forth in Section 6.11 and (ii) any other provision of this Agreement that utilizes a calculation of EBITDA, any cash equity contribution (other than Disqualified Stock) to the Borrower (or to Holdings that is contributed to the Borrower as a cash equity contribution (other than Disqualified Stock)), on or after the first day of any fiscal quarter and prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter (it being understood that each such contribution shall be credited with respect to only one fiscal quarter; provided that such credit shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included) will, at the request of the Borrower, be deemed to increase, dollar for dollar, EBITDA for such fiscal quarter for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods (any such equity contribution so included in the calculation of EBITDA, a “Specified Equity Contribution”).

“ECF Percentage” shall mean, with respect to any fiscal year, 50%; provided, however, if the Total Net Leverage Ratio as of the end of a fiscal year is (a) less than or equal to 5.50 to 1.00 but greater than 4.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 25%, and (b) less than or equal to 4.50 to 1.00, then the ECF Percentage with respect to such fiscal year shall mean 0%.

“Eligible Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Environmental Laws” shall mean all applicable Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives and orders (including consent orders), having the force and effect of law, in each case, relating to protection of the environment or natural resources, or to human health and safety as it relates to protection from environmental hazards.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Investment” shall have the meaning assigned to such term in the recitals.

“Equity Offering” shall mean any public or private sale of common stock or Preferred Stock of the Borrower or of a direct or indirect parent of the Borrower (excluding Disqualified Stock), other than:

(a) public offerings with respect to any such Person’s common stock registered on Form S-4 or S-8;

(b) issuances to the Borrower or any subsidiary of the Borrower; and

(c) any such public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is under common control with any Loan Party under Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived, with respect to a Pension Plan, (b) any “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of

ERISA), whether or not waived, or the failure to satisfy any statutory funding requirement that results in a Lien, with respect to a Pension Plan, (c) the incurrence by any Loan Party or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Loan Party or an ERISA Affiliate from any Pension Plan or Multiemployer Plan, (d) the filing or a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan, (e) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have any liability, (h) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Pension Plan or Multiemployer Plan or the appointment of a trustee to administer any Pension Plan or (i) any other extraordinary event or condition with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Eurodollar”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of the Borrower, an amount equal to:

(a) the sum, without duplication, of

(i) EBITDA;

(ii) reductions to working capital of the Borrower and its Restricted Subsidiaries (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such reductions in working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;

(iii) foreign currency translation gains received in cash related to currency remeasurements of indebtedness (including any net cash gain resulting from hedge agreements for currency exchange risk), to the extent not otherwise included in calculating EBITDA;

(iv) net cash gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations;

(v) extraordinary, unusual or nonrecurring cash gains (other than gains on Dispositions), to the extent not otherwise included in calculating EBITDA; and

(vi) to the extent not otherwise included in calculating EBITDA, cash gains from any sale or disposition outside the ordinary course of business;

minus

(b) the sum, without duplication, of

(i) the amount of any Taxes, including Taxes based on income, profits or capital, (or alternative tax in lieu thereof), foreign, state, franchise and similar Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (to the extent added in calculating EBITDA), and including penalties and interest on any of the foregoing, in each case, paid in cash by the Borrower and its Restricted Subsidiaries (to the extent not otherwise deducted in calculating EBITDA), including payments made pursuant to any tax sharing agreements or arrangements among the Borrower, its Restricted Subsidiaries and any direct or indirect parent company of the Borrower (so long as such tax sharing payments are attributable to the operations of the Borrower and its Restricted Subsidiaries);

(ii) Consolidated Interest Expense, to the extent payable in cash and not otherwise deducted in calculating EBITDA;

(iii) foreign currency translation losses payable in cash related to currency remeasurements of indebtedness (including any net cash loss resulting from hedge agreements for currency risk), to the extent not otherwise deducted in calculating EBITDA;

(iv) without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, Capital Expenditures of the Borrower and its subsidiaries made in cash, to the extent financed with Internally Generated Cash;

(v) repayments of long-term Indebtedness (including (A) the principal component of Capitalized Lease Obligations and (B) the amount of repayment of Term Loans pursuant to Section 2.11 and, to the extent made with the Net Cash Proceeds of a Prepayment Asset Sale that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, Section 2.13(a), but excluding all other prepayments of the Term Loans), made by the Borrower and its Restricted Subsidiaries, but only to the extent that such repayments (x) by their terms cannot be reborrowed or redrawn and (y) are not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness);

(vi) additions to working capital (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), but excluding any such additions to working capital arising from the acquisition of any Person by the Borrower and/or the Restricted Subsidiaries;

(vii) without duplication of amounts deducted pursuant to clause (xviii) below in a prior fiscal year, the amount of Investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.03 (other than Permitted Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries), in cash, to the extent such Investments were financed with Internally Generated Cash;

(viii) letter of credit fees paid in cash, to the extent not otherwise deducted in calculating EBITDA;

(ix) extraordinary, unusual or nonrecurring cash charges, to the extent not otherwise deducted in calculating EBITDA;

(x) cash fees and expenses incurred in connection with the Transactions, any Investment permitted under Section 6.03, any disposition not prohibited under Section 6.05, any recapitalization, any Equity Offering, the issuance of any Indebtedness or any exchange, refinancing or other early extinguishment of Indebtedness permitted by this Agreement (in each case, whether or not consummated);

(xi) cash charges, expenses or losses added to EBITDA pursuant to clauses (a)(v), (ix), (x), (xi) and (xii) thereof;

(xii) the amount of management, monitoring, consulting, transactional and advisory fees and related expenses paid to the Sponsor permitted by Section 6.06, to the extent not otherwise deducted in calculating EBITDA;

(xiii) the amount of Restricted Payments made by the Borrower to the extent permitted by clauses (iv), (xv) (but, with respect to Section 6.03(b)(xv)(H), only to the extent such amounts would have been permitted to be deducted under clause (b) of this definition if the Borrower or Restricted Subsidiary had instead made such Investment) and (xx) of Section 6.03(b) to the extent that such Restricted Payments were financed with Internally Generated Cash;

(xiv) cash expenditures in respect of Hedging Obligations (including net cash losses resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective pronouncements and interpretations), to the extent not otherwise deducted in calculating EBITDA;

(xv) to the extent added to Consolidated Net Income, cash losses from any sale or disposition outside the ordinary course of business;

(xvi) cash payments by the Borrower and its Restricted Subsidiaries in respect of long-term liabilities (other than Indebtedness) of the Borrower and its Restricted Subsidiaries;

(xvii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed; and

(xviii) without duplication of amounts deducted from Excess Cash Flow in a prior fiscal year, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such fiscal year relating to Investments permitted under Section 6.03 (other than Investments in (x) Cash Equivalents and Government Securities and (y) the Borrower or any of its Restricted Subsidiaries) or Capital Expenditures to be consummated or made during the period of 4 consecutive fiscal quarters of the Borrower following the end of such fiscal year provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Capital Expenditures or Investments during such period of 4 consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of 4 consecutive fiscal quarters.

“Excluded Contributions” shall mean net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to the Borrower from,

(a) contributions to its common equity capital, and

(b) the sale (other than to the Borrower or a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or a Subsidiary of the Borrower) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Borrower,

in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation of the Restricted Payment Applicable Amount.

“Excluded Parties” shall have the meaning assigned to such term in Section 9.16.

“Excluded Subsidiary” shall mean (a) any subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any subsidiary that is prohibited by applicable law or contractual obligations from guaranteeing the Obligations, (d) any Unrestricted Subsidiary, (e) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (f) any captive insurance subsidiary, (g) any not-for-profit subsidiary, (h) any other subsidiary with respect to which in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom (it being agreed that the cost and other consequences of a Foreign Subsidiary providing a guarantee are excessive in view of the benefits), (i) any Receivables Subsidiary and (j) any subsidiary that is a special purpose entity.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income Taxes imposed on (or measured by) its income and franchise (and similar) Taxes imposed on it in lieu of income Taxes pursuant to the laws of the United States of America, or by the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a recipient (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding Tax that (i) is imposed on amounts payable to such recipient at the time such recipient becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such recipient’s failure to comply with Section 2.20(e), (f) or (g), as applicable, except in the case of clause (i) to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Existing Debt” shall mean Indebtedness outstanding under that certain unsecured line of credit of the Company with The Northern Trust Company, as evidenced by that certain Line of Credit Demand Note dated July 25, 2001 of the Company in favor of The Northern Trust Company.

“Existing Inventory Financing Agreements” means the following agreements, in each case, as amended, supplemented, refinanced, refunded or otherwise modified and in effect from time to time: (i) the Inventory Financing Agreement, dated as of the Closing Date, by and among GE Commercial Distribution Finance Corporation, CDW Logistics, Inc., an Illinois corporation, ~~Berbee Information Networks Corporation~~CDW Technologies, Inc., a Wisconsin corporation, CDW Government~~, Inc.~~ LLC, an Illinois ~~corporation~~limited liability company and CDW Direct, LLC, an Illinois limited liability company and (ii) the Agreement for Inventory Financing, dated as of the Closing Date, by and among IBM Credit LLC, a Delaware limited liability company, CDW Logistics, Inc., an Illinois corporation, and ~~Berbee Information Networks Corporation~~CDW Technologies, Inc., a Wisconsin corporation.

“Existing Intercompany Debt” shall mean the intercompany Indebtedness among the Company and its Foreign Subsidiaries outstanding on the Closing Date and identified as such on Schedule 6.01.

“Existing Letters of Credit” shall mean all letters of credit outstanding on the Closing Date as more fully described on Schedule 1.01(c).

“Extended Term Loans” shall mean the Term Loans whose Term Loan Maturity Date has been extended on the Amendment No. 2 Closing Date by the Term Loan Lenders pursuant to Amendment No. 2.

“Extended Term Loan Maturity Date” shall mean July 15, 2017; provided that, if on the date that is 90 days prior to October 12, 2015 (the “Senior Notes Test Date”), (i) the Senior Secured Leverage Ratio is greater than or equal to 3.00 to 1.00 and (ii) the outstanding principal amount of Senior Notes with a maturity date of October 12, 2015 is greater than or equal to $500,000,000, then the Extended Term Loan Maturity Date shall be accelerated to the Senior Notes Test Date.

“Extending Term Loan Lenders” shall mean each Term Loan Lender in its capacity as holder of any Extended Term Loans.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person shall mean the chief executive officer, the president, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(a) Consolidated Interest Expense of such Person and Restricted Subsidiaries for such period; plus

(b) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of the Borrower or a Restricted Subsidiary during such period; plus

(c) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower or a Restricted Subsidiary during such period.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, unless such Lender is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded U.S. entity.

“Foreign Plan” shall mean any pension plan, fund or other similar program (other than a government-sponsored plan) that (a) primarily covers employees of any Loan Party and/or any of its Restricted Subsidiaries who are employed outside of the United States and (b) is subject to any statutory funding requirement as to which the failure to satisfy results in a Lien or other statutory requirement permitting any governmental authority to accelerate the obligation of the Borrower or any Restricted Subsidiary to fund all or a substantial portion of the unfunded, accrued benefit liabilities of such plan.

“Foreign Subsidiary” shall mean, with respect to any Person, (a) any subsidiary of such Person that is organized and existing under the laws of any jurisdiction outside the United States of America or (b) any subsidiary of such Person that has no material assets other than the Capital Stock of one or more subsidiaries described in clause (a) and other assets relating to an ownership interest in any such Capital Stock or subsidiaries.

“GAAP” shall mean United States generally accepted accounting principles.

“Government Securities” shall mean securities that are:

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit D, among the Loan Parties party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any material, substance or waste classified, characterized or regulated as “hazardous,” “toxic,” “pollutant” or “contaminant” under any Environmental Laws.

“Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall mean ~~VH Holdings, Inc~~CDW Corporation.

“Immaterial Subsidiary” shall mean each of the Restricted Subsidiaries of the Borrower for which (a) (i) the assets of such Restricted Subsidiary constitute less than 2.5% of the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and (ii) the EBITDA of such Restricted Subsidiary accounts for less than 2.5% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis and (b) (i) the assets of all relevant Restricted Subsidiaries constitute 5.0% or less than the total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, and (ii) the EBITDA of all relevant Restricted Subsidiaries accounts for less than 5.0% of the EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis, in each case that has been designated as such by the Borrower in a written notice delivered to the Administrative Agent (or, on the Closing Date, listed on Schedule 1.01(d)) other than any such Restricted Subsidiary as to which the Borrower has revoked such designation by written notice to the Administrative Agent.

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.22(b).

“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(b).

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.22(a).

“Indebtedness” shall mean, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments;

(iii) evidenced by letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iv) Capitalized Lease Obligations;

(v) representing the balance deferred and unpaid of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed; or

(vi) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit, bankers’ acceptances and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (x) Contingent Obligations incurred in the ordinary course of business and (y) obligations under or in respect of Receivables Facilities. The amount of Indebtedness of any Person under clause (c) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Insolvency Proceedings” shall mean, with respect to any Person, any case or proceeding with respect to such Person under U. S. federal bankruptcy laws or any other state, federal or foreign bankruptcy, insolvency, reorganization, liquidation, receivership, or other similar law, or the appointment, whether at common law, in equity or otherwise, of any trustee, custodian, receiver, liquidator or the like for all or any material portion of the property of such Person.

“Intellectual Property Security Agreement” shall mean any of the following agreements executed on or after the Closing Date (a) a Trademark Security Agreement substantially in the form of Exhibit F-1, (b) a Patent Security Agreement substantially in the form of Exhibit F-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit F-3.

“Intercreditor Agreements” shall mean the Term/Revolving Intercreditor Agreement and the Term/Notes Intercreditor Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Term Loan, the last day of each March, June, September and December, commencing December 31, 2007 and (b) with respect to any Eurodollar Term Loan, the last day of the Interest Period applicable to such Term Loan and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six (or nine or twelve, if available to all of the Lenders) months (or such other periods acceptable to the Lenders) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Internally Generated Cash” shall mean any amount expended by the Borrower and its Restricted Subsidiaries and not representing (a) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Cash Proceeds of any Prepayment Asset Sale outside the ordinary course of business or Property Loss Event, (b) the proceeds of any issuance of any Disqualified Stock, Preferred Stock or long-term Indebtedness of the Borrower or any Restricted Subsidiary (other than Indebtedness under any revolving credit facility) or (c) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” shall mean:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings, the Borrower and its subsidiaries;

(c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans, guarantees, advances, issuances of letters of credit or similar financial accommodations or capital contributions (excluding accounts receivable, trade credit, management fees, advances to customers, commission, travel, entertainment, relocation, payroll and similar advances to directors, officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value but giving effect to any returns or distributions received by such Person with respect thereto. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.03:

(a) “Investments” shall include the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Borrower at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(i) the Borrower’s direct or indirect “Investment” in such subsidiary at the time of such redesignation; less

(ii) the portion (proportionate to the Borrower’s direct or indirect equity interest in such subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as reasonably determined in good faith by the Borrower.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.15(d).

“Junior Financing” shall mean any Subordinated Indebtedness which is Material Indebtedness.

“Junior Financing Documentation” shall mean any indenture and/or other agreement pertaining to Junior Financing and all documentation delivered pursuant thereto.

“Krasny Plan” shall mean the MPK Coworker Incentive Plan II, as in effect on the Closing Date.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.21(a)) and (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any other agreement to give a security interest in such asset; provided that in no event shall an operating lease or occupancy agreement be deemed to constitute a Lien.

“Limited Non-Guarantor Debt Exceptions” shall have the meaning assigned to such term in Section 6.01(g).

“Loan Documents” shall mean this Agreement, the Security Documents, and the Notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) on or prior to the Closing Date, a Target Material Adverse Effect and (b) after the Closing Date a material adverse effect (i) on the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) on any material rights and remedies of the Administrative Agent and the Lenders under any Loan Document, taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Term Loans), or Hedging Obligations, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $80,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Merger” shall mean the merger of Merger Sub with and into the Company, with the Company as the surviving entity of such merger, as contemplated by the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of May 29, 2007 among Holdings, Merger Sub and the Company.

“Merger Sub” shall have the meaning assigned to such term in the preamble.

“Minimum Threshold” means (a) in the case of ABR Term Loans, $2,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) in the case of Eurodollar Term Loans denominated in dollars, $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Morgan Stanley” shall have the meaning assigned to such term in the preamble.

“Mortgaged Properties” shall mean each parcel of fee owned real property located in the United States with a book value in excess of $5,000,000 and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.09 or Section 5.10 to secure the Secured Obligations.

“Mortgages” shall mean the mortgages, deeds of trust and other security documents granting a Lien on any fee owned real property of a Loan Party, together with its interest in such fee owned real property, to secure the Secured Obligations, each in a form reasonably satisfactory to the Collateral Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates has any obligation or liability (contingent or otherwise).

“Net Cash Proceeds” shall mean (a) with respect to any Disposition or Property Loss Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or noncash consideration initially received, net of any costs relating to the disposition thereof), net of (i) out-of-pocket expenses incurred (including reasonable and customary broker’s fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Borrower and its Restricted Subsidiaries in connection therewith), and the Borrower’s good faith estimate of Taxes paid or payable (including payments under any tax sharing agreement or arrangement of the type described in clause (b)(i) of the definition of Excess Cash Flow), in connection with such Disposition or such Property Loss Event (including, in the case of any such Disposition or Property Loss Event in respect of property of any Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and (y) other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold that (A) has priority over the Lien securing the Obligations and which is repaid (other than Indebtedness hereunder) or (B) is required to be repaid and is repaid pursuant to intercreditor arrangements entered into by the Administrative Agent or the Collateral Agent and (iv) in the case of any such Disposition or Property Loss Event by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof and (b) with respect to any incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes (including, in the case of such Indebtedness incurred by a Foreign Subsidiary, Taxes payable upon the repatriation of any such proceeds) and customary fees, commissions, costs and other expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.

“Non-Consenting Lenders” shall have the meaning assigned to such term in Section 2.21.

“Non-Extended Term Loans” shall mean the Term Loans that are not Extended Term Loans.

“Non-Extended Term Loan Maturity Date” shall mean October 10, 2014.

“Non-Extending Term Loan Lenders” shall mean each Term Loan Lender in its capacity as holder of any Non-Extended Term Loans.

“Nonpriority Hedging Obligations” shall mean all Hedging Obligations other than Priority Hedging Obligations.

“Note” has the meaning specified in Section 2.04(e).

“Obligations” shall mean the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document and whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid pursuant hereto or any other Loan Document and including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower.

“Opinion of Counsel” shall mean a written opinion from legal counsel who is reasonably acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the relevant Loan Party.

“Other Closing Date Representations” shall mean those representations and warranties made by the Company in the Merger Agreement that (a) are material to the interests of the Lenders and (b) a breach of any of which would permit Holdings and/or Merger Sub to terminate their respective obligations under the Merger Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes arising from the execution, delivery or enforcement of any Loan Document.

“Parent” shall mean a Person formed for the purpose of owning all of the Equity Interests, directly or indirectly, of Holdings.

“Participating Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Participation Portion” shall have the meaning assigned to such term in Section 2.22(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Event” shall mean (a) the whole or partial withdrawal of a Loan Party or any Restricted Subsidiary from a Foreign Plan during a Foreign Plan year, (b) the filing or a notice of interest to terminate in whole or in part a Foreign Plan or the treatment of a Foreign Plan amendment as a termination or partial termination, (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Foreign Plan, (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Foreign Plan, (e) the failure to satisfy any statutory funding requirement, (f) the adoption of any amendment to a Foreign Plan that would require the provision of security pursuant to applicable law or (g) any other extraordinary event or condition with respect to a Foreign Plan which, with respect to each of the foregoing clauses, could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan or Foreign Plan) that is subject to Title IV of ERISA and/or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has any obligation or liability (contingent or otherwise).

“Perfection Certificate” shall mean a perfection certificate executed by the Loan Parties in a form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Asset Swap” shall mean, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Borrower or any of its Restricted Subsidiaries and another Person.

“Permitted Investments” shall mean:

(a) any Investment in the Borrower or any of its Restricted Subsidiaries; provided that the fair market value of all Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties made pursuant to this clause (a) shall not exceed the sum of (i) $100,000,000 and (ii) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (a)) pursuant to Section 2.13(a) and which are not used for purposes of clause (l) below (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) any Investment by the Borrower or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(i) such Person becomes a Loan Party; or

(ii) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Loan Party, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Disposition made pursuant to Section 6.05;

(e) any Investment existing on the Closing Date or made pursuant to binding commitments in effect on the Closing Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Closing Date, in each case, if greater than $5,000,000 as listed on Schedule 1.01(e); provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Closing Date or (ii) as otherwise permitted under this Agreement;

(f) any Investment acquired by the Borrower or any of its Restricted Subsidiaries:

(i) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(ii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(g) Hedging Obligations permitted under Section 6.01(b)(ix);

(h) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Borrower or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the Restricted Payment Applicable Amount;

(i) Indebtedness permitted under Section 6.01;

(j) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 6.06 (except transactions described in clauses (c)(ix), (x) and (xiii) thereof);

(k) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at the time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed (i) on or before the first anniversary of the Closing Date, the sum of (A) the greater of $150,000,000 or 2.0% of Total Assets at the time of such Investment, plus (B) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (l)) pursuant to Section 2.13(b) and which are not used for purposes of clause (a) above, (ii) after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, the sum of (A) the greater of $150,000,000 or 2.0% of Total Assets at the time of such Investments, plus (B) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (l)) pursuant to Section 2.13(b) and which are not used for purposes of clause (a)

above, plus (C) without duplication of amounts included in subclause (ii)(B), 100% of the unutilized portion of the amount of Investments permitted by subclause (i) above and (iii) hereafter, (A) the greater of $100,000,000 or 2.0% of Total Assets at the time of such Investment, plus (B) the Net Cash Proceeds from any Disposition or Property Loss Event which are not required to be used prior to such time to prepay Term Loans or reinvested (other than in reliance on this clause (l) pursuant to Section 2.13(b) and which are not used for purposes of clause (a) above, plus (C) without duplication of amounts included in subclause (iii)(B), 100% of the unutilized portion of the amount of Investments permitted by subclause (ii) above, so long as, in the case of each clauses (i), (ii) and (iii) above, after giving pro forma effect to such Investment and any Indebtedness, Disqualified Stock or Preferred Stock assumed or incurred in connection therewith, the Total Net Leverage Ratio is less than the Total Net Leverage Ratio immediately prior to the making of such Investment; provided, however, the fair market value of Investments in Unrestricted Subsidiaries made pursuant to this clause (l) shall not exceed the greater of $50,000,000 or 1.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, further, if immediately after giving effect to any Investment that would otherwise be subject to this clause (l), the Borrower could incur $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a) on a pro forma basis taking into account such Investment and any Indebtedness, Disqualified Stock or Preferred Stock assumed or incurred in connection therewith, such additional Investments shall not be subject to any aggregate threshold;

(m) Investments relating to a Receivables Subsidiary that, in the reasonable, good faith determination of the Borrower, are necessary or advisable to effect any Receivables Facility;

(n) advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $15,000,000 outstanding at any one time, in the aggregate;

(o) loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent company thereof;

(p) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(q) additional Investments in joint ventures in an aggregate amount not in excess of $25,000,000 at any time outstanding;

(r) loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 6.06;

(s) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(t) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Borrower or any of its subsidiaries that were issued in connection with the financing of such assets, so long as the Borrower or any such subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;

(u) deposits made by the Borrower and Foreign Subsidiaries in Cash Pooling Arrangements; and

(v) extensions of trade credit in the ordinary course of business.

“Permitted Investors” shall mean (a) the Sponsor, (b) any Person who is an officer or otherwise a member of management of the Parent or any of its subsidiaries on or after the Closing Date, (c) any Related Entity of any of the foregoing Persons, (d) Silver Lake Partners III, L.P. and any of its Affiliates, (e) Ares Corporate Opportunities Fund III, L.P. and any of its Affiliates and (f) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (a), (b), (c) (subject, in the case of officers, to the foregoing limitation), (d) or (e) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Parent or any of its direct or indirect parent entities held by such “group”.

“Permitted Liens” shall mean, with respect to any Person:

(a) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(b) Liens imposed by law, such as landlords’, carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 45 days or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(d) Liens in favor of the issuer of stay, customs, appeal, performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(iv), (xiii), (xv), (xvii), (xxii) and (xxvi); provided, that (i) Liens securing Indebtedness permitted to be incurred pursuant to paragraph (b)(iv) and (xiii) are solely on the assets financed, purchased, constructed, improved, acquired or assets of the acquired entity, as the case may be, and such Liens attach concurrently with or, in the case of paragraph (b)(iv), within 270 days after the purchase, construction, improvement or acquisition of such assets and (ii) Liens securing Indebtedness permitted to be incurred pursuant to paragraph (b)(xv) shall be subject to the Term/Revolving Intercreditor Agreement;

(g) Liens existing on the Closing Date and described in all material respects on Schedule 6.02;

(h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(i) Liens on property at the time the Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries;

(j) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01(b)(vii);

(k) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

~~(l) [reserved];~~

(l) Liens securing Indebtedness permitted to be incurred pursuant to Section 6.01(b)(xxi); provided that such Liens shall be subject to the terms of the Intercreditor Agreements;

(m) leases, subleases, licenses or sublicenses or operating agreements (including licenses and sublicenses of intellectual property) granted to others by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries or which do not by their own terms secure any Indebtedness;

(n) Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(o) Liens in favor of the Borrower or any Restricted Guarantor;

(p) Liens on inventory or equipment of the Borrower or any of its Restricted Subsidiaries granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s clients or customers at which such inventory or equipment is located;

(q) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(r) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.01 and secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), ~~and~~ (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h) and (i) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (iii) such new Lien shall be subject to the Term/Revolving Intercreditor Agreement to the same extent as the original Lien was subject thereto;

(s) pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under Section 6.01(b)(xxiv);

(t) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(v) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(w) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.01; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(y) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(z) Liens securing the Obligations and the Secured Obligations;

(aa) Liens on cash deposits of the Borrower and Foreign Subsidiaries subject to a Cash Pooling Arrangement or otherwise over bank accounts of the Borrower and Foreign Subsidiaries maintained as part of the Cash Pooling Arrangement, in each case securing liabilities for overdrafts of the Borrower and Foreign Subsidiaries participating in such Cash Pooling Arrangements;

(bb) any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any Restricted Subsidiary to comply with Section 5.09;

(cc) Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;

(dd) Liens consisting of contractual restrictions of the type described in the definition of Restricted Cash; and

(ee) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50,000,000 at any one time outstanding;

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Platform” shall have the meaning assigned to such term in Section 5.04

“Preferred Stock” shall mean any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Prepayment Asset Sale” shall mean any Disposition, to the extent that (a) the aggregate Net Cash Proceeds of all such Dispositions, together with all Property Loss Events, without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $25,000,000 and (b) the aggregate Net Cash Proceeds of all such Dispositions, together with all Property Loss Events, without giving effect to the dollar thresholds in the definition thereof, during any five fiscal year period exceed $50,000,000; provided, however, that the term “Prepayment Asset Sale” shall not include any transaction permitted (or not expressly prohibited) by Section 6.05 (other than transactions consummated in reliance on Section 6.05(o), (p) and (q)).

“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c).

“Prime Rate” shall mean the rate of interest per annum from time to time set forth on the British Banking Association Telerate Page 5.

“Principal Payment Date” shall mean the last Business Day of each March, June, September and December, commencing December 31, 2010.

“Priority Hedging Obligations” means bona fide non-speculative Hedging Obligations (i) incurred before or within 90 days following the Closing Date for the purpose of fixing the rate of interest with respect to Indebtedness incurred under this Agreement in connection with the Transactions or (ii) incurred for the purpose of renewing or extending such fixed interest rates for a period not to exceed, on a weighted average basis, the weighted average life to maturity of the underlying Indebtedness.

“Property Loss Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property; provided, however, for purposes of determining whether a prepayment under Section 2.13(a) would be required, a Property Loss Event shall be deemed to have occurred only to the extent that the aggregate Net Cash Proceeds (a) of all such events, together with all Dispositions that constitute Prepayment Asset Sales without giving effect to the dollar thresholds in the definition thereof, during any fiscal year exceed $25,000,000 and (b) of all such events, together with all Dispositions that constitute Prepayment Asset Sales without giving effect to the dollar thresholds in the definition thereof, during any five-fiscal year period exceed $50,000,000.

“Public Lender” shall have the meaning assigned to such term in Section 5.04.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Proceeds” shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Borrower reasonably and in good faith.

“Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Rating Agencies” shall mean Moody’s and S&P.

“Receivables Facility” shall mean any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells its accounts receivable to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” shall mean any subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Refinancing Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(xii).

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.03(b)(ii).

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board and all official rulings and interpretations thereunder or thereof.

“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Entity” shall mean (a) with respect to Madison Dearborn Partners, LLC and Providence Equity Partners, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC or Providence Equity Partners, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Borrower or its subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans or similar extensions of credit, any other fund that invests in bank loans or similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Remaining Incremental Term Loans” shall have the meaning assigned to such term Section 2.22(a).

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Term Loan Commitments representing more than 50% of the sum of all Term Loans and Term Loan Commitments at such time; provided that any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” of any Person shall mean any Financial Officer or any executive vice president, senior vice president, vice president, secretary or assistant secretary of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Person.

“Restricted Cash” shall mean cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries that are contractually restricted from being distributed to the Borrower or that are classified as “restricted cash” on the consolidated balance sheet of the Borrower prepared in accordance with GAAP.

“Restricted Guarantor” shall mean a Guarantor that is a Restricted Subsidiary.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payment” shall mean:

(a) the declaration or payment of any dividend or the making of any payment or distribution on account of the Borrower’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(i) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or

(ii) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger or consolidation;

(c) the making of any principal payment on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Specified Senior Indebtedness or any Subordinated Indebtedness other than: (i) Indebtedness permitted under Section 6.01(b)(vii); or

(ii) the purchase, repurchase or other acquisition of any Specified Senior Indebtedness or Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation,

principal installment or final maturity, in each case due within one year (or, in the case of the Specified Senior Indebtedness, 9 months) of the date of purchase, repurchase or acquisition; or

(d) the making of any Restricted Investment.

“Restricted Payment Applicable Amount” shall mean, at any time (the “Reference Time”), an amount equal to the sum (without duplication) of:

(a) [Intentionally Reserved];

(b) an amount determined on a cumulative basis equal to 50% of Excess Cash Flow (or, for each such year Excess Cash Flow is a negative number, 100% of such Excess Cash Flow) for each fiscal year of the Borrower ended on or after December 31, 2008 and prior to the Reference Time; provided that, both before and immediately after giving effect to any Restricted Payment made with such amount, the Senior Secured Leverage Ratio would be less than or equal to 5.75: 1.00; plus

(c) 100% of the aggregate net cash proceeds received by the Borrower or a Restricted Subsidiary (without the issuance of additional Equity Interests in such Restricted Subsidiary) since immediately after the Closing Date (other than (i) to the extent used to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03(b), (ii) Specified Equity Contributions and (iii) net cash proceeds to the extent such net cash proceeds have been used pursuant to Section 6.01(b)(xi)(A)) from the issue or sale of:

(i) (A) Equity Interests of the Borrower, including Treasury Capital Stock, but excluding cash proceeds received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Borrower, Restricted Subsidiaries and any direct or indirect parent company of the Borrower, after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv); and

(y) Designated Preferred Stock;

(B) to the extent such net cash proceeds are actually contributed to the capital of the Borrower or any Restricted Subsidiary (without the issuance of additional Equity Interests of such Restricted Subsidiary), Equity Interests of the Borrower’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 6.03(b)(iv)); or

(ii) debt of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Borrower or a direct or indirect parent company of the Borrower; or

(iii) Disqualified Stock of the Borrower or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Borrower;

provided, however, that this paragraph (c) shall not include the proceeds from (w) Refunding Capital Stock, (x) Equity Interests or convertible debt securities sold to the Borrower or a Restricted Subsidiary, as the case may be, (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (z) Excluded Contributions; plus

(d) 100% of the aggregate amount of cash contributed to the capital of the Borrower following the Closing Date (other than (i) net cash proceeds to the extent utilized pursuant to Section 6.01(b)(xi)(A), (ii) to the extent applied to fund the Transactions or other Permitted Investments or Restricted Payments pursuant to Section 6.03(b), (iii) by a Restricted Subsidiary, (iv) Specified Equity Contributions and (v) any Excluded Contributions); plus

(e) 100% of the aggregate amount received in cash by the Borrower or a Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower) of, or interest, returns, profits, distribution, income or similar amounts in respect of, Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or its Restricted Subsidiaries, in each case after the Closing Date; or

(ii) the sale or other disposition (other than to the Borrower, a Restricted Subsidiary or any direct or indirect parent company of the Borrower) of the stock of an Unrestricted Subsidiary (other than to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after the Closing Date; plus

(f) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as reasonably determined by the Borrower in good faith or if such fair market value may exceed $35,000,000, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent such Investment constituted a Permitted Investment.

“Restricted Subsidiary” shall mean, at any time, each direct and indirect subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Agreement” shall mean the Revolving Loan Credit Agreement dated as of October 12, 2007 among MergerSub, the Company, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Brothers Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, Morgan Stanley Senior Funding, Inc. and Deutsche Bank Securities Inc., as co-syndication agent and joint bookrunner, and Lehman Brothers Inc., as co-syndication agent.

“Revolving Credit Documents” shall mean the “Loan Documents” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Facility” shall mean the asset backed revolving credit facility made available to the Borrower pursuant to the Revolving Credit Agreement.

“Revolving Credit Facility Collateral” shall mean the “Collateral” as defined in the Revolving Credit Agreement as in effect on the date hereof.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Lease-Back Transaction” shall mean any arrangement providing for the leasing by the Borrower or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC “ shall mean the U.S. Securities and Exchange Commission.

“Section 5.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Sections 5.04(a) and (b).

“Secured Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries secured by a Lien.

“Secured Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Secured Parties” shall mean the “Secured Parties” as defined in the Guarantee and Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” shall mean the Mortgages, Guarantee and Collateral Agreement, the Intellectual Property Security Agreements ~~and~~, the Perfection Certificate and the Intercreditor Agreements and any other intercreditor agreement entered into by the Administrative Agent or the Collateral Agent with the approval or at the direction of the Required Lenders and each of the other instruments and documents executed and delivered with respect to the Collateral pursuant to Section ~~5.09,~~5.09 or ~~5.10.~~5.10 or otherwise.

“Senior Bridge Loan Agreement” shall mean the senior unsecured increasing rate term loan agreement entered into as of the Closing Date by and among the Borrower; Holdings; the Subsidiary Guarantors party thereto; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders from time to time party thereto, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals or restatements thereof.

“Senior Bridge Loans” shall mean up to $1,190,000,000 aggregate principal amount of senior unsecured increasing rate term loans made available to the Borrower under the Senior Bridge Loan Agreement.

“Senior Notes” shall mean up to $1,190,000,000 aggregate principal amount of (i) the Senior Exchange Notes due 2015 of the Borrower issued in exchange for Senior Bridge Loans and/or (ii) the Senior Notes due 2015 of the Borrower.

“Senior Secured Leverage Ratio” shall mean, as of any date, the ratio of (i) (A)Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date that is not contractually subordinated in right of payment to other Indebtedness and that is secured by a Lien on property of the Borrower or any of its Restricted Subsidiaries, including all Capital Lease Obligations, at such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.

“Senior Secured Notes” shall have the meaning assigned to such term in Section 6.01(b)(xxi).

“Senior Subordinated Bridge Loan Agreement” shall mean the senior subordinated unsecured increasing rate term loan agreement entered into as of the Closing Date by and among the Borrower; Holdings; the Subsidiary Guarantors party thereto; JPMorgan Chase Bank, N.A., as administrative agent; and the lenders from time to time party thereto, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals or restatements thereof.

“Senior Subordinated Bridge Loans” shall mean up to $750,000,000 aggregate principal amount of senior subordinated unsecured increasing rate term loans made available to the Borrower under the Senior Subordinated Bridge Loan Agreement.

“Senior Subordinated Notes” shall mean up to $750,000,000 aggregate principal amount of (i) the Senior Subordinated Exchange Notes due 2017 of the Borrower issued in exchange for Senior Subordinated Bridge Loans and/or (ii) the Senior Subordinated Notes due 2017 of the Borrower.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or directly related or similar to, or complementary to any line of business engaged in by the Company and its subsidiaries on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Solvent” shall mean, with respect to any Person, (a) on a going concern basis the consolidated fair value of the assets of such Person and its subsidiaries, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the consolidated present fair saleable value of the property of such Person and its subsidiaries will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its subsidiaries will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Default” shall have the meaning assigned to such term in Section 2.13(a).

“Specified Equity Contribution” shall have the meaning assigned to such term in the definition of “EBITDA”.

“Specified Senior Indebtedness” shall mean up to $1,190,000,000 aggregate principal amount of the Senior Notes and/or the Senior Bridge Loans.

“Specified Senior Indebtedness Documentation” shall mean any credit agreement, indenture and/or other agreement governing the Specified Senior Indebtedness and all documentation delivered pursuant thereto.

“Specified Senior Subordinated Indebtedness” shall mean up to $750,000,000 aggregate principal amount of the Senior Subordinated Notes and/or the Senior Subordinated Bridge Loans.

“Specified Senior Subordinated Indebtedness Documentation” shall mean any credit agreement, indenture and/or other agreement governing the Specified Senior Subordinated Indebtedness and all documentation delivered pursuant thereto.

“Sponsor” shall mean Madison Dearborn Partners, LLC and Providence Equity Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Sponsor Management Agreement” shall mean collectively (a) the management agreement between certain management companies associated with the Sponsor and the Borrower and any direct or indirect parent company, and (b) the MDP Unit Purchase Agreement, in each case, as in effect on the Closing Date.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) applicable on the interest rate determination date (expressed as a decimal) established by the Board and applicable to any member of bank of the Federal Reserve System in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board).

“Subordinated Indebtedness” shall mean any Indebtedness of the Borrower and the Guarantors which is by its terms subordinated in right of payment to the Obligations of the Borrower or such Guarantor, as applicable.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held by the parent, one or more subsidiaries of the parent or a combination thereof. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each subsidiary listed on Schedule 1.01(a), and each other subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.09 or otherwise, excluding (a) any Excluded Subsidiary and (b) any Foreign Subsidiary.

“Successor Company” shall have the meaning assigned to such term in Section 6.04(a)(i).

“Successor Person” shall have the meaning assigned to such term in Section 6.04(c)(i).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such Mortgaged Property or any material easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) within a reasonable period after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 5.10 or (b) otherwise reasonably acceptable to the Collateral Agent.

“Target Material Adverse Effect” shall mean, when used in connection with the Company or Holdings, as the case may be, any change, effect or circumstance, either individually or in the aggregate, that is materially adverse to the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or Holdings and its subsidiaries taken as a whole, as the case may be; provided, however, that to the extent any change, effect or circumstance is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a “Material Adverse Effect” with respect to the Company or Holdings, as the case may be: (i) the entry into or the announcement of the execution of the Merger Agreement (including losses or threatened losses of the relationships of the Company or any of its subsidiaries with customers, vendors or suppliers or the loss or departure of officers or other coworkers of the Company or any of its subsidiaries), actions contemplated by the Merger Agreement or the performance of obligations under the Merger Agreement, including the termination of the Company Financing Agreements (as defined in the Merger Agreement) as provided under Section 8.3(c) of the Merger Agreement, (ii) the identity of Holdings or any of its Affiliates as the acquiror of the Company, (iii) changes affecting the United States economy or financial or securities markets as a whole or changes that are the result of factors generally affecting the industries in which the Company and its subsidiaries conduct their business, to the extent such changes do not materially disproportionately impact the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and its subsidiaries conduct their business, (iv) the failure, in and of itself (as opposed to the facts underlying such failure), to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period ending on or after the date hereof, (v) any change, in and of itself (as opposed to the facts underlying such change), in the market price or trading volume of the equity securities of the Company on or after the date hereof, (vi) the suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (vii) any change in any applicable law, rule or regulation of GAAP or interpretation thereof after the date hereof, (viii) the availability or cost of financing to Holdings or Merger Sub, (ix) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting the United States of America or any part thereof and (x) any litigation arising from or relating to allegations of a breach of fiduciary duty relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

“Term ~~Loan~~Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01 and, if applicable, any Incremental Term Loans.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment or Term Loans, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Term Loan Facility” shall mean the term loan facility contemplated by Section 2.01.

“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Maturity Date” shall mean ~~October 10, 2014.~~(i) with respect to the Non-Extended Term Loans, the Non-Extended Term Loan Maturity Date, and (ii) with respect to the Extended Term Loans, the Extended Term Loan Maturity Date.

“Term/Revolving Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Closing Date and amended as of the Amendment No. 2 Closing Date between the administrative agent under the Revolving Credit Agreement, as initial ABL Agent (as defined therein), and the Administrative Agent, as initial Term Loan Agent (as defined therein).

“Term/Notes Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Amendment No. 2 Closing Date among Morgan Stanley & Co. Incorporated, as Collateral Agent and as authorized representative for the Loan Agreement Secured Parties, the initial trustee for the Senior Secured Notes, as authorized representative for the Initial Additional First Lien Secured Parties and each additional authorized representative for the Additional First Lien Secured Parties.

“Termination Date” shall mean the date upon which all Term Loan Commitments have terminated and the Term Loans, together with all interest, the Administration Fee and other non-contingent Obligations, have been paid in full in cash.

“Title Company” shall mean any title insurance company as shall be retained by the Borrower and reasonably acceptable to the Administrative Agent.

“Total Assets” shall mean total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Borrower and its Restricted Subsidiaries as may be expressly stated.

“Total Interest Coverage Ratio” shall mean, as of any date, the ratio of (i) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent to (ii) Consolidated Interest Expense (calculated without giving effect to clauses (v) and (vi) of paragraph (a) of the definition of Consolidated Interest Expense) of the Borrower and its Restricted Subsidiaries for such period.

“Total Net Leverage Ratio” shall mean, as of any date, the ratio of (i) (A) Consolidated Indebtedness of the Borrower and its Restricted Subsidiaries on such date minus (B) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Borrower and its Restricted Subsidiaries and held by the Borrower and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (ii) EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which Section 5.04 Financials have been delivered to the Administrative Agent.

“Transaction Expenses” shall mean any fees, costs or expenses incurred or paid by the Sponsor, the Borrower (or any direct or indirect parent of the Borrower) or any of its subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions), the Sponsor Management Agreement, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, (a) the Merger, (b) the Equity Investment, (c) the funding of the Specified Senior Indebtedness, (d) the funding of the Specified Senior Subordinated Indebtedness, (e) the funding of the Term Loans and the other transactions contemplated by this Agreement and the other Loan Documents, (f) the consummation of the refinancing of the Existing Debt as contemplated by Sections 4.02(l), (g) the execution and delivery of the Revolving Credit Agreement and the borrowings of loans and the issuance of letters of credit thereunder, and (h) the payment of Transaction Expenses.

“Treasury Capital Stock” shall have the meaning set forth in Section 6.03(b)(ii).

“Type”, when used in respect of any Term Loan or Borrowing, shall refer to the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

“Unrestricted Subsidiary” shall mean:

(a) any subsidiary of the Borrower which at the time of determination is an Unrestricted Subsidiary (as designated by the Borrower, as provided in Section 5.11); and

(b) any subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Waiver Statement” means the Waiver Statement delivered by any Lender waiving all of such Lender’s pro rata share of any mandatory prepayment of Term Loans which is to be made pursuant to Section 2.13(d).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(b) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person, 100% of the Equity Interests of which (other than directors’ qualifying shares) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally.

The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, the Total Net Leverage Ratio ~~and~~, Senior Secured Leverage Ratio and Total Interest Coverage Ratio (and the financial definitions used therein) shall be construed in accordance with GAAP, as in effect on the Closing Date; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Total Net Leverage Ratio ~~or~~, Senior Secured Leverage Ratio or Total Interest Coverage Ratio or any financial definition used therein to implement the effect of any change in GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Total Net Leverage Ratio ~~or~~, Senior Secured Leverage Ratio or Total Interest Coverage Ratio or any financial definition used therein for such purpose), then the Borrower and the Administrative Agent shall negotiate in good faith to amend the Total Net Leverage Ratio ~~or~~, Senior Secured Leverage Ratio or Total Interest Coverage Ratio or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in GAAP; provided that all determinations made pursuant to the Total Net Leverage Ratio ~~or~~, Senior Secured Leverage Ratio or Total Interest Coverage Ratio or any financial definition used therein shall be determined on the basis of GAAP as applied and in effect immediately before the relevant change in GAAP or the application thereof became effective, until the Total Net Leverage Ratio ~~or~~, Senior Secured Leverage Ratio or Total Interest Coverage Ratio or such financial definition is amended; provided, further, that, if at any time after the Closing Date, any obligations of the Borrower or any of the Restricted Subsidiaries that would not have constituted Indebtedness as of the Closing Date are recharacterized as Indebtedness in accordance with any relevant changes in GAAP, such recharacterized obligations shall not be considered Indebtedness for all purposes hereunder. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time. The words “date hereof” and “date of this Agreement” and words of similar impact mean October 12, 2007.

SECTION 1.03. Classification of Term Loans and Borrowings.

For purposes of this Agreement, Term Loans may be classified and referred to by Type (e.g., a “Eurodollar Term Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.04. Rounding.

The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

SECTION 1.05. References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Loan Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Loan Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

SECTION 1.06. Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment or Performance.

When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that with respect to any payment of interest on or principal of Eurodollar Term Loans, if such extension would cause any such payment to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

SECTION 1.08. Pro Forma Calculations.

For purposes of determining whether any action is otherwise permitted to be taken hereunder, the Total Net Leverage Ratio ~~and~~, Senior Secured Leverage Ratio and Total Interest Coverage Ratio shall be calculated as follows:

(a) In the event that the Borrower or any Restricted Subsidiary (i) incurs, redeems, retires or extinguishes any Indebtedness or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which such ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then such ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

(b) For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, and other operational changes that the Borrower or any of its Restricted Subsidiaries has made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with such Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then such ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

(c) For purposes of this Section 1.08, whenever pro forma effect is to be given to any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Borrower as set forth in an Officer’s Certificate, to reflect (i) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (ii) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in footnote (5) to the “Summary Historical and Pro Forma Financial Data” under “Offering Circular Summary” in the offering circular for the Borrower’s Senior Exchange Notes due 2015 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period; provided that such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and otherwise comply with the limitations set forth in the definition of “EBITDA”.

(d) Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

ARTICLE II

The Term Loans

SECTION 2.01. Term Loan Commitments.

Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Term Loans.

(a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their applicable Term Loan Commitments; provided, however, that the failure of any Lender to make any Term Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Term Loan required to be made by such other Lender). The Term Loans comprising any Borrowing shall be in an aggregate principal amount that is not less than the Minimum Threshold.

(b) Subject to Sections 2.02(e), 2.08 and 2.15, all Term Loans shall be made as ABR Term Loans or Eurodollar Term Loans. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than fifteen Eurodollar Borrowings outstanding hereunder at any time.

(c) Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m. and the Administrative Agent shall promptly wire transfer the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such

Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to the Term Loans comprising such Borrowing at the time and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate plus the Applicable Percentage for ABR Term Loans. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Term Loan as part of such Borrowing for purposes of this Agreement and (x) the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and (y) if the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount.

(e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after ~~the~~(i) with respect to the Non-Extended Term Loans, the Non-Extended Term Loan Maturity Date, and (ii) with respect to the Extended Term Loans, the Extended Term Loan Maturity Date.

SECTION 2.03. Borrowing Procedure.

In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:30 p.m. three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:30 p.m. one Business Day before a proposed Borrowing. Each such telephonic request shall be irrevocable, shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period or Interest Periods with respect thereto; provided, however, that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04. Evidence of Debt; Repayment of Term Loans.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the principal amount of each Term Loan of such Lender as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Term Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that the Term Loan made by it hereunder be evidenced by a promissory note in substantially the form of Exhibit G with appropriate insertions and deletions (each, a “Note”). In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its permitted registered assigns. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

SECTION 2.05. Administration Fee.

The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees in the amounts and at the times as separately agreed by the Borrower and the Administrative Agent (the “Administration Fee”).

SECTION 2.06. Interest on Term Loans.

(a) Subject to the provisions of Section 2.07, the Term Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b) Subject to the provisions of Section 2.07, Term Loans comprising a Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c) Interest, including interest payable pursuant to Section 2.07, shall be computed on the basis of the actual number of days elapsed over a year of 360 days (other than computations of interest for ABR Term Loans, which shall be made by the Administrative Agent on the basis of the actual number of days elapsed over a year of 365 or 366 day, as applicable) and shall be calculated from and including the date of the relevant Borrowing to, but excluding, the date of repayment thereof. Interest on each Term Loan shall be payable on the Interest Payment Dates applicable to such Term Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07. Default Interest.

If an Event of Default under Section 7.01(b) or (c) shall have occurred and shall be continuing, by acceleration or otherwise, then, upon the request of the Required Lenders until the related defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal of a Term Loan, at the rate otherwise applicable to such Term Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum equal to the rate that would be applicable to ~~an ABR~~(i) in the case of such overdue amounts owing to Lenders holding Extended Term Loans, an ABR Term Loan that is an Extended Term Loan plus 2.00% per annum, and (ii) in all other cases, an ABR Term Loan that is a Non-Extended Term Loan plus 2.00% per annum.

SECTION 2.08. Alternate Rate of Interest.

(i) In the event, and on each occasion, that (i) the Administrative Agent shall have reasonably determined that deposits in the principal amounts and denominations of the Term Loans comprising any Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered in the London interbank market will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Term Loan during the applicable Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or (ii) the Required Lenders notify the Administrative Agent that the Adjusted LIBO Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Term Loans for such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which the Administrative Agent agrees to give promptly after such circumstances no longer exist), each affected Eurodollar Term Loan shall automatically, on the last day of the current Interest Period for such Term Loan, convert into an ABR Term Loan and the obligations of the Lenders to make Eurodollar Term Loans denominated in dollars or to convert ABR Term Loans into Eurodollar Term Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09. Termination of Term Loan Commitments.

The Term Loan Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date.

SECTION 2.10. Conversion and Continuation of Borrowings.

The Borrower shall have the right at any time upon prior written or fax notice to the Administrative Agent (i) not later than 12:30 p.m., one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing and (ii) not later than 12:30 p.m., three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, subject in each case to the following:

(w) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Term Loans comprising the converted or continued Borrowing;

(x) if less than all of the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(y) each conversion shall be effected by each Lender and the Administrative Agent recording, for the account of such Lender, the Type of such Term Loan resulting from such conversion and reducing the Term Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Term Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion; and

(z) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16.

Each notice pursuant to this Section 2.10 shall be irrevocable (subject to Sections 2.08 and 2.15) and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business

Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11. Repayment of Borrowings.

(a) The Borrower shall repay to the Administrative Agent for the ratable account of the Non-Extending Term Loan Lenders the principal amount of the Non-Extended Term Loans on the dates and in the amounts set forth below; provided that the remaining scheduled installments due in respect of principal of the Non-Extended Term Loans after the Amendment No. 2 Closing Date shall be reduced pro rata by the initial aggregate outstanding principal amount of Extended Term Loans on the Amendment No. 2 Closing Date:

Date	Amount
09/30/09	$5,500,000
12/31/09	$5,500,000
03/31/10	$5,500,000
06/30/10	$5,500,000
09/30/10	$5,500,000
12/31/10	$5,500,000
03/31/11	$5,500,000
06/30/11	$5,500,000
09/30/11	$5,500,000
12/30/11	$5,500,000
03/30/12	$5,500,000
06/29/12	$5,500,000
09/28/12	$5,500,000
12/31/12	$5,500,000
03/28/13	$5,500,000
06/28/13	$5,500,000
9/30/13	$5,500,000
12/31/13	$5,500,000
03/31/14	$5,500,000
06/30/14	$5,500,000
Non-Extended Term Loan Maturity Date	2,090,000,000

(b) The Borrower shall repay to the Administrative Agent for the ratable account of the Extending Term Loan Lenders 0.25% of the original outstanding principal amount of the Extended Term Loans on the Amendment No. 2 Closing Date on each Principal Payment Date occurring prior to the Extended Term Loan Maturity Date:

(c) ~~(b)~~ To the extent not previously paid, the Borrower shall repay to the Administrative Agent (i) for the ratable benefit of the Non-Extending Term Loan Lenders the outstanding principal amount of the Non-Extended Term Loans on the ~~Term Loan Maturity Date~~ Non-Extended Term Loan Maturity Date and (ii) for the ratable benefit of the Extending Term Loan Lenders the outstanding principal amount of the Extended Term Loans on the Extended

Term Loan Maturity Date, in each case, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(d) ~~(c)~~ All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12. Optional Prepayment.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice by the Borrower in the case of Eurodollar Term Loans, or written or fax notice by the Borrower at least one Business Day prior to the date of prepayment in the case of ABR Term Loans, to the Administrative Agent before 12:30 p.m.; provided, however, that each partial prepayment shall be in an aggregate amount of not less than the Minimum Threshold.

(b) Optional prepayments of the Term Loans shall be applied against the remaining scheduled installments of principal due in respect of ~~the~~such Term Loans under Section 2.11~~(a)~~ in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity. Optional prepayments of Term Loans and any Incremental Term Loans shall be applied ratably among the outstanding Non-Extended Term Loans, Extended Term Loans and Incremental Term Loans.

(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein.

SECTION 2.13. Mandatory Prepayments.

(a) Not later than the tenth Business Day following the receipt by the Borrower or any of its Restricted Subsidiaries of Net Cash Proceeds in respect of any Prepayment Asset Sale or Property Loss Event, the Borrower shall apply an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries with respect thereto, (subject to the restrictions set forth herein) to prepay outstanding Term Loans in accordance with Section 2.13(~~d~~f); provided, however, that, the foregoing percentage shall be reduced to (i) 50% if the Total Net Leverage Ratio is less than or equal to 6.00 to 1.00 but greater than 5.00 to 1.00 and (ii) 0% if the Total Net Leverage Ratio is less than or equal to 5.00 to 1.00, in each case, determined by reference to the most recently delivered Pricing Certificate at the time of receipt of such Net Cash Proceeds; and provided, further, that if (A) prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intent to reinvest such Net Cash Proceeds in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries (including any Related Business Assets) and (B) no Event of Default shall have occurred and be continuing at the time of such proposed reinvestment, and no Event of Default under clause (b), (c), (g) or (h) of Section 7.01 (each, a “Specified Default”) shall have occurred and shall be continuing at the time of proposed reinvestment (unless, in the case of such Specified Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), then the Borrower shall not be required to prepay Term Loans hereunder in respect of such Net Cash Proceeds to the extent that such Net Cash Proceeds are so reinvested within 365 days after the date of receipt of such Net Cash Proceeds (or, within such 365 day period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Cash Proceeds, and such Net Cash Proceeds are so reinvested within 180 days after such binding commitment is so entered into); provided, however, that (I) if any Net Cash Proceeds are not reinvested or applied as a repayment on or prior to the last day of the applicable application period, such Net Cash Proceeds shall be applied within five Business Days to the prepayment of the Term Loans as set forth above (without regard to the immediately preceding proviso) and (II) if, as a result of any Prepayment Asset Sale or Property Loss Event, the Borrower would be required to prepay or make an “offer to purchase” the Specified Senior Indebtedness pursuant to the terms of the Specified Senior Indebtedness Documentation or any other Material Indebtedness, in any such case prior to the expiry of the foregoing reinvestment or repayment periods, the Borrower shall apply the relevant percentage of such Net Cash Proceeds as required above by this paragraph (a) to prepay Term Loans in accordance with Section 2.13(~~d~~f) on the day immediately preceding the date of such required “offer to purchase” (without regard to the immediately preceding proviso).

(b) No later than the tenth Business Day following the delivery of the Section 5.04 Financials under Section 5.04(a) (commencing with the fiscal year ended December 31, 2008), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(~~d~~f) in an aggregate principal amount equal to the excess, if any, of (i) the applicable ECF Percentage of Excess Cash Flow for the fiscal year then ended over (ii) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.12 and “Revolving Loans” (to the extent accompanied by a permanent reduction of the “Revolving Credit Commitments” each as defined under the Revolving Credit Agreement) during such fiscal year or on or prior to the date such payment is required to be made (without duplication), in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness).

(c) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness (other than any cash proceeds from the issuance or incurrence of Indebtedness permitted pursuant to Section 6.01), the Borrower shall no later than the third Business Day following the receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(~~d~~f).

(d) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance of Senior Secured Notes on the Amendment No. 2 Closing Date, the Borrower shall immediately apply an amount equal to 100% of such Net Cash Proceeds to prepay the outstanding Term Loans in accordance with Section 2.13(f).

(e) In the event that the Borrower or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from the issuance of Senior Secured Notes after the Amendment No. 2 Closing Date, the Borrower shall immediately apply an amount equal to 100% of such Net Cash Proceeds to prepay the outstanding Term Loans in accordance with Section 2.13(f).

(f) ~~(d)~~ Prior to the repayment in full of all Term Loans and all Obligations (other than contingent obligations) relating thereto, (i) all prepayments required by this Section 2.13 (other than any repayment required under Section 2.13(e)) shall be applied to the repayment of the Term Loans until paid in full (~~based on the principal amounts of such Term Loans on the date of prepayment~~ratably with respect to Non-Extended Term Loans and Extended Term Loans and applied against the remaining scheduled installments of principal due in respect of ~~the~~such Term Loans in the direct order of maturity) and (ii) all prepayments required by Section 2.13(e) shall be applied first to the repayment of the Non-Extended Term Loans until paid in full (and applied against the remaining scheduled installments of principal due in respect of the Non-Extended Term Loans in the direct order of maturity) and second to the repayment of the Extended Term Loans until paid in full (and applied against the remaining scheduled installments of principal due in respect of the Extended Term Loans in the direct order of maturity); provided that, in each case, to the extent an Event of Default then exists, such prepayment shall instead be applied in accordance with Section 2.17(b).

(g) ~~(e)~~ Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement including in Section 9.08, the Borrower shall have the option in its sole discretion to give the Lenders the option to waive their pro rata share of a mandatory prepayment of Term Loans which is to be made pursuant to Section 2.13(a), (b) or (c) (each such repayment a “Waivable Mandatory Prepayment”) upon the terms and provisions set forth in this Section 2.13(~~e~~g). If the Borrower elects to exercise the option referred to in the immediately preceding sentence the Borrower shall give to the Administrative Agent written notice of its intention to give the Lenders the right to waive a Waivable Mandatory Prepayment including in such notice the aggregate amount of such proposed prepayment not later than 12:30 p.m. five Business Days prior to the date of the proposed prepayment which notice the Administrative Agent shall promptly forward to all Lenders indicating in such notice the amount of such prepayment to be applied to each such Lender’s outstanding Term Loans. The Borrower’s offer to permit the Lenders to waive any such Waivable Mandatory Prepayment may apply to all or part of such prepayment, provided that any offer to waive part of such prepayment must be made ratably to the Term Loan Lenders (based on the principal amount of the Term

Loans on the date of prepayment). In the event that any such Lender desires to waive its pro rata share of such Lender’s right to receive any such Waivable Mandatory Prepayment in whole or in part such Lender shall so advise the Administrative Agent no later than 4:00 p.m. on the date which is two Business Days after the date of such notice from the Administrative Agent and the Administrative Agent shall promptly thereafter notify the Borrower thereof which notice shall also include the amount such Lender desires to receive in respect of such prepayment. If any Lender does not reply to the Administrative Agent within such two Business Day period such Lender will be deemed not to have waived any part of such prepayment. If any Lender does not specify an amount it wishes to receive such Lender will be deemed to have accepted 100% of its share of such prepayment. In the event that any such Lender waives all or part of its share of any such Waivable Mandatory Prepayment the Borrower shall retain 100% of the amount so waived by such Lender. Notwithstanding anything to the contrary contained above if one or more Lenders waives its right to receive all or any part of any Waivable Mandatory Prepayment but less than all the Lenders waive in full their right to receive 100% of the total Waivable Mandatory Prepayment otherwise required with respect to the Term Loans, then the amount actually applied to the repayment of Term Loans of Lenders which have waived all or any part of their right to receive 100% of such prepayment shall be applied to each then outstanding Borrowing of Term Loans on a pro rata basis so that each Lender with outstanding Term Loans shall after giving effect to the application of the respective repayment maintain the same percentage as determined for such Lender but not the same percentage that the other Term Loan Lenders hold and not the same percentage held by such Lender prior to prepayment of each Borrowing of Term Loans which remains outstanding after giving effect to such application. Notwithstanding anything to the contrary Lenders shall not have the right to waive mandatory prepayments under this Section 2.13 except as set forth in this Section 2.13(~~e~~g) and in Section 2.13(h).

(h) Notwithstanding anything to the contrary contained in this Section 2.13 or elsewhere in this Agreement including in Section 9.08, each Lender shall have the option in its sole discretion to waive all but not less than all of its pro rata share of any mandatory prepayment of Term Loans which is to be made pursuant to Section 2.13(d) (such prepayment, the “Waivable Note Prepayment”) upon the terms and provisions set forth in this Section 2.13(h). In the event that any Lender desires to waive its pro rata share of the Waivable Note Prepayment (any such Lender, a “Declining Lender”) in whole such Declining Lender shall so indicate in its Amendment No. 2 Lender Addendum or Waiver Statement, as applicable. If any Lender does not deliver a Waiver Statement or does not affirmatively indicate in its Amendment No. 2 Lender Addendum that it wishes to waive all of its pro rata share of the Waivable Note Prepayment, then such Lender will be deemed not to have waived such prepayment. In the event that any Declining Lender waives all of its pro rata share of the Waivable Mandatory Note Prepayment, then 100% of the amount so waived by such Declining Lender shall be applied ratably to the repayment of the Term Loans held by Lenders who are not Declining Lenders (and applied against the remaining scheduled installments of principal due in respect of such Term Loans in the direct order of maturity). Notwithstanding anything to the contrary contained above, in the event that less than 100% of Net Cash Proceeds from the issuance of Senior Secured Notes on the Amendment No. 2 Closing Date would be applied to the prepayment of the Term Loans as a result of Declining Lenders waiving all of their pro rata share of the Waivable Note Prepayment, then any such shortfall shall be applied ratably to the prepayment of the Term Loans held by the Declining Lenders (and applied against the remaining scheduled installments of principal due in respect of such Term Loans in the direct order of maturity).

SECTION 2.14. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Term Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Term Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made or participations in Term Loans purchased by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower, shall describe the applicable Change in Law, the resulting costs incurred or reduction suffered (including a calculation thereof), certifying that such Lender is generally charging such amounts to similarly situated borrowers and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as applicable, the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request; provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed; provided that if, after the payment of any amounts by the Borrower under this Section 2.14, any Change in Law in respect of which a payment was made is thereafter determined to be invalid or inapplicable to the relevant Lender, then such Lender shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Change in Law.

(e) Notwithstanding anything in this Section 2.14 to the contrary, this Section 2.14 shall not apply to any Change in Law with respect to Taxes, which shall be governed exclusively by Section 2.20.

SECTION 2.15. Change in Legality.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Term Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Term Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Term Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Term Loans will not thereafter (for such duration) be converted into Eurodollar Term Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Term Loan (or a request to continue an ABR Term Loan as such for an additional Interest Period or to convert a Eurodollar Term Loan into an ABR Term Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Term Loans made by such Lender shall be converted to ABR Term Loans, in which event all such Eurodollar Term Loans shall be automatically converted to ABR Term Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Term Loans that would have been made by such Lender or the converted Eurodollar Term Loans of such Lender shall instead be applied to repay the ABR Term Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Term Loans.

(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Term Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Term Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Term Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Term Loan.

SECTION 2.16. Indemnity.

The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Term Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Term Loan to an ABR Term Loan or the conversion of the Interest Period with respect to any Eurodollar Term Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Term Loan to be made by such Lender (including any Eurodollar Term Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Term Loan shall have been given by the Borrower hereunder other than by operation of Section 2.08 (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Term Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Term Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period (exclusive of any loss of anticipated profits). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17. Pro Rata Treatment; Intercreditor Agreements.

(a) Except as provided below in this Section 2.17 and as required under Section 2.13, 2.14, 2.15, 2.16, 2.20 or 2.21, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Term Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Term Loan Commitments (or, if such Term Loan Commitments shall have terminated, in accordance with the respective principal amounts of their respective applicable outstanding Term Loans). In addition, in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

(b) Notwithstanding anything to the contrary contained in this Agreement, any payment or other distribution (whether from proceeds of collateral or any other source, whether in the form of cash, securities or otherwise, and whether made by any Loan Party or in connection with any exercise of remedies by the Collateral Agent, the Administrative Agent or any Lender) made or applied in respect of any of the Obligations during the existence of an Event of Default or during or in connection with Insolvency Proceedings involving any Loan Party (or any plan of liquidation, distribution or reorganization in connection therewith), shall be made or applied, as the case may be, in the following order of priority (with higher priority Obligations to be paid in full prior to any payment or other distribution in respect of lower priority Obligations): (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Collateral Agent and the Administrative Agent in their capacities as such; (ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among such Lenders in proportion to the respective amounts described in this clause second payable to them); (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including any default interest) on the Term Loans (ratably among such Lenders in proportion to the respective amounts described in this clause third payable to them), including interest accruing after the filing or commencement of any Insolvency Proceedings in respect of any Loan Party, whether or not any claim for post-filing or post-petition interest is or would be allowed, allowable or otherwise enforceable in any such Insolvency Proceedings; (iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans (ratably among such Lenders in proportion to the respective amounts described in this clause fourth held by them) and amounts constituting Nonpriority Hedging Obligations; and (v) last, in the case of proceeds of collateral, the balance, if any, thereof, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law. Each Lender agrees that the provisions of this Section 2.17 (including the priority of the Obligations as set forth herein) constitute an intercreditor agreement among them for value received that is independent of any value received from the Loan Parties, and that such agreement shall be enforceable as against each Lender, including in any Insolvency Proceedings in respect of any Loan Party, to the same extent that such agreement is enforceable under applicable non-bankruptcy law (including pursuant to Section 510(a) of the U.S. federal Bankruptcy Code or any comparable provision of applicable insolvency law), and that, if any Lender receives any payment or distribution in respect of any Obligation (including in connection with any Insolvency Proceedings or any plan of liquidation, distribution or reorganization therein) to which such Lender is not entitled in accordance with the priorities set forth in this Section 2.17, such amount shall be held in trust by such Lender for the benefit of the Person or Persons entitled to such payment or distribution hereunder, and promptly shall be turned over by such Lender to the Administrative Agent for distribution to the Person or Persons entitled to such payment or distribution in accordance with this Section 2.17.

SECTION 2.18. Sharing of Setoffs.

Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Term Loan as a result of which the unpaid principal portion of its Term Loans shall be proportionately less than the unpaid principal portion of the Term Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and participations in Term Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Term Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant. The Borrower expressly consent to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Term Loan directly to the Borrower in the amount of such participation.

SECTION 2.19. Payments.

The Borrower shall make each payment (including principal of or interest on any Borrowing or any Administration Fee or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m. on the date when due in dollars in immediately available funds. Each such payment shall be made to the Administrative Agent at its offices at Morgan Stanley, 1 Pierrepont Plaza, 7th Floor, Brooklyn, NY 11201, Attention: Cindy Kwok,

Fax no: (718) 233-0928, Email: cindy.kwok@morganstanley.com. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

SECTION 2.20. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.20) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes (but not Other Taxes) were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if, after the payment of any amounts by the Borrower under this Section, any such Indemnified Taxes in respect of which a payment was made are thereafter determined to have been incorrectly or illegally imposed, then the relevant recipient of such payment shall, within 30 days after such determination, repay any amounts paid to it by the Borrower hereunder in respect of such Indemnified Taxes; provided, further, that the Borrower shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.20(c) for any amounts incurred more than six months prior to the date the Administrative Agent or such Lender, as applicable, notifies the Borrower of its intention to claim compensation therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Foreign Lender shall (a) furnish to the Borrower (with a copy to the Administrative Agent) on or before the date it becomes a party to the Agreement either (i) two accurate and complete originally executed copies of U.S. Internal Revenue Service (“IRS”) Form W-8BEN (or successor form), (ii) two accurate and complete originally executed copies of IRS Form W-8ECI (or successor form) or (iii) two accurate and complete originally executed copies of IRS Form W-8IMY (or successor form) together with any required attachments, certifying, in any case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all payments hereunder and (b) provide to the Borrower (with a copy to the Administrative Agent) a new Form W-8BEN (or successor form), Form W-8ECI (or successor form) or Form W-8IMY (or successor form) together with any required attachments upon (i) the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any payment hereunder, (ii) the occurrence of any event requiring a change in the most recent form previously delivered by it and (iii) from time to time if requested by the Borrower or the Administrative Agent; provided that any Foreign

Lender that is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit E together with a Form W-8BEN. Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(f) Any Lender that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)(1)) deliver to the Borrower (with a copy to the Administrative Agent), at the times specified in Section 2.20(e), two accurate and complete original signed copies of IRS Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.

(g) In the event that the Borrower is resident in or conducts business in Puerto Rico, each Lender that is not a resident of Puerto Rico for Puerto Rican Tax purposes shall file any certificate or document reasonably requested by the Borrower and, when prescribed by applicable law and reasonably requested by the Borrower, update or renew any such certificate or document, pursuant to any applicable law or regulation, if such filing (i) would eliminate or reduce the amount of withholding Taxes imposed by Puerto Rico with respect to any payment hereunder and (ii) would not, in the sole discretion of such Lender, result in a legal, economic or regulatory disadvantage to such Lender.

(h) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.20(h) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall interfere with the right of a Lender or Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Administrative Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

SECTION 2.21. Assignment of Term Loans Under Certain Circumstances; Duty to Mitigate.

(a) In the event (i) any Lender requests compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender shall become a Defaulting Lender or (v) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of all affected Lenders in accordance with the terms of Section 9.08 or all the Lenders and such amendment, waiver or other modification is consented to by the Required Lenders (any such Lender, a “Non-Consenting Lender”), the Borrower may, at its sole cost and expense, upon notice to such Lender and upon the consent of the Administrative Agent, which shall not be unreasonably withheld, either:

(x) replace such Lender, as the case may be, by causing such Lender to (and such Lender shall be obligated to) assign, at par, 100% of the principal of its outstanding Term Loans plus any accrued and unpaid interest pursuant to Section 9.04 (with the assignment fee to be waived in such instance) all of its rights and obligations under this Agreement to one or more Persons (which Persons shall otherwise be subject to the approval rights set forth in Section 9.04(b)); provided that (I)(A) the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree, (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments and (II) the Borrower shall pay to such Lender all Obligations (other than contingent obligations and other than principal and accrued interest paid by the assignee) owing to such Lender as of the date of such assignment; or

(y) repay all Obligations (other than contingent obligations) owing to such Lender as of such termination date.

Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in respect of the circumstances contemplated by this Section 2.21.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be material) (x) to file any certificate or document reasonably requested by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.

SECTION 2.22. Incremental Term Loans.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request the establishment of one or more new term loan commitments (the “Incremental Term Loans”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Event of Default shall exist; provided further that the proceeds of such Incremental Term Loans shall be used solely to pay cash consideration for acquisitions permitted under this Agreement. Each Incremental Term Loan shall be in an aggregate principal amount that is not less than $50,000,000 (or such lower amount that either (A) represents all remaining availability under the limit set forth in the next sentence or (B) is acceptable to the Administrative Agent). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans shall not exceed the least of (x) $300,000,000, (y) the maximum amount at the time of such proposed Incremental Term Loan that could be incurred such that before and after giving pro forma effect to such Incremental Term Loan and after giving effect to the applicable acquisition permitted under this Agreement and consummated in connection with the application of such proceeds, the Senior Secured Leverage Ratio is equal to or less than the Senior Secured Leverage Ratio as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent and (z) the maximum amount at the time of such proposed Incremental Term Loans that could be incurred such that before and after giving pro forma effect to such Incremental Term Loans and the applicable acquisition permitted under this Agreement and consummated in connection with the application of such proceeds, the Senior Secured Leverage Ratio does not exceed 5.00:1.00 as of the last date for which Section 5.04 Financials have been delivered to the Administrative Agent. The Incremental Term Loans (i) shall rank pari passu in right of payment and of security with the then existing Term Loans, (ii) shall not mature earlier than the Extended Term Loan Maturity Date, (iii) shall not have a shorter Weighted Average Life to Maturity than the then existing Term Loans, (iv) the amortization schedule and Applicable Percentages for the Incremental Term Loans shall be determined by the Borrower and the Lenders of the Incremental Term Loans; provided that the all-in yield applicable to any Incremental Term Loans with respect to which any Sponsor is making more than such Sponsor’s Participation Portion of such Incremental Term Loans shall not exceed 12% per annum; provided, further, that (x) such all-in yield shall be calculated based on the Adjusted LIBO Rate, including giving effect to any LIBO Rate floor, as of the date such Incremental Term Loans are made to the Borrower, (y) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of

OID) payable by the Borrower to the Lenders of the Incremental Term Loans in the primary syndication thereof shall be included in the calculation of such all-in yield (with OID being equated to interest based on a four-year to life maturity) and (z) customary arrangement or commitment fees payable to one or more arrangers (or their affiliates) of the Incremental Term Loans shall be excluded from the calculation of such all-in yield, and (v) may otherwise have terms and conditions different from those of the then existing Term Loans; provided that any differences set forth in this clause (v) shall be reasonably satisfactory to the Administrative Agent. Each notice from the Borrower pursuant to this Section 2.22 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loan. Incremental Term Loans may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”) (and each existing Lender will have the right, but not the obligation, to make a portion of any Incremental Term Loan up to an amount equal to its pro rata share of the then existing Term Loans (a “Participation Portion”), on terms permitted in this Section 2.22; provided that to the extent that any existing Lender does not offer to lend its full Participation Portion (any such remaining Incremental Term Loans, “Remaining Incremental Term Loans”), any existing Lender that does offer to lend its full Participation Portion (a “Participating Lender”) will have the right, but not the obligation, to make all or any portion of the entire Remaining Incremental Term Loans, and if the Participating Lenders, in the aggregate have elected, pursuant to this proviso, to make Incremental Term Loans in excess of the Remaining Incremental Term Loans, then the Remaining Incremental Term Loans shall be allocated among such Lenders pro rata based on the amount of Remaining Incremental Term Loans such Lender was willing to make; provided, further, that any existing Lender may assign its right to make Incremental Term Loans to an Affiliate of such existing Lender); provided that the relevant Persons under Section 9.04(b) shall have consented (in each case, not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans, if such consent would be required under Section 9.04(b) for an assignment of Term Loans to such Lender or Additional Lender.

(b) Commitments in respect of Incremental Term Loans shall become Term Loan Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender agreeing to provide such Term Loan Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.01 (it being understood that all references to “the date of such Borrowing” or similar language in such Section 4.01 shall be deemed to refer to the effective date of such Incremental Amendment). No Lender shall be obligated to provide any Incremental Term Loan unless it so agrees in its sole discretion.

(c) The Term Loans and Term Loan Commitments established pursuant to this paragraph shall constitute Term Loans and Term Loan Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Term Loans or any such new Term Loan Commitments.

(d) This Section 2.22 shall supersede any provisions in Section 2.18 or 9.08 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Closing Date and on the Amendment Closing Date, such representations and warranties shall be construed as though the Transactions have been consummated) to the Administrative Agent, the Collateral Agent and each of the Lenders that:

SECTION 3.01. Organization; Powers.

Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and in good standing (where relevant) under the laws of the jurisdiction of its organization, except where the failure to be duly organized or formed or to exist (other than in the case of the Borrower) or be in good standing could not reasonably be expected to result in a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing (where relevant) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect, and (d) has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.

SECTION 3.02. Authorization.

The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite corporate or other organizational and, if required, stockholder or member action of each Loan Party and (b) will not (i) violate (A) any provision (x) of any applicable law, statute, rule or regulation, or (y) of the certificate or articles of incorporation, bylaws or other constitutive documents of any Loan Party, (B) any applicable order of any Governmental Authority, (C) any provision of the Specified Senior Indebtedness Documentation or the Specified Senior Subordinated Indebtedness Notes Documentation or (D) any provision of any other material indenture, agreement or other instrument to which any Loan Party or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to require the prepayment, repurchase or redemption of any obligation under (x) the Specified Senior Indebtedness Documentation or the Specified Senior Subordinated Indebtedness Notes Documentation or (y) any other such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Restricted Subsidiary (other than Liens created or permitted hereunder or under the Security Documents); except with respect to clauses (b)(i) through (b)(iii) (other than clauses (b)(i)(A)(y), (b)(i)(C) and (b)(ii)(x)), to the extent that such violation, conflict, breach, default, or creation or imposition of Lien could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.03. Enforceability.

This Agreement and each other Loan Document (when delivered) have been duly executed and delivered by each Loan Party which is a party thereto. This Agreement and each other Loan Document delivered on the Closing Date constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 3.04. Governmental Approvals.

Except to the extent the failure to obtain or make the same could not reasonably be expected to result in a Material Adverse Effect, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is necessary or will be required in connection with the execution, delivery and performance of the Loan Documents by the Loan Parties, except for (a) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05. Financial Statements.

(a) The Company’s consolidated balance sheets and related statements of income, stockholder’s equity and cash flows as of and for the fiscal years ended December 31, 2005 and December 31, 2006, audited by and accompanied by the report of PricewaterhouseCoopers LLP present fairly in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.

(b) The Company has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of the fiscal quarter ended June 30, 2007, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the four-fiscal quarter period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions believed by the Borrower on the date of delivery thereof to be reasonable, are based in all material respects on the information reasonably available to the Borrower as of the date of delivery thereof, and reflect in all material respects the adjustments required to be made to give effect to the Transactions, it being understood that actual adjustments may vary from the pro forma adjustments and actual results may vary from such projected results and, in each case, such variations may be material.

SECTION 3.06. No Material Adverse Change.

Since the December 31, 2006, no event, change or condition has occurred that (individually or in the aggregate) has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.07. Title to Properties.

Each Loan Party and each Restricted Subsidiary has good and indefeasible title in fee simple to, or valid leasehold interests in, all its material properties and assets other than (i) minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (ii) except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) all such material properties and assets are free and clear of Liens, other than Permitted Liens.

SECTION 3.08. Subsidiaries.

Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of the Borrower, the jurisdiction of their formation or organization, as the case may be, and the percentage ownership interest of such subsidiary’s parent company therein, and such Schedule shall denote which subsidiaries as of the Closing Date are not Subsidiary Guarantors.

SECTION 3.09. Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against any Loan Party or any Restricted Subsidiary or any business, property or rights of any such Person that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Loan Parties or any Restricted Subsidiary or any of their respective material properties is in violation of any applicable law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where any such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations.

(a) None of the Loan Parties or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Term Loan will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or (ii) for a purpose in violation of Regulation T, U or X issued by the Board.

SECTION 3.11. Investment Company Act.

None of the Loan Parties or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.12. Taxes.

Each of the Loan Parties and each Restricted Subsidiary has, except where the failure to so file or pay could not reasonably be expected to have a Material Adverse Effect, filed or caused to be filed all Federal, state and other Tax returns required to have been filed by it and has paid, caused to be paid, or made provisions for the payment of all Taxes due and payable by it and all material assessments received by it, except such Taxes and assessments that are not overdue by more than 45days or the amount or validity of which are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.13. No Material Misstatements.

As of the Closing Date, to the knowledge of the Borrower, the written information, reports, financial statements, exhibits and schedules furnished by (as modified or supplemented by other information so furnished prior to the Closing Date) or on behalf of the Borrower to the Administrative Agent or the Lenders (other than projections and other forward looking information and information of a general economic or industry specific nature) on or prior to the Closing Date in connection with the transactions contemplated hereby (taken as a whole) did not and, as of the Closing Date, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. The projections furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders prior to the Closing Date in connection with the transactions contemplated hereby (as modified or supplemented by other information so furnished prior to the Closing Date) were prepared in good faith on the basis of assumptions believed by the Borrower to be reasonable in light of the conditions existing at the time of delivery of such projections, and represented, at the time of delivery thereof, a reasonable good faith estimate of future financial performance by the Borrower (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).

SECTION 3.14. Employee Benefit Plans.

No ERISA Event has occurred or could reasonably be expected to occur, that could reasonably be expected to result in a Material Adverse Effect. Each Pension Plan and/or Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and/or applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. No Pension Event has occurred or could reasonably be expected to occur, which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.15. Environmental Matters.

Except as otherwise provided in Schedule 3.15, or except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each of their respective subsidiaries are in compliance with all applicable Environmental Laws, and have obtained, and are in compliance with, all permits required of them under applicable Environmental Laws, (ii) there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened against any Loan Party or any of their respective subsidiaries under any Environmental Law, (iii) none of the Loan Parties or any of their respective subsidiaries has agreed to assume or accept responsibility, by contract, for any liability of any other Person under Environmental Laws and (iv) there are no facts, circumstances or conditions relating to the past or present business or operations of any Loan Party, any of their respective subsidiaries, or any of their respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any past or present assets of any Loan Party or any of their respective subsidiaries, that could reasonably be expected to result in any Loan Party or any subsidiary incurring any claim or liability under any Environmental Law.

SECTION 3.16. Security Documents.

All filings and other actions necessary to perfect the Liens on the Collateral created under, and in the manner contemplated by, this Agreement and the Security Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to the Collateral Agent to the extent required by the terms of this Agreement or such Security Documents and the Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, and together with such filings and other actions required by this Agreement or the Security Documents, perfected first priority Lien in the Collateral (to the extent that, with respect to Collateral that is intellectual property, a valid, perfected Lien in such Collateral is possible through such filings and other actions) or, with respect to Revolving Credit Facility Collateral, a valid, and together with such filings and other actions required by this Agreement or the Security Documents, perfected second priority Lien in such Collateral, securing the payment of the Secured Obligations, subject only to Permitted Liens; provided, however, the representation and warranty set forth in this Section 3.16 as it relates to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Lender with respect thereto shall be made only to the extent of comparable representations and warranties applicable to such Equity Interests or Collateral set forth in the Security Documents pursuant to which Liens on such Equity Interests or Collateral are purported to be granted.

SECTION 3.17. Location of Real Property and Leased Premises.

(a) Schedule 3.17(a) lists completely and correctly (in all material respects) as of the Closing Date all real property owned in fee by the Loan Parties and the Restricted Subsidiaries and the addresses thereof, to the extent reasonably available. Except as otherwise provided in Schedule 3.17(a), the Borrower and its Restricted Subsidiaries own in fee all the real property set forth on such schedule, except to the extent the failure to have such title could not reasonably be expected to result in a Material Adverse Effect.

(b) Schedule 3.17(b) lists completely and correctly (in all material respects) as of the Closing Date all real property in excess of 100,000 square feet leased by the Loan Parties and the Restricted Subsidiaries and the addresses thereof. Except as otherwise provided on Schedule 3.17(b), the Loan Parties and the Restricted Subsidiaries have valid leasehold interests in all the real property set forth on such schedule, except to the extent the failure to have such valid leasehold interest could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Labor Matters.

Except as set forth in Schedule 3.18 and except in the aggregate to the extent the same has not had and could not be reasonably expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened in writing, and (b) the hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

SECTION 3.19. Solvency.

On the Closing Date after giving effect to the Transactions, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 3.20. Intellectual Property.

Except as set forth in Schedule 3.20, the Borrower and each of its Restricted Subsidiaries own, license or possess the right to use all intellectual property, free and clear of Liens other than Permitted Liens, from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights or the imposition of such restrictions or Liens could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21. Subordination of Junior Financing.

The Obligations constitute “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 3.22. Other Closing Date Representations.

On the Closing Date, each of the Other Closing Date Representations is true.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Term Loans hereunder are subject to the satisfaction (or waiver by the Arranger on or prior to the Closing Date and in accordance with Section 9.08 thereafter) of the following conditions:

SECTION 4.01. All Term Loans.

On the date of the making of each Term Loan, including the making of an Incremental Term Loan (it being understood that the conversion into a Eurodollar Term Loan or an ABR Term Loan or continuation of a Eurodollar Term Loan does not constitute the making of a Term Loan):

(a) The Administrative Agent shall have received a notice of such Term Loan as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of the making of such Term Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that solely for purposes of representations and warranties made on the Closing Date, such representations and warranties shall be limited in all respects to the representations and warranties in Sections 3.01(d), 3.02(a), 3.03, 3.10, 3.11 and 3.21 and the Other Closing Date Representations.

(c) At the time of and immediately after the making of such Term Loan (other than on the Closing Date), no Default or Event of Default shall have occurred and be continuing.

The making of each Term Loan shall be deemed to constitute a representation and warranty by the Borrower to the Lenders on the date of the making of such Term Loan as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Initial Term Loan.

On the Closing Date:

(a) The Existing Term Loan Agreement shall have been duly executed and delivered by the Borrower.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, addressed to the Administrative Agent and the Lenders, and of such other counsel to the Loan Parties satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that (except in connection with the Merger) the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, certifying compliance with the conditions precedent set forth in Sections 4.01(b) and 4.02(i).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced at least three Business Days prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by Merger Sub hereunder or under any other Loan Document.

(f) The Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency certificate from the Chief Financial Officer of the Borrower setting forth the conclusions that, after giving effect to the Transactions, the Loan Parties (on a consolidated basis) are Solvent.

(g) The Security Documents (other than any Mortgages) shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect. All actions necessary to establish that the Collateral Agent will have a perfected first priority Lien on the Collateral (subject to Permitted Liens) shall have been taken: provided, however, that, with respect to any Collateral the security interest in which may not be perfected by filing of a UCC financing statement or by the delivery of a stock certificate and stock power duly executed in blank, if the perfection of the Administrative Agent’s security interest in such Collateral may not be accomplished prior to the Closing Date without undue burden or expense, then delivery of documents and instruments for perfection of such security interest shall not constitute a condition precedent to the initial borrowings hereunder if the Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect such security interests on terms and conditions as set forth in Section 5.13.

(h) The Administrative Agent shall have received the results of (i) searches of the Uniform Commercial Code filings (or equivalent filings) and (ii) bankruptcy, judgment and tax lien searches, made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Person, together with (in the case of clause (i)) copies of the financing statements (or similar documents) disclosed by such search.

(i) From December 31, 2006, no event, change or effect shall have occurred which, individually or in the aggregate, has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(j) The Administrative Agent shall have received a certificate as to coverage under the insurance policies required by Section 5.02.

(k) The Administrative Agent shall have received a certified copy of the Merger Agreement, duly executed by the parties thereto (together with all exhibits and schedules thereto). The Merger shall be consummated substantially concurrently with the initial funding of Term Loans on the Closing Date in accordance with and on the terms described in the Merger Agreement, and no material provision of the Merger Agreement shall have been amended or waived in any respect materially adverse to the interests of the Lenders without the prior written consent of the Arranger, not to be unreasonably withheld or delayed.

(l) Substantially simultaneously with the initial funding of Term Loans on the Closing Date (i) the Equity Investment shall have been made, (ii) Merger Sub shall have received gross cash proceeds of (x) not less than $1,190,000,000 from the borrowing of Senior Bridge Loans and (y) not less than $750,000,000 from the borrowing of Senior Subordinated Bridge Loans and (iii) the Revolving Credit Agreement shall have been executed and delivered by the parties thereto.

(m) All amounts due or outstanding in respect of the Existing Debt shall have been (or substantially simultaneously with the initial funding of the Term Loans on the Closing Date shall be) paid in full, all commitments (if any) respect thereof terminated and all guarantees (if any) thereof discharged and released. After giving effect to the Transactions, substantially all of the Indebtedness of the Borrower and its subsidiaries shall have been repaid other than (i) Indebtedness under the Loan Documents, (i) Indebtedness under the Revolving Credit Documents, (iii) the Specified Senior Indebtedness, (iv) the Specified Senior Subordinated Indebtedness and (v) other Indebtedness permitted by Section 6.01(b)(iii).

(n) The Lenders shall have received from the Loan Parties, to the extent requested at least ten days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(o) The Lenders shall have received (i) the unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries (the “Pro Forma Balance Sheet”), certified by the Borrower as having been prepared giving effect (as if such events had occurred on such date) to (A) the Transactions, including the Term Loans, Senior Bridge Loans and Senior Subordinated Bridge Loans, to be made on the Closing Date and the use of the proceeds thereof and (B) the payment of Transaction Expenses; and (ii) the financial statements of the Company and its Subsidiaries referred to in Section 3.05. The Pro Forma Balance Sheet shall have been prepared based upon the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the end of the fiscal quarter ending June 30, 2007, assuming that the events specified in the preceding sentence had actually occurred at such date, and shall be so certified by the Borrower.

SECTION 4.03. Amendment Closing Date.

On the Amendment Closing Date:

(a) The amendment and restatement of the Existing Term Loan Agreement shall have been duly executed and delivered by the Borrower, the Agents and each of the Lenders. In addition, each of the Guarantors shall have executed and delivered its confirmation and consent provided for on the signature pages hereto.

(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, an opinion of Kirkland & Ellis LLP, special counsel for the Loan Parties, addressed to the Agents and the Lenders, and of such other counsel to the Loan Parties satisfactory to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

(c) The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d) The Administrative Agent shall have received a certificate, dated the Amendment Closing Date and signed by a Financial Officer of the Company, certifying compliance with the conditions precedent set forth in Sections 4.02(i) and 4.03(c).

(e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Closing Date, including, to the extent invoiced at least three Business Days prior to the Amendment Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that until the Termination Date the Borrower will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Compliance with Laws; Businesses and Properties.

(a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence under the laws of its jurisdiction of organization, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) as otherwise expressly permitted under Section 6.04 or Section 6.05.

(b) Other than where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the material rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names necessary to the conduct of its business, (ii) comply in all material respects with applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws and ERISA), whether now in effect or hereafter enacted and (iii) maintain and preserve all property necessary to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and from time to time make, or cause to be made, all needed repairs, renewals, additions, improvements and replacements thereto necessary in the reasonable judgment of management to the conduct of its business.

SECTION 5.02. Insurance.

(a) Keep its material insurable properties adequately insured in all material respects at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and, to the extent available on commercially reasonable terms, cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium unless not less than 10 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason unless not less than 30 days’ prior written notice thereof is given by the insurer to the Administrative Agent and the Collateral Agent.

(c) With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require and is considered normal and customary and at reasonable cost, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 5.03. Taxes.

Pay and discharge when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become overdue by more than 45 days; provided, however, that such payment and discharge shall not be required with respect to any such Tax (i) so long as the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been established or (ii) with respect to which the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Financial Statements, Reports, etc.

Furnish to the Administrative Agent (who will distribute to each Lender):

(a) as soon as available but in any event not later than the fifth Business Day after the 90th day following the end of each fiscal year of the Borrower, (i) its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Persons during such year, together with comparative figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and (ii) an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (it being agreed that the furnishing of the Borrower’s annual report on Form 10-K for such year, as filed with the SEC, will satisfy the Borrower’s obligation under this Section 5.04(a)(i));

(b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Persons during such fiscal quarter and the then elapsed portion of the fiscal year, and for each fiscal quarter occurring after the first anniversary of the Closing Date, comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (it being agreed that the furnishing of the Borrower’s quarterly report on Form 10-Q for such quarter, as filed with the SEC will satisfy the Borrower’s obligation under this Section 5.04(b) with respect to such quarter);

(c) concurrently with any delivery of Section 5.04 Financials, a certificate of a Financial Officer of the Borrower (i) certifying that to such Financial Officer’s knowledge, no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, reasonably specifying the nature thereof, (ii) setting forth (x) to the extent applicable, computations in reasonable detail demonstrating the Total Net Leverage Ratio and the Senior Secured Leverage Ratio as of the date of such financial statements, (y) to the extent applicable, computations in reasonable detail necessary for determining compliance by the Borrower with the provisions of Section 6.11 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be and (z) in the case of a certificate delivered with the financial statements required by paragraph (a) above (commencing with the fiscal year ended December 31, 2008), setting forth the Borrower’s calculation of Excess Cash Flow;

(d) as soon as available, but in any event not later than the fifth Business Day after the 90th day after the commencement of each fiscal year of the Borrower, copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such Financial Officer believes such projections to have been prepared on the basis of reasonable assumptions;

(e) simultaneously with the delivery of any Section 5.04 Financials, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements (but only to the extent such Unrestricted Subsidiaries would not be considered “minor” under Rule 3-10 of Regulation S-X under the Securities Act);

(f) simultaneously with the delivery of any Section 5.04 Financials, management’s discussion and analysis of the important operational and financial developments of the Borrower and its Restricted Subsidiaries during the respect fiscal year or fiscal quarter, as the case may be; it being agreed that the furnishing of the Borrower’s annual report on Form 10-K or quarterly report on Form 10-Q, as filed with the SEC, will satisfy the Borrower’s obligations under this Section 5.04(f);

(g) after the request by any Lender (through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(h) promptly, from time to time, such other information regarding the operations, business, legal or corporate affairs and financial condition of any Loan Party or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to this Section 5.04 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak, IntraLinks or similar site to which the Lenders have been granted access or shall be available (the “Platform”) on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Borrower. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 5.05. Notices.

Promptly upon any Responsible Officer of the Borrower becoming aware thereof, furnish to the Administrative Agent notice of the following:

(a) the occurrence of any Event of Default or Default; and

(b) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral.

Furnish to the Administrative Agent notice of any change on or prior to the later to occur of (a) 30 days following the occurrence of such change and (b) the earlier of the date of the required delivery of the Pricing Certificate following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party or (iii) in any Loan Party’s identity or corporate structure.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections.

Keep proper books of record and account in which full, true and correct entries in conformity with GAAP are made. Permit any representatives designated by the Administrative Agent or any Lender to visit and inspect during normal business hours the corporate, financial and operating records and the properties of the Borrower or the Restricted Subsidiaries upon reasonable advance notice, and to make extracts from and copies of such records, and permit any such representatives to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.07 and (ii) the Administrative Agent shall not exercise its rights under this Section 5.07 more often than two times during any fiscal year and only one such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

SECTION 5.08. Use of Proceeds.

The proceeds of the Term Loans, together with the Equity Investment, the Senior Bridge Loans and Senior Subordinated Bridge Loans, shall be used solely to pay the cash consideration for the Merger, to repay the Existing Debt, to pay Transaction Expenses and for general corporate purposes (including any purposes permitted by this Agreement).

SECTION 5.09. Further Assurances.

(a) From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all reasonable actions (including filing UCC and other financing statements but subject to the limitations set forth in the Security Documents), as the Administrative Agent or the Collateral Agent may reasonably request, for the purposes of perfecting the rights of the Administrative Agent, the Collateral Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.

(b) With respect to any assets acquired by any Loan Party after the Closing Date of the type constituting Collateral under the Guarantee and Collateral Agreement and as to which the Collateral Agent, for the benefit of the

Secured Parties, does not have a perfected first priority (subject only to Permitted Liens) security interest, on or prior to the later to occur of (i) 30 days following such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such assets and (y) take all commercially reasonable actions necessary to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such assets (subject only to Permitted Liens), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(c) With respect to any wholly owned Restricted Subsidiary (other than a Foreign Subsidiary or an Excluded Subsidiary or a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity) created or acquired after the Closing Date, on or prior to the later to occur of (i) 30 days following the date of such creation or acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following such creation or acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a valid, perfected first priority (subject only to Permitted Liens) security interest in the Equity Interests in such new subsidiary that are owned by any of the Loan Parties to the extent the same constitute Collateral under the terms of the Guarantee and Collateral Agreement, (y) deliver to the Collateral Agent the certificates, if any, representing any of such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor and (z) cause such Restricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, and, to the extent applicable, each Intellectual Property Security Agreement and (B) to take such actions necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority (subject only to Permitted Liens) security interest in any assets required to be Collateral pursuant to the Guarantee and Collateral Agreement and each Intellectual Property Security Agreement with respect to such Restricted Subsidiary, including, if applicable, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, any applicable Intellectual Property Security Agreement or as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(d) With respect to any Equity Interests in any Foreign Subsidiary that are acquired after the Closing Date by any Loan Party (including as a result of formation of a new Foreign Subsidiary), on or prior to the later to occur of (i) 30 days following the date of such acquisition and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the date of such acquisition and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent), (x) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary in order to grant to the Collateral Agent, for the benefit of the relevant Secured Parties, a perfected first priority security interest (subject only to Permitted Liens) in the Equity Interests in such Foreign Subsidiary that are owned by the Loan Parties to the extent the same constitutes Collateral under the terms of the Guarantee and Collateral Agreement (provided that (A) only first-tier Foreign Subsidiaries owned directly by such Loan Party shall be pledged by such Loan Party and (B) only 65% of the Equity Interests of such Foreign Subsidiary shall be pledged by such Loan Party and (y) deliver to the Collateral Agent any certificates representing any such Equity Interests that constitute certificated securities, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the pledgor, as the case may be, and take such other action as may be reasonably requested by the Administrative Agent or the Collateral Agent to perfect the security interest of the Collateral Agent thereon (but subject to the limitations set forth in the Security Documents).

(e) If, at any time and from time to time after the Closing Date, any wholly-owned Domestic Subsidiary that is not a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity ceases to constitute an Immaterial Subsidiary in accordance with the definition of “Immaterial Subsidiary”, then the

Borrower shall cause such subsidiary to become an additional Loan Party and take all the actions contemplated by Section 5.09(c) as if such subsidiary were a newly-formed wholly-owned Domestic Subsidiary of the Borrower.

(f) With respect to any fee interest in any real property located in the United States with a book value in excess of $5,000,000 (as reasonably estimated by the Borrower) acquired after the Closing Date by any Loan Party, within 90 days following the date of such acquisition (or such longer period as to which the Administrative Agent may consent) (i) execute and deliver Mortgages in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents and (ii) comply with the requirements of Section 5.10 with respect to any Mortgages to be provided after the Closing Date pursuant to such Schedule.

(g) Furthermore, to the extent Indebtedness outstanding under the Term Loans shall at any time be less than the amount originally set forth in any Mortgage on any Mortgaged Property located in the State of New York or to the extent otherwise required by law to grant, preserve, protect or perfect the Liens created by such Mortgage and the validity or priority thereof, the Borrower will, and will cause each of its applicable subsidiaries to, promptly take all such further actions including the payment of any additional mortgage recording taxes, fees, charges, costs and expenses required so to grant, preserve, protect or perfect the Liens created by such Mortgage to the maximum amount of Indebtedness by its terms secured thereby and the validity or priority of any such Lien.

(h) Notwithstanding anything to the contrary in this Section 5.09 or in any other Loan Document, as soon as reasonably practicable and, in any event, on or before January 31, 2010, cause each Loan Party, with respect to each deposit account (other than an Excluded Deposit Account (as defined in the Guarantee and Collateral Agreement)) (as defined in Article 9 of the New York Uniform Commercial Code) maintained by such Loan Party or opened by such Loan Party prior to such date, to enter into a deposit account control agreement reasonably satisfactory to the Collateral Agent among such Loan Party, the bank (as defined in Article 9 of the New York Uniform Commercial Code) with which such deposit account is maintained, and the Collateral Agent, pursuant to which the Collateral Agent shall have a perfected, first priority (subject, as to priority, only to Permitted Liens) security interest in such deposit account (and all funds deposited therein or credited thereto), in each case perfected by control (as defined in Article 9 of the New York Uniform Commercial Code). No Loan Party shall open a deposit account (other than an Excluded Deposit Account) after October 15, 2009 unless, prior to the date on which such account is opened, such Loan Party, the bank with which such account is to be maintained and the Collateral Agent enter into a deposit account control agreement reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have a perfected, first priority (subject, as to priority, only to Permitted Liens) security interest in such deposit account (and all funds deposited therein or credited thereto), in each case perfected by control. No Loan Party has granted or shall grant control of any deposit account (including any deposit account of the type referenced in the preceding sentence) to any Person other than the Collateral Agent to secure the Secured Obligations and the Administrative Agent (as defined in the Revolving Credit Agreement) to secure the Secured Obligations (as defined in the Revolving Credit Agreement). The Collateral Agent shall not give any instructions directing the disposition of funds from time to time deposited in or credited to any deposit account, or withhold any withdrawal rights from the Loan Party in whose name the deposit account is maintained, unless an Event of Default has occurred and is continuing, or after giving effect to any withdrawal, would occur and subject to the Term ~~Loan~~/Revolving Intercreditor Agreement ~~(as defined in the Revolving Credit Agreement)~~.

Notwithstanding anything to the contrary in this Section 5.09 (other than Section 5.09(h)) or any other Security Document, but subject in all respects to Section 5.09(h), (1) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (2) Liens required to be granted pursuant to this Section 5.09 shall be subject to exceptions and limitations consistent with those set forth in the Security Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 5.10. Mortgaged Properties.

The Collateral Agent shall have received not later than 60 days after the Closing Date (unless extended by the Administrative Agent in its sole discretion):

(i) a Mortgage encumbering each Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent:

(ii) with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by the Collateral Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii) with respect to each Mortgage, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount reasonably acceptable to the Collateral Agent, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company reasonably requested by the Collateral Agent, (B) to the extent necessary and available, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements (or where such endorsements are not available, other documentation reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions); provided that to the extent that any such endorsement(s) or other documentation cannot be issued or is not available due to the state or condition of the Mortgaged Property, and such state or condition existed on the Closing Date (or, in the case of a Mortgaged Property acquired after the Closing Date, on the date of the acquisition of such Mortgaged Property) and such state or condition does not materially and adversely affect the use or the value of such Mortgaged Property for the business of the Company and its Affiliates, the Borrower shall have no obligation to procure such endorsement or other documentation, and (E) contain no exceptions to title other than Permitted Liens and other exceptions reasonably acceptable to the Collateral Agent;

(iv) with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Company to issue the title policy/ies and endorsements contemplated above;

(v) evidence reasonably acceptable to the Collateral Agent of payment by the Borrower of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title policies referred to above;

(vi) with respect to each Mortgaged Property, copies of all leases in which the Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests if any. To the extent any of the foregoing leases affect any Mortgaged Property, such leases shall (x) be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement in form and substance reasonably acceptable to the Collateral Agent, with respect to which the applicable Loan Party shall have used its commercially reasonable efforts to obtain and (y) shall otherwise be reasonably acceptable to the Collateral Agent, provided that, if the Collateral Agent fails to notify the Borrower of rejection of the lease within 10 Business Days from receipt of the lease, the lease shall be deemed to have been reasonably accepted by the Collateral Agent;

(vii) Surveys with respect to each Mortgaged Property; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the Title Company to enable it to issue a Title Policy removing all exceptions which would otherwise have been raised by the Title Company as a result of the absence of a new Survey for such Mortgaged Property, and issuing all survey related endorsements and coverages, then a new Survey shall not be requested;

(viii) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property; and

(ix) an Opinion of Counsel relating to each Mortgaged Property described above, which Opinion of Counsel shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 5.11. Designation of Subsidiaries.

(a) The Borrower may designate any subsidiary (including any existing subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Restricted Subsidiary (other than solely any Unrestricted Subsidiary of the subsidiary to be so designated); provided that

(i) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Borrower;

(ii) such designation complies with the covenants described in Section 6.03(c);

(iii) no Default or Event of Default shall have occurred and be continuing;

(iv) the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than the ratio set forth in Section 6.01(a);

in each case on a pro forma basis taking into account such designation; and

(v) each of:

(A) the subsidiary to be so designated; and

(B) its subsidiaries

has not at the time of designation, and does not thereafter, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. Furthermore, no subsidiary may be designated as an Unrestricted Subsidiary hereunder unless it is also designated as an “Unrestricted Subsidiary” for purposes of the Specified Senior Indebtedness, the Specified Senior Subordinated Indebtedness or any Junior Financing.

(b) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than the ratio set forth in Section 6.01(a), on a pro forma basis taking into account such designation.

Any such designation by the Borrower shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

SECTION 5.12. Credit Ratings.

Within 10 Business Days after being directed by the Arranger, unless otherwise extended by the Administrative Agent in its reasonable discretion, the Borrower shall cause to be obtained and thereafter shall maintain at all times (a) a rating of the Term Loans from S&P and Moody’s and (b) a corporate credit rating from S&P and Moody’s.

SECTION 5.13. Post-Closing Collateral Arrangements.

The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.13, in each case within the time limits specified on such schedule.

SECTION 5.14. Syndication Assistance.

In consultation with the Sponsor and subject to the Sponsor’s consent (such consent not to be unreasonably withheld or delayed), the Borrower shall use its commercially reasonable efforts to assist the Arranger in completing syndications reasonably satisfactory to the Arranger. Such assistance shall include the Borrower using commercially reasonable efforts to (i) ensure that the syndication efforts benefit from the Borrower’s existing banking relationships, (ii) cause direct contact between the Borrower’s senior management, on the one hand, and the proposed Lenders, on the other hand, at mutually agreed upon times and with a frequency which is commercially reasonable, (iii) assist in the preparation and updating of customary Confidential Information Memoranda for the Term Loan Facility and other customary marketing materials to be used in connection with the syndication; provided that the frequency of such updating shall be commercially reasonable and no more frequent than once per quarter and (iv) host, with the Arranger, one meeting of prospective Lenders at a time and at a location to be mutually agreed upon (and to the extent necessary, one or more additional meetings of prospective Lenders and/or conference calls with prospective Lenders in lieu of a meeting); provided that the frequency of such meetings shall be commercially reasonable and not disruptive to the managements’ operation of its business and affairs.

SECTION 5.15. Interest Rate Protection.

The Borrower shall be party to, and maintain at all times throughout the term of this Agreement, Hedging Agreements with terms and conditions and counterparties reasonably acceptable to the Administrative Agent that result in at least 50% of the aggregate outstanding principal amount of the Term Loans being effectively subject to a fixed or maximum interest rate reasonably acceptable to the Administrative Agent; provided that (a) as of the effective date of each Hedging Agreement, the term of such Hedging Agreement shall be for at least two years or, if less, the remaining term of this Agreement (or, in each case, such lesser term as consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed) and (b) if the Borrower is required to post cash collateral or otherwise provide a Lien on cash collateral to secure its Hedging Obligations under any such Hedging Agreement after using its commercially reasonable efforts to enter into Hedging Agreements which would not require the posting of cash collateral or a Lien on cash collateral to secure such Hedging Obligation, then the Borrower shall not be required to comply with this Section 5.15 to the extent of any such requirement.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, nor will it cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Borrower and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Borrower and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, (A) if the Total Net Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and after giving pro forma effect to any acquisition permitted under this Agreement and consummated in connection with the application of such proceeds), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.04 Financials have been delivered to the Administrative Agent and (B) no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this paragraph (a) is subject to the limitations of paragraph (g) below.

(b) The limitations set forth in clause (a) will not apply to the following items:

(i) the Indebtedness under the Loan Documents (including any Incremental Term Loans under Section 2.22) of the Borrower or any of its Restricted Subsidiaries;

(ii) the incurrence by the Borrower and any Restricted Guarantor of the Specified Senior Indebtedness;

(iii) Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (b)(i), (ii), (xv) and (xx) of this Section 6.01) and set forth in all material respects on Schedule 6.01 (including the Existing Intercompany Debt);

(iv) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Borrower or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in the business of the Borrower and its Restricted Subsidiaries, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof and all other Indebtedness, Disqualified Stock and/or Preferred Stock incurred and outstanding under this clause (iv), not to exceed $50,000,000 at any time outstanding; so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is a lessee; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence;

(vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of Interpretation Number 45 of the Financial Accounting Standards Board (commonly known as FIN 45) as a result of an amendment to an obligation in existence on the Closing Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (vi));

(vii) Indebtedness of (A) the Borrower to any Restricted Subsidiary and (B) any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary; provided that any such Indebtedness owing by the Borrower or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Obligations; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary, provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (viii);

(ix) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted under this Section 6.01, exchange rate risk or commodity pricing risk;

(x) obligations in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and other obligations of a like nature provided by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xi) (A) Indebtedness or Disqualified Stock of the Borrower or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 100.0% of the net cash proceeds received by the Borrower and its Restricted Subsidiaries since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower (in each case, other than Specified Equity Contributions, and other than Equity Interests the proceeds of which are used to fund the Transactions and proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Borrower or any of its Subsidiaries) as determined in accordance with paragraphs (c) and (d) of the definition of Restricted Payment Applicable Amount (to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or other Investments, payments or exchanges pursuant to of Section 6.03(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); provided that any amounts incurred in excess of the aggregate amount of such net cash proceeds shall be Subordinated Indebtedness not subject to scheduled amortization and with a final maturity not prior to the date occurring 180 days following the Extended Term Loan Maturity Date; and (B) Indebtedness or Disqualified Stock of the Borrower or a Guarantor and Indebtedness, Disqualified

Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (xi)(B), does not at any one time outstanding exceed $50,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (xi)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (xi)(B) but shall be deemed incurred for the purposes of Section 6.01(a) from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 6.01(a) without reliance on this clause (xi)(B);

(xii) provided that no Default shall have occurred and be continuing or would occur as a consequence thereof, the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock permitted under Section 6.01(a) and clauses (ii), (iii), (iv), (xi)(A), (xiii), (xviii), (xv)and (xx) of this Section 6.01(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (1) Indebtedness subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(C) shall not include:

(1) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower;

(2) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(3) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded, replaced or refinanced (including any premium, expenses, costs and fees incurred in connection with such refund, replacement or refinancing);

provided, further, that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (xii) (solely as it relates to Indebtedness under clause (xiii) and Section 6.01(a)) shall be subject to the limitations set forth in Section 6.01(g) to the same extent as the Indebtedness refinanced;

(xiii) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) incurred to finance an acquisition, (y) of Persons (other than foreign Persons) that are acquired by the Borrower or any Restricted Subsidiary or Persons merged into the Borrower or a Restricted Subsidiary (other than a Foreign Subsidiary) in accordance with the terms of this Agreement or (z) that is assumed by the Borrower or any Restricted Subsidiary (other than a Foreign Subsidiary) in connection with such acquisition so long as:

(A) no Default exists or shall result therefrom;

(B) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (x) above shall not be Secured Indebtedness and shall not mature (and shall not be mandatorily redeemable in the case of Disqualified Stock of Preferred Stock) or require any payment of principal (other than in a manner consistent with the terms of the Specified Senior Indebtedness Documentation), in each case, prior to the date which is 91 days after the Extended Term Loan Maturity Date; and

(C) any Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on clause (y) or (z) above shall not have been incurred in contemplation of such acquisition and either (1) the aggregate principal amount of such Indebtedness constituting Secured Indebtedness, together with all Refinancing Indebtedness in respect thereof, shall not exceed $100,000,000 or (2) after giving pro forma effect to such acquisition or merger, the Total Net Leverage Ratio is less than the Total Net Leverage Ratio immediately prior to such acquisition or merger; provided that the aggregate principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed with respect to such acquisition pursuant to sub-clause (1) of this clause (C) and Section 6.01(b)(xxvi) shall not exceed 500% of the EBITDA of the Person to be acquired in such acquisition (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to clause (xii) or (xiii) of the definition of EBITDA) for the period of four consecutive fiscal quarters most recently ended prior to the determination date;

(D) after giving pro forma effect to such acquisition or merger either (1) the Total Net Leverage Ratio is less than the Total Net Leverage Ratio test immediately prior to such acquisition or merger or (2) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in Section 6.01(a);

provided that any incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock by a Restricted Subsidiary that is not a Guarantor pursuant to this clause (xiii) is subject to the limitations of paragraph (g) below;

(xiv) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(xv) the Indebtedness under or secured by the Revolving Credit Documents of the Borrower or any of its Restricted Subsidiaries (including letters of credit and bankers’ acceptances thereunder) (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof);

(xvi) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as such Indebtedness or other obligations are permitted under this Agreement, or (B) any guarantee by a Restricted Subsidiary of Indebtedness or other obligations of the Borrower; provided that, in each case, (x) such Restricted Subsidiary shall comply with its obligations under Section 5.09 and (y) in the case of any guarantee of Indebtedness or other obligations of the Borrower or any Subsidiary Guarantor by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement;

(xvii) Indebtedness under the Existing Inventory Financing Agreements and (B) other inventory financing agreements; provided that the aggregate amount outstanding at any time under this clause (xvii) shall not exceed $300,000,000;

(xviii) Indebtedness, Disqualified Stock, or Preferred Stock of any Foreign Subsidiary or of any foreign Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into a Restricted Subsidiary that is a Foreign Subsidiary in accordance with the terms of this Agreement; provided, that the aggregate amount outstanding of any such Indebtedness, Disqualified Stock, or Preferred Stock shall not at any time exceed $35,000,000;

(xix) Indebtedness issued by the Borrower or any of its Restricted Subsidiaries to future, current or former officers, directors, employees and consultants thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in Section 6.03(b)(iv);

(xx) the incurrence by the Borrower and any Restricted Guarantor of the Specified Senior Subordinated Indebtedness;

(xxi) ~~[Intentionally Reserved;]~~Indebtedness of the Borrower, and guarantees by any Restricted Subsidiary of the Indebtedness of the Borrower and CDW Finance Corporation, under (i) senior secured notes issued on the Amendment No. 2 Closing Date and (ii) additional senior secured notes issued after the Amendment No. 2 Closing Date, in each case having terms generally consistent with the then current market terms for similar issuances and, in any event, (a) not maturing earlier than, in the case of senior secured notes issued on the Amendment No. 2 Closing Date, the eight-year anniversary of the Amendment No. 2 Closing Date, and (b) not maturing earlier than, in the case of additional senior secured notes issued after the Amendment No. 2 Closing Date, April 12, 2018, and, in each case, not having a shorter Weighted Average Life to Maturity than the then remaining Weighted Average Life to Maturity of the Extended Term Loans (collectively, the “Senior Secured Notes”); provided that (x) 100% of the Net Cash Proceeds from the issuance of the Senior Secured Notes issued (1) on the Amendment No. 2 Closing Date shall be used to repay the outstanding principal amount of the Term Loans in the manner provided for in Sections 2.13(d) and 2.13(h) and (2) after the Amendment No. 2 Closing Date shall be used to repay the outstanding principal amount of the Term Loans in the manner provided for in Section 2.13(e) and (y) in the case of Senior Secured Notes issued after the Amendment No. 2 Closing Date, except where the Net Cash Proceeds from the issuance of such Senior Secured Notes will repay the outstanding principal amount of the Term Loans in full (for the avoidance of doubt, only in connection with partial paydowns of the outstanding principal amount of the Term Loans), the Total Interest Coverage Ratio of the Borrower and its Restricted Subsidiaries (on a consolidated basis) for the most recently ended four fiscal quarters ending immediately prior to date on which such Senior Secured Notes are issued for which Section 5.04 Financials have been delivered to the Administrative Agent would have been at least 1.25 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Senior Secured Notes had been issued and the application of proceeds therefrom had occurred at the beginning of such four-quarter period;

(xxii) cash management obligations and Indebtedness in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements;

(xxiii) Indebtedness of the Borrower or any of its subsidiaries in respect of Sale and Lease-Back Transactions;

(xxiv) Indebtedness of the Borrower or any of its subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(xxv) Indebtedness representing deferred compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business; and

(xxvi) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $75,000,000 in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (xxvi); provided that the aggregate principal amount of Indebtedness, Disqualified Stock or Preferred Stock incurred or assumed with respect to such acquisition pursuant to this Section 6.01(b)(xxvi) and sub-clause (1) of Section 6.01(b)(xiii)(C) shall not exceed 500% of the EBITDA of the Person to be acquired in such acquisition (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of EBITDA were references to such acquired Person and its subsidiaries, without giving effect to any adjustments pursuant to clause (xii) or (xiii) of the definition of EBITDA) for the period of four consecutive fiscal quarters most recently ended prior to the determination date.

(c) For purposes of determining compliance with this Section 6.01:

(i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(b) or is entitled to be incurred pursuant to Section 6.01(a), the Borrower, in its sole discretion, may classify or reclassify such item (other than amounts described in clause (xvii) of clause (b) above, in the case of a reclassification as an incurrence pursuant to Section 6.01(a)) of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above permitted clauses; and

(ii) at the time of incurrence or permitted reclassification, the Borrower will be entitled to divide and classify an item of Indebtedness in one or more types of Indebtedness, Disqualified Stock or Preferred Stock described in Section 6.01(a) or (b).

(d) The accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 6.01.

(e) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness, the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(g) Notwithstanding anything to the contrary contained in Section 6.01(a) or (b), no Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor shall incur any Indebtedness or issue any Disqualified Stock or Preferred Stock in reliance on Section 6.01(a) or (b)(xiii) (the “Limited Non-Guarantor Debt Exceptions”) if the amount of such Indebtedness, Disqualified Stock or Preferred Stock, when aggregated with the amount of all other Indebtedness, Disqualified Stock or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $100,000,000; provided that in no event shall any Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Subsidiary

Guarantor (i) existing at the time it became a Restricted Subsidiary or (ii) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly-Owned Subsidiary (and in the case of clauses (i) and (ii), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this Section 6.01(g).

SECTION 6.02. Liens.

Directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom.

SECTION 6.03. Restricted Payments.

Directly or indirectly, make any Restricted Payment, other than:

(a) Restricted Payments in an amount, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (C) thereof only), (vi)(C) and (ix) of Section 6.03(b), but excluding all other Restricted Payments permitted by Section 6.03(b)) not to exceed the Restricted Payment Applicable Amount; provided that (i) no Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) immediately after giving effect to such transaction on a pro forma basis, the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than or equal to the ratio set forth in Section 6.01(a).

(b) Section 6.03(a) will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(ii) (A) the redemption, prepayment, repurchase, retirement or other acquisition of any (1) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Restricted Subsidiary or Subordinated Indebtedness or Specified Senior Indebtedness of the Borrower or any Guarantor or (2) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of clause (1) and (2), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (B) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of the Refunding Capital Stock, and (C) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (vi)(A) or (B) of this Section 6.03(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(iii) the redemption, repurchase or other acquisition or retirement of (A) the Specified Senior Indebtedness in an amount equal to the aggregate principal amount of prepayments of Term Loans made by the Borrower pursuant to Section 2.12, 2.13(b) or 2.13(c) on a dollar for dollar basis or (B) the Specified Senior Indebtedness or Subordinated Indebtedness of the Borrower or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Borrower or a Restricted Guarantor, as the case may be, which is incurred in compliance with Section 6.01 so long as in the case of the clause (B):

(I)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(II)	solely in the case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Obligations at least to the same extent as such Subordinated Indebtedness so prepaid, purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(III)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness being so prepaid, redeemed, repurchased, acquired or retired; and

(IV)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness being so prepaid, redeemed, repurchased, acquired or retired;

(iv) a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Borrower or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant (or any of their successors, heirs, estates or assigns) of the Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies pursuant to the Krasny Plan, any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed in any calendar year $25,000,000 (with unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $50,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Borrower and, to the extent contributed to the capital of the Borrower, Equity Interests of any of the direct or indirect parent companies of the Borrower, in each case to members of management, directors or consultants of the Borrower, any of its subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the Transactions), to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 6.03(a); plus

(B) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (iv);

and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management of the Borrower, any of its subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of the Borrower or any of the Borrower’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(v) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower of any of its Restricted Subsidiaries issued in accordance with Section 6.01, provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Disqualified Stock, after giving effect to such issuance or declaration on a pro forma basis, the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than or equal to the ratio set forth in Section 6.01(a);

(vi) (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (including Disqualified Stock issued in accordance with Section 6.01) issued by the Borrower or any of its Restricted Subsidiaries after the Closing Date, provided that the amount of dividends paid pursuant to this clause (A) shall not exceed the aggregate amount of cash actually received by the Borrower or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(B) a Restricted Payment to a direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date, provided that the amount of Restricted Payments paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the capital of the Borrower from the sale of such Designated Preferred Stock; or

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 6.03(b);

provided, however, in the case of each of clause (A), (B) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries would be less than or equal to the ratio set forth in Section 6.01(a);

(vii) [Intentionally Reserved];

(viii) in connection with operation of the Krasny Plan, (i) tax withholding payments made in cash to the IRS in connection with in-kind withholding for payments to participants in Equity Interests of any indirect or direct parent of the Borrower and (ii) payments made in cash to the Circle of Service Foundation, Inc. representing the amount of the net tax benefit to the Borrower as a result of the implementation and continuing operation of the Krasny Plan;

(ix) the declaration and payment of dividends on the Borrower’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of such common stock after the Closing Date, of up to 6% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Borrower in or from any such public Equity Offering;

(x) Restricted Payments that are made with Excluded Contributions (other than Specified Equity Contributions);

(xi) Other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $25,000,000;

(xii) distributions or payments of Receivables Fees made in the ordinary course of business by the applicable Receivables Subsidiary;

(xiii) any Restricted Payment used to fund (A) the Transactions including the payment of up to $53,000,000 within 60 days of the Closing Date to participants in the Krasny Plan, (B) the repurchase, redemption, defeasance or other acquisition or retirement for value of any existing Equity Interests of the Borrower in connection with the Transactions in an amount not to exceed $350,000,000 within 10 business days after the Closing Date and (C) the payment of the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted under Section 6.06;

(xiv) the repurchase, prepayment, redemption or other acquisition or retirement for value of any Senior Notes or Senior Subordinated Notes or other Subordinated Indebtedness upon the occurrence of a Change of Control (so long as such Change of Control has been waived by the Required Lenders);

(xv) the declaration and payment of dividends or the payment of other distributions by the Borrower to, or the making of loans or advances to, any of its direct or indirect parents or the equity interest holders thereof in amounts required for any direct or indirect parent companies or the equity interest holders thereof to pay, in each case without duplication,

(A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B) federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Borrower and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

(C) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(D) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Borrower to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(E) amounts payable to the Sponsor pursuant to the Sponsor Management Agreement as in effect on the Closing Date (including all obligations and expenses incurred by the Sponsor in the performance of its duties under the Sponsor Management Agreement); provided that the aggregate amount of fees payable pursuant to this clause (E) shall not exceed $5,000,000 in any calendar year; and provided, further, that indemnification obligations and expenses payable pursuant to this clause (E) shall constitute reasonable and documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor;

(F) fees and expenses other than to Affiliates of the Borrower incurred pursuant to (1) any equity or debt offering of such parent entity (whether or not successful), (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described in Section 6.04;

(G) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower or any direct or indirect parent;

(H) amounts to finance Investments otherwise permitted to be made pursuant to this Section 6.03; provided that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Borrower or one of its Restricted Subsidiaries or (y)

the merger of the Person formed or acquired into the Borrower or one of its Restricted Subsidiaries (to the extent not prohibited by Section 6.04) in order to consummate such Investment, in each case, subject to the limitations set forth in clauses (h) and (m) of, and the proviso set forth at the end of, the definition of Permitted Investment; (3) such direct or indirect parent company and its Affiliates (other than the Borrower or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Borrower shall not increase amounts available for Restricted Payments pursuant to Section 6.03(a) and (5) such Investment shall be deemed to be made by the Borrower or such Restricted Subsidiary by another paragraph of this Section 6.03 (other than pursuant to clause (x) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (i) thereof);

(I) [reserved];

(J) reasonable and customary fees payable to any directors of any direct or indirect parent of the Borrower and reimbursement of reasonable out-of-pocket costs of the directors of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(K) reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Borrower in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(xvi) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xvii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, that complies with Section 6.04; provided that if as a result of such consolidation, merger or transfer of assets, a Change of Control has occurred, such Change of Control has been consented to or waived by the Required Lenders;

(xviii) Restricted Payments by (A) a non-Subsidiary Guarantor, (B) a Foreign Subsidiary or (C) any other subsidiary to the Borrower or any Subsidiary Guarantor that;

(xix) payments or distributions in connection with an AHYDO “catch-up” payment with respect to the Specified Senior Indebtedness;

(xx) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors;

(xxi) [Intentionally Reserved];

(xxii) [Intentionally Reserved]; and

(xxiii) any payment of any dividend from the Borrower to Holdings in connection with the payment of social security or other payroll taxes based on the issuance of Equity Interests to employees or other service providers;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii), (iii), (v), (vi), (vii), (ix) (as determined at the time of the declaration of such dividend), (xi), (xv(E)) and (xvi), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Closing Date, all of the subsidiaries of the Borrower will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to Section

5.11(b). For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 6.03(a) or (b)(vii), (x) or (xi), or pursuant to the definition of “Permitted Investments,” and if such subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Loan Documents.

SECTION 6.04. Fundamental Changes.

(a) The Borrower may not consolidate or merge with or into or wind up into (whether or not the Borrower is the surviving corporation), and may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i) the Borrower is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, the “Successor Company”);

(ii) the Successor Company, if other than the Borrower, expressly assumes all the Obligations of the Borrower pursuant to documentation reasonably satisfactory to the Administrative Agent;

(iii) immediately after such transaction, no Default exists;

(iv) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Net Leverage Test described in Section 6.01(a);

in each case made or effected substantially simultaneously with such transaction or related financing;

(v) each Guarantor, unless it is the other party to the transactions described above, in which case Section 6.04(c)(i)(B) shall apply, shall have confirmed that its Obligations under the Loan Documents to which it is a party pursuant to documentation reasonably satisfactory to the Administrative Agent; and

(vi) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

The Successor Company will succeed to, and be substituted for the Borrower under the Loan Documents. Notwithstanding the foregoing, clause (iv) shall not apply to the Transactions (including the Merger).

(b) Notwithstanding the foregoing paragraphs (a)(iii) and (a)(iv),

(i) a Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Borrower or a Restricted Guarantor;

(ii) the Borrower may merge with an Affiliate of the Borrower solely for the purpose of reorganizing the Borrower in a State of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby; and

(iii) any Foreign Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to any other Foreign Subsidiary.

(c) No Restricted Guarantor will, and the Borrower will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not the Borrower or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or Person, the “Successor Person”);

(B) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the Obligations of such Restricted Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default exists; and

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such documentation relating to the Loan Documents, if any, comply with this Agreement;

(ii) the transaction does not violate Section 6.05;

provided that the Borrower shall promptly notify the Administrative Agent of any such transaction and shall take all required actions either prior to or upon the later to occur of 30 days following such transaction (or the earlier of the date of the required delivery of the next Pricing Certificate and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Administrative Agent may consent) in order to preserve and protect the Liens on the Collateral securing the Secured Obligations.

In the case of clause (i)(A) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Loan Documents. Notwithstanding the foregoing, any Restricted Guarantor (x) may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or the Borrower or (y) dissolve, liquidate or wind up its affairs if such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Dispositions.

Cause, make or suffer to exist a Disposition, except:

(a) any Disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the Disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under Section 6.04 or any disposition that constitutes a Change of Control;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 6.03;

(d) any Disposition of property or assets or issuance of Equity Interests (A) by a Restricted Subsidiary of the Borrower to the Borrower or (B) by the Borrower or a Restricted Subsidiary of the Borrower to another Restricted Subsidiary of the Borrower; provided that in the case of any event described in clause (B) where the transferee or purchaser is not a Guarantor, then at the option of the Borrower, either (1) such disposition shall constitute a Disposition for purposes of the definition of Prepayment Asset Sale or (2) the Net Cash Proceeds thereof, when aggregated with the amount of Permitted Investments made pursuant to clauses (a) and (c) of the definition thereof, shall not exceed the dollar amount set forth in the final proviso of such definition;

(e) any Permitted Asset Swap;

(f) the sale, lease, assignment, license or sub-lease of any real, intangible or personal property in the ordinary course of business;

(g) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(i) any sale or other disposition in connection with any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted under this Agreement;

(j) sales of accounts receivable in connection with the collection or compromise thereof;

(k) transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor; provided such transfer shall constitute a Property Loss Event;

(l) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;

(m) voluntary terminations of Hedging Obligations;

(n) Dispositions (including Sale and Lease-Back Transactions) by a Foreign Subsidiary designed to generate foreign distributable reserves;

(o) any Disposition to the extent not involving property (when taken together with any related Disposition or series of related Dispositions) with a fair market value in excess of $25,000,000; and

(p) Dispositions not otherwise permitted under this Section 6.05, provided that:

(i) at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Obligations or that are owed to the Borrower or a Restricted Subsidiary, that are assumed by the transferee of any such assets and for which the Borrower and all of its Restricted Subsidiaries have been validly released by all creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Disposition, and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $50,000,000 and 2.00% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose; and

(ii) any Disposition of assets or issuance or sale of Equity Interests of a Restricted Subsidiary in any transaction or series of related transactions, when taken together with all other dispositions made in reliance on this paragraph (p), does not have a fair market value in excess of 10.0% of Total Assets of the Borrower on the Closing Date; and

(q) Sale and Lease-Back Transactions involving (i) real property owned on the Closing Date (other than any Mortgaged Property), (ii) property acquired not more than 180 days prior to such Sale and Lease Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as a Prepayment Asset Sale;

provided that the consideration received by the Borrower or such Restricted Subsidiary, as the case may be, with respect to any Disposition of any property with a fair market value in excess of $25,000,000 must be at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise disposed of. To the extent any Collateral is disposed of as expressly permitted by this Section 6.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 6.06. Transactions with Affiliates.

Except for transactions by or among the Borrower and the Restricted Guarantors, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, involving aggregate payments or consideration in excess of $10,000,000 in any fiscal year unless:

(a) such transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(b) the Borrower delivers to the Administrative Agent with respect to any such transaction or series of related transactions involving aggregate payments or consideration in excess of $25,000,000, a resolution adopted by the majority of the board of directors of the Borrower approving such transaction and set forth in an Officer’s Certificate certifying that such transaction complies with clause (a) above.

(c) The foregoing provisions will not apply to the following:

(i) the Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(ii) the Borrower and its Restricted Subsidiaries may pay fees, expenses and make indemnification payments directly or indirectly to the Sponsor pursuant to and in accordance with the Sponsor Management Agreement (as in effect on the Closing Date); provided that the aggregate amount of fees payable pursuant to this clause (ii) shall not exceed $5,000,000 in any calendar year; and provided, further, that indemnification obligations and expenses payable pursuant to this clause (ii) shall constitute reasonable and documented out-of-pocket expenses of the Sponsor owed to non-affiliated third parties and out-of-pocket and documented indemnification obligations of the Sponsor;

(iii) the Transactions and the payment of the Transaction Expenses;

(iv) issuances by the Borrower and its Restricted Subsidiaries of Equity Interests not prohibited under this Agreement;

(v) reasonable and customary fees payable to any directors of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Borrower and its subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent reasonably attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries);

(vi) expense reimbursement and employment, severance and compensation arrangements entered into by the Borrower and its Restricted Subsidiaries with their officers, employees and consultants in the ordinary course of business, including, without limitation, the payment of stay bonuses and incentive compensation and/or such officer’s, employee’s or consultant’s equity investment in certain Restricted Subsidiaries;

(vii) payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);

(viii) the payment of reasonable and customary indemnities to directors, officers and employees of the Borrower and its Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business, in the case of any direct or indirect parent to the extent attributable to the operations of the Borrower and its Restricted Subsidiaries;

(ix) transactions pursuant to permitted agreements in existence on the Closing Date and disclosed to the Lenders prior to the Closing Date (other than the Sponsor Management Agreement) and any amendment thereto to the extent such an amendment is not adverse to the interests of the Lenders in any material respect;

(x) Restricted Payments permitted under Section 6.03;

(xi) payments by the Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Borrower, in good faith;

(xii) loans and other transactions among the Borrower and its subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Article VI; provided that any Indebtedness of any Loan Party owed to a Restricted Subsidiary that is not a Loan Party shall be subject to subordination provisions no less favorable to the Lenders than the subordination provisions reasonably acceptable to the Administrative Agent;

(xiii) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (xiii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders when taken as a whole;

(xiv) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xv) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xvi) payments or loans (or cancellation of loans) to employees or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith; and

(xvii) transactions among Foreign Subsidiaries for tax planning and tax efficiency purposes.

Notwithstanding anything to the contrary in this Agreement or otherwise, the Borrower and its Restricted Subsidiaries shall not (i) pay fees directly or indirectly to the Sponsor whether pursuant to the Sponsor Management Agreement or otherwise in an aggregate amount in excess of the amount set forth in clause (c)(ii) above, or (ii) amend, modify or supplement the Sponsor Management Agreement, or enter into a substitute or replacement sponsor management agreement, the effect of which is to increase the fees payable directly or indirectly to the Sponsor thereunder to an aggregate amount in excess of the amount set forth in clause (c)(ii) above.

SECTION 6.07. Restrictive Agreements.

Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations;

(b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; or

(c) the ability of any Restricted Subsidiary to sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

provided that the foregoing shall not apply to:

(i) restrictions and conditions imposed by law, by any Loan Document or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;

(ii) customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii) restrictions and conditions (x) on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder or (y) by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Receivables Facility;

(iv) restrictions or conditions imposed by any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its subsidiaries or the property or assets intended to secure such Indebtedness;

(v) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(vi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Loan Party, which Indebtedness, Disqualified Stock or Preferred Stock is permitted by Section 6.01;

(vii) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.03 and applicable solely to such joint venture entered into in the ordinary course of business;

(viii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis;

(ix) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x) Secured Indebtedness otherwise permitted to be incurred under Sections 6.01 and 6.02 that limit the right of the obligor to dispose of the assets securing such Indebtedness;

(xi) any encumbrances or restrictions of the type referred to in clauses (a) and (b) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the reasonable, good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(d) clause (a) and clause (c) of the foregoing shall not apply to customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment, sale or transfer thereof, in each case entered into in the ordinary course of business or which exists on the date hereof, and no such clause in this Section 6.07 shall prohibit or restrict such party’s right to execute a subordination, non-disturbance and attornment agreement in a form customary and reasonably acceptable to Borrower or such Restricted Subsidiary.

SECTION 6.08. Business of the Borrower and Its Restricted Subsidiaries.

Engage in any line of business material to the Borrower and its subsidiaries taken as a whole other than (a) those lines of business conducted by the Borrower or any Restricted Subsidiary on the Closing Date or (b) any Similar Business.

SECTION 6.09. Modification of Junior Financing Documentation.

Directly or indirectly, amend, modify or change (a) the subordination provisions of any Junior Financing Documentation (and the component definitions used therein), including the Specified Senior Subordinated Indebtedness Documentation or (b) any other term or condition of the Specified Senior Indebtedness Documentation, the Specified Senior Subordinated Indebtedness Documentation or any Junior Financing Documentation, in the case of this clause (b), in any manner materially adverse to the interests of the Lenders and, in each case, without the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

SECTION 6.10. Changes in Fiscal Year.

Make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 6.11. Senior Secured Leverage Ratio.

Permit the Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters ending on or nearest to the date set forth below to exceed the ratio set forth below opposite such date:

Period	Senior Secured Leverage Ratio
December 31, 2008	7.00 to 1.00

March 31, 2009	7.00 to 1.00
June 30, 2009	6.75 to 1.00
September 30, 2009	6.75 to 1.00
December 31, 2009	7.25 to 1.00

March 31, 2010	7.75 to 1.00
June 30, 2010	7.75 to 1.00
September 30, 2010	7.75 to 1.00
December 31, 2010	8.00 to 1.00

March 31, 2011	7.50 to 1.00
June 30, 2011	7.50 to 1.00
September 30, 2011	7.50 to 1.00
December 31, 2011	7.25 to 1.00

March 31, 2012	7.00 to 1.00
June 30, 2012	7.00 to 1.00
September 30, 2012	6.75 to 1.00
December 31, 2012	6.75 to 1.00

March 31, 2013	6.50 to 1.00
June 30, 2013	6.50 to 1.00
September 30, 2013	6.00 to 1.00
December 31, 2013	5.75 to 1.00

March 31, 2014 and each fiscal quarter thereafter	5.50 to 1.00

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default.

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in any Loan Document or any representation, warranty, statement or information contained in any certificate required to be furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Term Loan or the Administration Fee or other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or in Article VI;

(e) default shall be made in the due observance or performance by any Loan Party or its Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower;

(f) (i) the Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to an applicable grace period), which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Indebtedness at its maturity or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness if such sale or transfer is otherwise permitted hereunder;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or a Restricted Subsidiary (other than an Immaterial Subsidiary) or (iii) the winding-up or liquidation of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of the Borrower or any Restricted Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its general inability or fail generally to pay its debts as they become due;

(i) one or more judgments for the payment of money in an aggregate amount exceeding $80,000,000 (to the extent not covered by insurance as to which an insurance company has not denied coverage or by an indemnification agreement as to which the indemnifying party has not denied liability) shall be rendered against the Borrower and/or any Restricted Subsidiary (other than an Immaterial Subsidiary) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(j) (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) a Pension Event occurs with respect to a Foreign Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect;

(k) any material provision of any Loan Document, at any time after its execution and delivery, shall for any reason cease to be in full force and effect (other than in accordance with its terms or in accordance with the terms of the other Loan Documents), or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms of the Loan Documents);

(l) other than with respect to de minimis items of Collateral not exceeding $5,000,000 in the aggregate, any Lien purported to be created by any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Permitted Liens) having the priority contemplated thereby (except as otherwise expressly provided in this Agreement or such Security Document) on the securities, assets or properties purported to be covered thereby, except to the extent that any lack of validity, perfection or priority results from any act or omission of any Collateral Agent, the Administrative Agent, or any Lender (so long as such act or omission does not result from the breach or non-compliance by a Loan Party with the Loan Documents); or

(m) there shall have occurred a Change of Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Term Loan Commitments and (ii) declare the Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Administration Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Term Loan Commitments shall automatically terminate and the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Administration Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases and intercreditor agreements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), (c) each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action and (d) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the subsidiaries thereof that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence, bad faith or willful misconduct or material breach of the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

For purposes of determining compliance with the conditions specified in Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying in writing the Lenders and the Borrower. Upon receipt of any such notice of resignation of the Administrative Agent or the Collateral Agent, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, and provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing under paragraphs (g)(i) or (h) of Article VII), to appoint a successor (other than a Disqualified Institution) which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000.

If no successor agent is appointed prior to the effective date of resignation of the relevant Agent specified by such Agent in its notice, the resigning Agent may appoint, after consulting with the Lenders and with the consent of the Borrower, a successor agent from among the Lenders. If no successor agent has accepted appointment as the successor agent by the date which is 60 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders, appoint a successor agent as provided for above (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the resigning Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Security Documents or (b) otherwise ensure that the obligations under Section 5.09 are satisfied, the successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a) to file and prove a claim for the whole amount of the Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and each Agent or (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and each Agent and their respective agents and counsel and all other amounts due such Lenders and the Administrative Agent under Section 2.05 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event such Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 9.05.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan or reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize such Agent to vote in respect of the claim of any such Lender in any such proceeding.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrower, to it at:

CDW ~~Corporation~~LLC

200 N. Milwaukee Avenue

Vernon Hills, IL 60061

Attention: Ann E. Ziegler, Chief Financial Officer

Phone: (847) 968-0610

Facsimile: (847) 968-0304

Christine Leahy, General Counsel

Phone: (847) 968-0203

Facsimile: (847) 968-0303

with a copy to (which shall not constitute notice):

Madison Dearborn Partners, LLC

Three First National Plaza

Suite 3800

Chicago, Illinois 60602

Attention of: George Peinado

(Fax No. (312) 895-1346)

Email address: gpeinado@mdcp.com

and

Providence Equity Partners

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Attention of: Michael J. Dominguez

(Fax No. (401) 751-1790)

E-mail address: m.dominguez@provequity.com

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention of: Maureen Sweeney

(Fax No. (312) 862-2200)

Email address: ~~(312) 862-2190~~msweeney@kirkland.com

if to Morgan Stanley as Administrative Agent and Morgan Stanley &Co. Incorporated as Collateral Agent, to:

Morgan Stanley

1 Pierrepont Plaza, 7th Floor

Brooklyn, NY 11201

Attention: Cindy Kwok

Telecopy no: (718) 233-0928

E-Mail Address: cindy.kwok@morganstanley.com

With copies to (which shall not constitute notice):

Ben Lerner

Morgan Stanley

1585 Broadway, Floor 04

New York, NY 10036

Telecopy no: (646) 452-4810

E-Mail Address: ben.lerner@morganstanley.com

Steve King

Morgan Stanley

1585 Broadway, Floor 04

New York, NY 10036

Telecopy no: (212) 507-4687

E-Mail Address: stephen.b.king@morganstanley.com

(b) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time in writing, notices and other communications may also be delivered or furnished by e-mail; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

SECTION 9.02. Survival of Agreement.

All covenants, agreements, representations and warranties made by the Borrower herein or any other Loan Document, shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making by the Lenders of the Term Loans, regardless of any investigation made by the Agents or the Lenders or on their behalf, and notwithstanding that any Agent or any Lender may have had notice or actual knowledge of any Default at the time of the making of any Term Loans shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the expiration of the Term Loan Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 9.03. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more assignees (in each case, other than to Disqualified Institutions) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans at the time owing to it); provided, however, that (i) each of the Administrative Agent and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that no such consent shall be required to any such assignment made to a Lender or an Affiliate or Related Fund of a Lender (in each case, other than to Disqualified Institutions) (each, an “Eligible Assignee”) and the consent of the Borrower shall not be required during the continuance of any

Event of Default arising under clause (b), (c), (g)(i) or (h) of Article VII, (ii) (A) in the case of any assignment, other than assignments to any Eligible Assignee, the amount of the Term Loan Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or if less, the entire remaining amount of such Lender’s Term Loan Commitment or Term Loans) and shall be in an amount that is an integral multiple of $1,000,000 (or the entire remaining amount of such Lender’s Term Loan Commitment or Term Loans), provided, however, that simultaneous assignments by or to two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, and (B) in the case of any assignment to any Eligible Assignee, after giving effect to such assignment, Term Loan Commitments or Term Loans of the assigning Lender and its Affiliates and Related Funds shall be zero or not less than $1,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (such Assignment and Acceptance to be (A) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and (B) delivered together with a processing and recordation fee of $3,500, unless waived or reduced by the Administrative Agent in its sole discretion; provided that only one such fee shall be payable in connection with simultaneous assignments by or to two or more Related Funds) and (v) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and the tax forms required under Section 2.20(e), (f) or (g), as applicable. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any Administration Fee accrued for its account and not yet paid). Any assignment or transfer that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding principal amount of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any subsidiary or the performance or observance by Holdings, the Borrower or any subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any changes thereto, whether by assignment or otherwise, and the Term Loan Commitment of, and principal amount of the Term Loans (and related interest amount and fees with respect to such Term Loan) owing and paid to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and Lenders at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and the Borrower to such assignment (in each case to the extent required pursuant to paragraph (b) above) and any applicable tax forms required by Section 2.20(e), (f) or (g), as applicable, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e) and (iii) if requested by an assignee, provide to such assignee the most recent list of Disqualified Institutions identified in writing to the Administrative Agent as of such date; provided that the Administrative Agent shall have no responsibility to monitor compliance in connection therewith.

(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (other than to Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant and in the case of Section 2.20, only if such participant shall have provided any form of information that it would have been required to provide under such Section if it were a Lender), (iv) to the extent permitted by applicable law, each participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, so long as such participant agrees to be subject to Section 2.18 as though it were a Lender and (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Term Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers described in clauses (i), (ii) and (iii) of Section 9.08(b) as it pertains to the Term Loans or Term Loan Commitments in which such participant has an interest). Each Lender selling a participation to a participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such participation, specifying such participant’s entitlement to payments of principal and interest with respect to such participation, (ii) shall provide the Administrative Agent and the Borrower with the applicable forms, certificates and statements described in Section 2.20(e) or (f) hereof, as applicable, as if such participant was a Lender hereunder and (iii) if requested by a participant, provide to such participant the most recent list of Disqualified Institutions identified in writing to the Administrative Agent as of such date; provided that the Administrative Agent shall have no responsibility to monitor compliance in connection therewith. Notwithstanding anything in clause (ii) of the immediately preceding sentence to the contrary, each Lender shall have the right to sell one or more participations to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the requirements set forth therein.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any non-public information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such non-public information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that (i) such assignment shall not increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder and (ii) no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPC hereunder shall utilize the Term Loan Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that (x) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower hereunder, (y) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (z) the Granting Lender shall for all purposes remain the Lender of record hereunder. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender and (B) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The Borrower shall not assign or delegate any of its rights or duties hereunder (other than in a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k) If the Borrower wishes to replace the Term Loans or Term Loan Commitments hereunder with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Term Loans or reducing or terminating the Term Loan Commitments to be replaced, to (i) require the Lenders to assign such Term Loans or Term Loan Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Term Loans and Term Loan Commitments to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Term Loans were being optionally prepaid or such Term Loan Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.16. By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Term Loans or Term Loan Commitments pursuant to the terms of an Assignment and Acceptance, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to those of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Agents and the Arranger taken as a whole, and, if reasonably necessary, of one local counsel in each material jurisdiction) incurred by the Arranger and the Agents, in connection with the syndication of the Term Loan Facility and the preparation and administration of this

Agreement and the other Loan Documents and in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) and (ii) all reasonable out-of-pocket expenses (but limited, as to legal fees and expenses, to one counsel for all such Persons taken as a whole, and, if reasonably necessary, of one local counsel to all such Persons taken as a whole in each material jurisdiction) incurred by the Agents or any Lender in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the other Loan Documents or in connection with the Term Loans made hereunder.

(b) The Borrower agrees to indemnify each Arranger, the Administrative Agent, the Collateral Agent, each Lender and each of the foregoing Persons’ Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates and their successors and assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one counsel to the Indemnitees, taken as a whole, and one local counsel to the Indemnitees taken as a whole in each material jurisdiction; provided that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction), and liabilities of such Indemnitee arising out of or in connection with (w) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Term Loan Facility), (x) the use of the proceeds of the Term Loans, (y) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (z) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by Holdings, the Borrower or any of the subsidiaries, or any liability under Environmental Laws related in any way to Holdings, the Borrower or the subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or its Affiliates and the respective directors, officers, employees and agents of such Indemnitee and such Indemnitee’s Affiliates) (each, a “related party” of such Indemnitee) or material breach of its (or any of its related parties’) obligations hereunder or under any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby or (y) relate to the presence or Release of Hazardous Materials that first occur at any property owned by Holdings or the Borrower after such property is transferred to any Indemnitee, any of its related parties or any of their respective successors or assigns by foreclosure, deed-in-lieu of foreclosure or similar transfer. The Borrower shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Borrower with an undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Borrower to such Indemnitee to the extent any of the foregoing items in clauses (x) and (y) occurs. Notwithstanding the foregoing, this Section 9.05 shall not apply to Tax matters, which shall be governed exclusively by Section 2.20.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Arranger, the Administrative Agent or any other Indemnitee related thereto under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Arranger, such Indemnitee and the Administrative Agent, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Arranger, the Agents or such Indemnitee in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of outstanding Term Loans and unused Term Loan Commitments at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, fraud or gross negligence of such party of any of its Affiliates or the respective directors, officers, employees and agents of such party and such party’s Affiliates and (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Term Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall survive the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Term Loans, the expiration of the Term Loan Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after receipt of an invoice relating thereto setting forth such amounts in reasonable detail.

SECTION 9.06. Right of Setoff; Payments Set Aside.

(a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.07. Applicable Law.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan

Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 2.22 and clause (d) below, and except for those actions expressly permitted to be taken by the Agents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Required Lenders and the Loan Parties that are party thereto and are affected by such waiver, amendment or modification and acknowledged by the Administrative Agent; provided, however, that no such agreement shall (i) reduce the principal amount of, or extend or waive any scheduled amortization payment or the final scheduled maturity date of or date for the payment of any interest on, any Term Loan, forgive any such payment or any part thereof, or decrease the rate of interest on any Term Loan, without the prior written consent of each Lender directly and adversely affected thereby (it being understood that any change to the component definitions of the Total Net Leverage Ratio or Senior Secured Leverage Ratio affecting the determination of interest and the waiver of a Default, Event of Default or default interest shall only require the consent of the Borrower and the Required Lenders), (ii) increase or extend the Term Loan Commitment without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17, the provisions of Section 2.18, the provisions of Section 9.04(j) (it being understood that any change to Section 6.04 shall only require approval of the Required Lenders) or the provisions of this Section (except as set forth below) or release all or substantially all of the Guarantors or all or substantially all of the Collateral (except as permitted under Section 6.04 and the Guarantee and Collateral Agreement), without the prior written consent of each Lender, (iv) waive or amend this Section 9.08(b) or (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional term loans pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Term Loans on the date hereof and this Section 9.08 may be amended to reflect such term loans); provided, further, that (w) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, or the Collateral Agent, as the case may be, and (x) Section 9.04(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Term Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, in addition to any term loans and related Incremental Amendments effectuated without the consent of Lenders in accordance with Section 2.22, this Agreement (including this Section 9.08 and Section 2.17) may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the term loans from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and Administration Fee in respect thereof, (ii) to include appropriately the Lenders holding such term loan facilities in any determination of the Required Lenders and other definitions related to such new term loan facilities and (iii) to provide customary class protection for any additional term loan facilities.

(d) Notwithstanding the foregoing, in addition, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing in whole, but not in part, of outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to annual amortization on any Refinanced Term Loan Facility not in excess of 1% of the principal amount thereof) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(e) Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 9.08 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Term Loans and Term Loan Commitments.

SECTION 9.09. Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Term Loan, together with all fees, charges and other amounts which are treated as interest on such Term Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by such Lender.

SECTION 9.10. Entire Agreement.

This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees, the Arranger, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability.

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.14. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars, into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of dollars for delivery two Business Days thereafter. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase dollars with the Judgment Currency. If the amount of dollars so purchased is less than the sum originally due to the Administrative Agent in dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

SECTION 9.16. Confidentiality.

Each of the Administrative Agent, the Collateral Agent, the Arranger and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ (other than Excluded Parties (as defined below)) trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that the Administrative Agent, the Collateral Agent, such Arranger or such Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Person) or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16; provided that, no such disclosure shall be made by the Administrative Agent, the Collateral Agent, the Arranger and the Lenders to any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital (the “Excluded Parties”). For the purposes of this Section, “Information” shall mean all information received from the Borrower or Holdings and related to the Borrower or its business, other than any such information that is publicly available to the Administrative Agent, the Collateral Agent, any Arranger or any Lender, other than by reason of disclosure by Administrative Agent, the Collateral Agent, any Arranger or any Lender in breach of this Section 9.16.

SECTION 9.17. No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Arranger on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and each Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Release of Collateral.

The Lenders irrevocably authorize the Agents (and the Agents agree):

(a) to release any Lien on any property granted to or held by the Collateral Agent or the Administrative Agent under any Loan Document (w) upon the Termination Date (and, concurrently therewith, to release all the Loan

Parties from their obligations under the Loan Documents (other than those that specifically survive the Termination Date)), (x) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to any Person other than a Loan Party, (y) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, or (z) owned by a Subsidiary Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) at the request of the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (f), (h) and (t) of the definition of Permitted Liens; and

(c) to release any Subsidiary Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Specified Senior Indebtedness, any Junior Financing and any Refinancing Indebtedness in respect thereof unless and until such Guarantor is (or is being simultaneously) released from its guarantee with respect to the Specified Senior Indebtedness, such Junior Financing and any Refinancing Indebtedness in respect thereof.

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.18. In each case as specified in this Section 9.18, the relevant Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents, or to release such Loan Party from its obligations under the Loan Documents, in each case, in accordance with the terms of the Loan Documents and this Section 9.18.

SECTION 9.19. USA PATRIOT Act Notice.

Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or such Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.

SECTION 9.20. Lender Action.

Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or any Hedging Obligation (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 9.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.21. Effectiveness of Merger.

Upon the consummation of the Merger, the Company shall succeed to all the rights and obligations of Merger Sub under this Agreement, without any further action by any Person.

SECTION 9.22. Confirmation of Security Interest.

The Borrower, by its execution of this Agreement, hereby confirms and ratifies that all of its obligations as a “Grantor” under the Security Documents to which it is a party shall continue in full force and effect for the benefit of the Agents and the Lenders with respect to this Amendment and Restatement of the Existing Term Loan Agreement. The Borrower, by its execution of this Amendment and Restatement, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Collateral Agent for the benefit of the Lenders and the Agents with respect to the Existing Term Loan Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CDW ~~CORPORATION~~LLC

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, as Co-Syndication Agent, as Joint Bookrunner and as a Lender

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent and as a Lender

By:
Name:
Title:

J.P. MORGAN SECURITIES INC., as Joint Lead Arranger and as Joint Bookrunner

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent and as a Lender

By:
Name:
Title:

MORGAN STANLEY BANK, as a Lender

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC., as Co-Syndication Agent and as Joint Bookrunner

By:
Name:
Title:

By its signature below, the undersigned hereby consents to the foregoing Amendment and Restatement of the Existing Term Loan Agreement and confirms that the obligations of the Borrower under said Term Loan Agreement as amended by said Amendment and Restatement shall constitute “Obligations” under the Guarantee and Collateral Agreement under and as defined in said Existing Term Loan Agreement for all purposes of said Guarantee and Collateral Agreement. By its signature below, the undersigned hereby confirms that all of its obligations under the Guarantee and Collateral Agreement shall continue unchanged and in full force and effect for the benefit of the Agents and the Lenders with respect to this Amendment and Restatement of the Existing Term Loan Agreement.

~~VH HOLDINGS, INC.~~
CDW CORPORATION

By:
Name:
Title:

CDW DIRECT, LLC

By:
Name:
Title:

CDW GOVERNMENT~~, INC.~~ LLC

By:
Name:
Title:

~~BERBEE INFORMATION NETWORKS CORPORATION~~
CDW TECHNOLOGIES, INC.

By:
Name:
Title:

CDW LOGISTICS, INC.

By:
Name:
Title:

~~CDW CAPITAL CORP~~

~~By:~~
~~Name:~~
~~Title:~~

~~CDW ASIA HOLDINGS, LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~CDW CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~FORESIGHT TECHNOLOGY GROUP, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~NETWORK ENGINEERING ASSOCIATES, LLC~~

	~~By:~~	~~Berbee Informational Networks Corporation~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT A

[Form of Amendment No. 2 Lender Addendum]

[see attached]

AMENDMENT NO. 2 LENDER ADDENDUM

Reference is made to (i) the Term Loan Agreement dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009, and as otherwise modified and supplemented as in effect on the date hereof (the “Term Loan Agreement”) among CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (“CDW” or the “Borrower”), CDW Corporation (formerly known as VH Holdings, Inc.) (“Holdings”), each of the Subsidiary Guarantors, each of the Lenders party thereto (collectively the “Lenders” and, individually, a “Lender”), Morgan Stanley Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as Administrative Agent, and Morgan Stanley & Co. Incorporated (as successor to Lehman Commercial Paper Inc.), as Collateral Agent and (ii) Amendment No. 2 dated as of December 2, 2010 to the Term Loan Agreement (“Amendment No. 2”). Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Term Loan Agreement, as amended by Amendment No. 2.

This is an Amendment No. 2 Lender Addendum (this “Addendum”) referred to in Amendment No. 2, pursuant to the terms of which, upon execution and delivery of this Addendum by the undersigned lender (the “Lender Signatory”), the Lender Signatory shall be deemed to have executed and delivered a counterpart of Amendment No. 2 (and such execution and delivery shall be irrevocable upon the Amendment No. 2 Closing Date).

By execution and delivery of this Addendum, the Lender Signatory hereby agrees as follows:

I. APPROVAL OF AMENDMENT NO. 2:

[NOTE: PLEASE CHECK THE APPROPRIATE BOX BELOW THAT APPLIES TO THE LENDER SIGNATORY AND FILL IN THE REQUIRED INFORMATION]

☐ NON-EXTENDING TERM LOAN LENDERS: The Lender Signatory, which is a Term Loan Lender under the Term Loan Agreement, hereby (a) consents to the terms of Amendment No. 2 and (b) agrees that, effective as of the Amendment No. 2 Closing Date, (i) it shall be a Non-Extending Term Loan Lender for purposes of the Term Loan Agreement as amended by Amendment No. 2 and (ii) the entire principal amount of its outstanding Term Loans under the Term Loan Agreement in effect immediately prior to the Amendment No. 2 Closing Date shall be Non-Extended Term Loans under the Term Loan Agreement as so amended.

[NOTE: BOX BELOW TO BE CHECKED IF LENDER SIGNATORY IS AGREEING TO EXTEND THE TERM LOAN MATURITY DATE TO JULY 15, 2017 WITH RESPECT TO ALL OR A PORTION OF THE TERM LOANS HELD BY SUCH LENDER SIGNATORY]

☐ EXTENDING TERM LOAN LENDERS: The Lender Signatory, which is a Term Loan Lender under the Term Loan Agreement, hereby (a) consents to the terms of Amendment No. 2 and (b) agrees that, effective as of the Amendment No. 2 Closing Date, (i) it shall be, for purposes of the Term Loan Agreement as amended by Amendment No. 2, (x) an Extending Term Loan Lender with respect to the Term Loans that it has agreed (pursuant to this Addendum) shall be Extended Term Loans and (y) a Non-Extending Term Loan Lender with respect to all of its other Term Loans and (ii) the principal amount of its outstanding Term Loans listed below, after the caption “Extended Term Loans”, shall be extended pursuant to Amendment No. 2 and shall be Extended Term Loans under the Term Loan Agreement as so amended:

•	Full name of Term Loan Lender[1]:

•	Total amount of Term Loans:

•	Extended Term Loans:

II. WAIVER OF MANDATORY PREPAYMENT:

[NOTE: BOX BELOW TO BE CHECKED IF LENDER SIGNATORY WISHES TO WAIVE ALL OF ITS PRO RATA SHARE OF ANY MANDATORY PREPAYMENT OF TERM LOANS WHICH IS TO BE MADE ON THE AMENDMENT NO. 2 CLOSING DATE PURSUANT TO SECTION 2.13(d) OF THE TERM LOAN AGREEMENT (AS AMENDED BY AMENDMENT NO. 2)]

☐ The Lender Signatory, pursuant to Section 2.13(h) of the Term Loan Agreement (as amended by Amendment No. 2), hereby waives all of its pro rata share of any mandatory prepayment of Term Loans which is to be made by the Borrower on the Amendment No. 2 Closing Date pursuant to Section 2.13(d) of the Term Loan Agreement (as amended by Amendment No. 2).

This Addendum shall be construed in accordance with and governed by the law of the State of New York. This Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[remainder of page intentionally blank]

[1]	For Term Loan Lenders that are funds managed by a common investment adviser, a separate Addendum must be completed for each such fund.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the date of Amendment No. 2.

LENDER:

By:
Name:
Title:

[SIGNATURE PAGE – LENDER ADDENDUM]

EXHIBIT B

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

dated as of

October 12, 2007.

and

Amended and Restated as of December [    ], 2010

among

CDW CORPORATION,

CDW LLC,

the Subsidiaries of CDW LLC

from time to time party hereto

and

MORGAN STANLEY & CO. INCORPORATED,

as Collateral Agent

-i-

SECTION 7.03.	Binding Effect; Several Agreement	27
SECTION 7.04.	Successors and Assigns	27
SECTION 7.05.	Collateral Agent’s Expenses; Indemnity	28
SECTION 7.06.	Collateral Agent Appointed Attorney-in-Fact	28
SECTION 7.07.	Applicable Law	29
SECTION 7.08.	Waivers; Amendment	29
SECTION 7.09.	WAIVER OF JURY TRIAL	30
SECTION 7.10.	Severability	30
SECTION 7.11.	Counterparts	30
SECTION 7.12.	Headings	31
SECTION 7.13.	Jurisdiction; Consent to Service of Process	31
SECTION 7.14.	Termination or Release	31
SECTION 7.15.	[RESERVED]	32
SECTION 7.16.	Additional Subsidiaries	32
SECTION 7.17.	Security Interest and Obligations Absolute	33
SECTION 7.18.	Effectiveness of Merger	33

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	U.S. Copyrights Owned by Grantor; Patents Owned by Grantors; Trademarks/Trade Names Owned by Grantors
Schedule IV	UCC Filing Offices
Schedule V	UCC Information
Schedule VI	Locations of Collateral
Schedule VII	Deposit Accounts
Schedule VIII	Letter of Credit Rights and Chattel Paper

Exhibits

Exhibit A	Form of Supplement

-ii-

GUARANTEE AND COLLATERAL AGREEMENT dated as of October 12, 2007 and amended and restated as of December [    ], 2010 (this “Agreement”), among CDW CORPORATION (formerly known as VH Holdings, Inc.), a Delaware corporation (“Holdings”), CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (the “Borrower”), the subsidiaries of the Borrower from time to time party hereto and MORGAN STANLEY & CO. INCORPORATED (as successor to Lehman Commercial Paper Inc.), as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

WHEREAS, Morgan Stanley Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders have provided a loan facility to the Borrower pursuant to the Term Loan Agreement dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009 and Amendment No. 2, dated as of the date hereof (“Amendment No. 2”), and as otherwise modified and supplemented as in effect on the date hereof (the “Credit Agreement”), among the Borrower, Holdings, the Subsidiary Guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Morgan Stanley Senior Funding, Inc., as joint bookrunner and co-syndication agent, Deutsche Bank Securities Inc., as joint bookrunner and co-syndication agent and JPMorgan Chase Bank, N.A., as co-syndication agent;

WHEREAS, in connection with the Credit Agreement, the Borrower, Holdings the Subsidiary Guarantors party thereto and the Collateral Agent entered into the Guarantee and Collateral Agreement, dated as of October 12, 2007 (the “Original Guarantee and Collateral Agreement”);

WHEREAS, the Borrower, Holdings, the Subsidiary Guarantors party thereto, the Administrative Agent and the Required Lenders have agreed, pursuant to Amendment No. 2, among other things, to extend the Term Loan Maturity Date applicable to the Extended Term Loans under the Credit Agreement and to increase the interest rate margin payable on such Extended Term Loans;

WHEREAS, [the Borrower, CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with the Borrower, the “Issuers”) and [            ], as trustee (the “Note Trustee”) are party to an Indenture dated as of December [    ], 2010 (as modified and supplemented and in effect from time to time, the “Senior Secured Note Indenture”) pursuant to which the Issuers have issued $[300,000,000] of [    ]% Senior Secured Notes due 2018 (together with any Additional Notes and Exchange Notes, the “Senior Secured Notes” and, collectively with the Senior Secured Note Indenture and any other documents executed pursuant to the Senior Secured Note Indenture, the “Senior Secured Note Documents”)]1;

WHEREAS, the Borrower, CDW Finance, Holdings, the Subsidiary Guarantors party thereto, the Note Trustee and the Collateral Agent are party to an intercreditor agreement, dated as of the date hereof (“Term/Note Intercreditor Agreement”), which governs the respective rights and remedies of the Secured Parties with respect to the Collateral subject to this Agreement;

WHEREAS, each Guarantor is an affiliate of the Borrower, will derive substantial benefits from the extension of the Term Loan Maturity Date applicable to the Extended Term Loans under the Credit Agreement and the issuance of the Senior Secured Notes and is willing to amend and

[1]	References to be confirmed.

restate the Original Guarantee and Collateral Agreement by entering into this Agreement in order to induce the Lenders to extend the Term Loan Maturity Date applicable to the Extended Term Loans under the Credit Agreement and to induce the initial purchasers of the Senior Secured Notes to purchase the Senior Secured Notes; and

WHEREAS, the extension of the Term Loan Maturity Date applicable to the Extended Term Loans and the purchase of the Senior Secured Notes are each conditioned upon, among other things, the execution and delivery of this Agreement by the Borrower and each Guarantor.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, parties hereto agrees that on the Amendment No. 2 Closing Date the Original Guarantee and Collateral Agreement shall be amended and restated to read as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement as in effect on the date hereof. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

(c) As used herein, “date of this Agreement” and “date hereof” shall mean October 12, 2007.

SECTION 1.02. Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Additional Notes” means [    ]% Senior Secured Notes due 2018 issued under the Senior Secured Note Indenture after the date thereof and constituting “Additional Notes” as defined therein.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(d).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Amendment No. 2” shall have the meaning assigned to such term in the preliminary statement.

“Bankruptcy Default” shall mean an Event of Default of the type described in (i) Sections 7.01(g) and (h) of the Credit Agreement, (ii) [            ] of the Senior Secured Note Indenture and (iii) any comparable provision of any Other Pari Passu Lien Obligations Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord of any Grantor for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

“Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations, renewals, extensions and pending applications for registration in the United States Copyright Office (or any successor office), including those copyrights listed on Schedule III, and (c) all causes of action arising prior to, on or after the date hereof for infringement of any Copyright or unfair competition regarding the same and all other rights whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Default” shall have the meaning assigned to such term in (i) the Credit Agreement, (ii) the Senior Secured Note Indenture and (iii) if applicable, each Other Pari Passu Lien Obligations Agreement.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now owns or hereafter acquires.

“Event of Default” shall have the meaning assigned to such term in (i) the Credit Agreement, (ii) the Senior Secured Note Indenture and (iii) if applicable, each Other Pari Passu Lien Obligations Agreement.

“Exchange Notes” shall have the meaning assigned to such term in the Senior Secured Note Indenture.

“Excluded Collateral” shall mean:

(a) all vehicles the perfection of a security interest in which is excluded from the New York UCC in the relevant jurisdiction;

(b) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party the right to terminate its obligations thereunder or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (b) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (b) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC;

(c) [Intentionally Omitted];

(d) Investment Property consisting of voting Equity Interests of any Foreign Subsidiary in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote;

(e) as to which the Collateral Agent and the Borrower reasonably determine that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby;

(f) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, the Senior Secured Note Indenture and each Other Pari Passu Lien Obligations Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(g) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties;

(h) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(i) all assets subject to a certificate of title statute, Farm Products and As-Extracted Collateral;

(j) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property or any Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, including the New York UCC;

(k) [Intentionally Omitted];

(l) any assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Borrower;

(m) Equity Interests in Unrestricted Subsidiaries, Immaterial Subsidiaries and captive insurance companies; and

(n) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Collateral.

“Excluded Deposit Accounts” means, collectively, (i) payroll and payroll taxes accounts, workers’ compensation accounts and other employee wage and benefit payment accounts and petty cash accounts, (ii) trust accounts and (iii) deposit accounts other than Collection Accounts and Collateral Deposit Accounts (as each such term is defined in the Revolving Credit Agreement), so long as the aggregate amount on deposit in all such deposit accounts does not exceed $2,500,000 in the aggregate at any time.

“Excluded Note Collateral” shall have the meaning assigned to such term in Section 3.01(b).

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“Fraudulent Conveyance” shall have the meaning assigned to such term in Section 2.01.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including all of the following that are owned or hereafter acquired by such Grantor (i) Patents, Copyrights, Licenses and Trademarks, (ii) all inventions, processes, production methods, trade secrets, confidential or proprietary technical and business information, know how and databases and all other proprietary information, (iii) Domain Names, (iv) all improvements with respect to any of the foregoing, and (v) all causes of action, claims, and warranties now or hereafter owned or a acquired by any Grantor with respect of any of the foregoing.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“Issuers” shall have the meaning assigned to such term in the preamble.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Loan Documents” shall have the meaning assigned to such term in the Credit Agreement.

“Loan Obligations” shall mean the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower or any other Loan Party to the Administrative Agent, the Collateral Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document and whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Collateral Agent or any Lender that are required to be paid pursuant to the Credit Agreement or any other Loan Document and including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Loan Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (e) the permitted successors and assigns of each of the foregoing.

“Loans” shall mean all Term Loans under, and as defined in, the Credit Agreement.

“Merger Sub” shall mean VH Mergersub, INC.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Trustee” shall have the meaning assigned to such term in the preliminary statement.

“Note Obligations” shall mean the principal of and interest on the Senior Secured Notes and all other amounts from time to time owing by the Issuers or any other Grantor to the Note Trustee or to any Senior Secured Note Holder whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Senior Secured Note Indenture, any other Senior Secured Note Document and whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Note Trustee or any Senior Secured Note Holder that are required to be paid pursuant to the Senior Secured Note Indenture or any other Senior Secured Note Document and including interest accruing after the maturity of the Senior Secured Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) or otherwise.

“Note Secured Parties” shall mean (a) the Note Trustee, (b) the Senior Secured Note Holders, (c) any Other Pari Passu Obligations Agent, holders of Other Pari Passu Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Senior Secured Note Document or Other Pari Passu Lien Obligations Agreement, and (f) the permitted successors and assigns of each of the foregoing.

“Obligations” shall mean the Loan Obligations and the Note Obligations.

“Original Guarantee and Collateral Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Other Pari Passu Lien Obligations” means indebtedness or other obligations of Issuers or the Guarantors issued following the date of this Agreement to the extent (a) such indebtedness is not prohibited by the terms of the Loan Documents, the Senior Secured Note Documents and each then extant Other Pari Passu Lien Obligations Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Obligations, (b) the Grantors have granted Liens, consistent with clause (a), on the Collateral to secure the obligations in respect of such indebtedness, (c) such indebtedness or other obligations constitute “Other Pari Passu Lien Obligations” as defined in the Senior Secured Note Indenture on the date hereof, and (d) the Other Pari Passu Lien Obligations Agent, for the holders of such indebtedness has entered into a joinder agreement hereto on behalf of the holders under such agreement acknowledging that such holders shall be bound by the terms hereof applicable to Note Secured Parties.

“Other Pari Passu Lien Obligations Agent” means the Person appointed to act as trustee, agent or representative for the holders of Other Pari Passu Lien Obligations pursuant to any Other Pari Passu Lien Obligations Agreement.

“Other Pari Passu Lien Obligations Agreement” means any indenture, credit agreement or other agreement under which any Other Pari Passu Lien Obligations are incurred.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor), including those listed on Schedule III, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and (c) all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or present future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Permitted Liens” shall have the meaning assigned to such term in the Credit Agreement to the extent such Permitted Liens are not prohibited to be incurred pursuant to the Senior Secured Note Indenture or any Other Pari Passu Lien Obligations Agreement.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean (a) (i) the Equity Interests owned by any Grantor on the date hereof (including all such Equity Interests listed on Schedule II) and (ii) thereafter, any other Equity Interest obtained in the future by such Grantor, in the case of each of clauses (i) and (ii), to the extent that the same do not constitute Excluded Collateral and (b) the certificates, if any, representing all such Equity Interests.

“Pricing Certificate” shall mean a certificate delivered pursuant to Section 5.04(c) of the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

“Secured Parties” shall mean the Loan Secured Parties and the Note Secured Parties.

“Security Interest” shall mean the pledge and security interest confirmed and granted pursuant to Section 3.01.

“Senior Secured Note Holders” means Holders (as such term is defined in the Senior Secured Note Indenture).

“Senior Secured Notes” shall have the meaning assigned to such term in the preliminary statement.

“Senior Secured Note Documents” shall have the meaning assigned to such term in the preliminary statement.

“Senior Secured Note Indenture” shall have the meaning assigned to such term in the preliminary statement.

“Subsidiary Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date, excluding (i) any Excluded Subsidiary and (ii) any Foreign Subsidiary.

“Termination Date” shall mean the date upon which all of the Loans, Senior Secured Notes, together with all interest, fees and other non-contingent Obligations shall have been paid in full in cash.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person (other than an agreement with any Person who is an affiliate or a subsidiary of any Grantor) any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office), and all extensions or renewals thereof, including those registrations and applications listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

“Transaction Documents” shall mean the Credit Agreement, the other Loan Documents, the Senior Secured Note Indenture and the other Senior Secured Note Documents.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee.

Each Guarantor confirms its guarantee under Article II of the Original Guarantee and Collateral Agreement and absolutely, irrevocably and unconditionally guarantees to the Loan Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Loan Obligations. Each Guarantor further agrees that the Loan Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Loan Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrower or any other Grantor of any Loan Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Loan Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Loan Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence and taking into account the provisions of Section 5.02, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.02. Guarantee of Payment.

Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and payable and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the Collateral Agent or any other Loan Secured Party to any security held for the payment of the Loan Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 2.03. No Limitations, Etc.

(a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Loan Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Loan Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Loan Secured Party for the Loan Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of the Loan Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date). Each Guarantor expressly authorizes the Collateral Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Loan Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Loan Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense (other than payment or performance of the Loan Obligations (other than contingent obligations), in full) based on or arising out of any defense of the Borrower or any other Grantor or the unenforceability of the Loan Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Grantor, other than the occurrence of the Termination Date. The Collateral Agent and the other Loan Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Loan Obligations, make any other accommodation with the Borrower or any other Grantor or exercise any other right or remedy available to them against the Borrower or any other Grantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Grantor, as the case may be, or any security.

SECTION 2.04. Reinstatement.

Each Guarantor agrees that its guarantee hereunder shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time and for any reason payment, or any part thereof, of any Loan Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Loan Secured Party whether upon the bankruptcy or reorganization of the Borrower, any other Grantor, or otherwise, notwithstanding the occurrence of the Termination Date.

SECTION 2.05. Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Loan Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Grantor to pay any Loan Obligation when and as the same shall become due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and will promptly pay, or cause to be paid, to the Collateral Agent for distribution to the Loan Secured Parties in cash the amount of such unpaid Loan Obligation (other than payment of any contingent obligations). Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article V.

SECTION 2.06. Information.

Each Guarantor assumes all responsibility for being and keeping itself reasonably informed of the Borrower’s and each other Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Loan Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Loan Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Loan Secured Party, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the Loan Obligations (other than contingent obligations), each Grantor hereby confirms the pledge and grant to the Collateral Agent, its successors and permitted assigns of the security interest of the Original Guarantee and Collateral Agreement, for the ratable benefit of the Loan Secured Parties, and as security for the payment or performance, as the case may be, in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (other than contingent obligations), each Grantor hereby pledges and grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all right, title or interest in or to any and all of the following assets and properties in each case whether tangible or intangible, wherever located, and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Collateral”):

(i) all Accounts;

(ii) the Cash Collateral Account (as defined in the Revolving Credit Agreement) and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii) all Chattel Paper;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments, including all Pledged Securities;

(ix) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(x) all Investment Property;

(xi) all Intellectual Property;

(xii) all Pledged Collateral;

(xiii) all Records and all books and records pertaining to the Collateral;

(xiv) all letters of credit under which such Grantor is the beneficiary and Letter of Credit Rights;

(xv) all Supporting Obligations;

(xvi) all cash and cash equivalents;

(xvii) all Deposit Accounts and Securities Accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(xviii) all other personal property whatsoever of such Grantor; and

(xix) to the extent not otherwise included, all Proceeds, all accessions to and substitutions and replacements for and products of any and all of the foregoing and all offsprings, rents profits and products of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement or any other Senior Secured Note Document, the Equity Interests and other securities of any direct or indirect subsidiary of Holdings that are owned by any Grantor will constitute Collateral securing Note Obligations for the benefit of Senior Secured Note Holders only to the extent that such Equity Interests and other securities can secure the Senior Secured Notes and/or the guarantees in respect thereof without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any subsidiary of Holdings due to the fact that such subsidiary’s Equity Interests and other securities secure the Senior Secured Notes and/or the related guarantees, then the Equity Interests and other securities of such subsidiary shall automatically be deemed not to be part of the Collateral securing the Note Obligations in favor of the Note Secured Parties (but only to the extent necessary to not be subject to such requirement) (any such Equity Interests or other securities, “Excluded Note Collateral”). In such event, the Security Documents may be amended or modified, without the consent of the Note Trustee, the Collateral Agent, any Senior Secured Note Holder or any holder of Other Pari Passu Lien Obligations, to the extent necessary to release the first-priority security interests in the shares of Equity Interests and other securities that are so deemed to no longer constitute part of the Collateral securing the Note Obligations in favor of the Note Secured Parties. For the avoidance of doubt, any such Equity Interests shall remain Collateral securing the Loan Obligations for the benefit of the Loan Secured Parties in accordance with the terms of the Credit Agreement and this Agreement.

In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s Equity Interests and other securities to secure the Senior Secured Notes and/or the related guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such subsidiary, then the Equity Interests and other securities of such subsidiary shall automatically be deemed to be a part of the Collateral securing the Note Obligations in favor of the Note Secured Parties (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Note Trustee, the Collateral Agent, any Senior Secured Note Holder or any holder of Other Pari Passu Lien Obligations, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests and other securities.

This Section 3.01(b) shall apply mutatis mutandis to Other Pari Passu Lien Obligations.

(c) Each Grantor hereby authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request. The Collateral Agent agrees, upon request by the Borrower and at the Borrower’s expense, to promptly furnish copies of such filings to the Borrower.

(d) The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Collateral Agent agrees, upon request by the Borrower and at the Borrower’s expense, to promptly furnish copies of such filings to the Borrower.

(e) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

SECTION 3.02. Representations and Warranties.

Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a) In executing and delivering this Agreement, each Grantor has (i) adequate means to obtain from the Issuers on a continuing basis information concerning the Issuers; (ii) full and complete access to the Transaction Documents and any other documents executed in connection with the Transaction Documents; and (iii) not relied and will not rely upon any representations or warranties of any Secured Party not embodied herein or any acts heretofore or hereafter taken by any Secured Party (including but not limited to any review by any Secured Party of the affairs of the Borrower).

(b) Each Grantor has sole beneficial ownership of the Collateral (other than with respect to Intellectual Property Licenses) and good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, has full power and authority to grant to the Collateral Agent (for the ratable benefit of the Secured Parties to the extent herein provided), the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (i) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral and (ii) Liens expressly permitted by the Credit Agreement and the Senior Secured Note Indenture.

(c) (i) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the Borrower to the Collateral Agent after the date hereof in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement or after the Amendment No. 2 Closing Date in the case of filings, recordings or registrations required by any comparable provision of the Senior Secured Note Indenture or any Other Pari Passu Lien Obligations Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the date hereof (or after the date hereof, in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement or after the Amendment No. 2 Closing Date in the case of filings, recordings or registrations required by any comparable provision of the Senior Secured Note Indenture or any Other Pari Passu Lien Obligations Agreement) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties to the extent provided herein) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. (ii) Notwithstanding the foregoing, each Grantor represents and warrants that a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-1, F-2 and F-3, and containing a description of all Collateral consisting of Intellectual Property that is material to the conduct of such Grantor’s business with respect to United States Patents and United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending) and United States federally registered Copyrights has been or will be delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent) in respect of all such Collateral in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than filings described in Section 3.02(c)(i), and other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States Patents, United States federally registered Trademarks and United States federally registered Copyrights (and applications therefor) that are material to the conduct of such Grantor’s business and that are acquired or developed after the date hereof).

(d) The Security Interest constitutes (i) a legal and valid security interest in (x) all Collateral securing the payment and performance of the Loan Obligations and (y) all Collateral other than the Excluded Note Collateral securing the payment and performance of the Note Obligations, (ii) subject to the filings described in Section 3.02(c), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the 3-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the 1-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(e) Schedule II correctly sets forth as of the Amendment No. 2 Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(f) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(g) Schedule V correctly sets forth as of the Amendment No. 2 Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each

Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor. The Borrower agrees to update the information required pursuant to the preceding sentence as provided in Section 5.06 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture or any Other Pari Passu Lien Obligations Agreement.

(h) No Grantor has (a) within the period of four months prior to the Amendment No. 2 Closing Date, changed its location (as defined in Section 9-307 of the New York UCC), (b) except as specified in Schedule V, heretofore changed its name, or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the New York UCC) with respect to a currently effective security agreement previously entered into by any other Person.

(i) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in (i) Collateral consisting of Intellectual Property that is not material to the conduct of the Grantor’s business, and (ii) Collateral to the extent such creation or perfection would require (A) any filing other than a filing in the United States or America, any state thereof and the District of Columbia or (B) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia.

(j) Each Grantor represents and warrants that the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the Amendment No. 2 Closing Date, that such Grantor owns and that are material to the conduct of its business as of the Amendment No. 2 Closing Date.

(k) As of the Amendment No. 2 Closing Date, all of Grantors’ locations where Collateral constituting Inventory is located (other than (i) Collateral in transit or out for repair or maintenance or (ii) locations where the value of Inventory located at any such location does not exceed $2,000,000 and the aggregate value of Inventory located at all such locations does not exceed $10,000,000) are listed on Schedule VI. All of said locations are owned by the Grantors except for locations (i) which are leased by the Grantors as lessees and designated in Part B(ii) of Schedule VI and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part B(iii) of Schedule VI.

(l) All of such Grantor’s Deposit Accounts are listed on Schedule VII.

(m) Schedule VIII lists all Letter-of-Credit Rights and Chattel Paper of such Grantor having an individual fair market value in excess of $250,000.

(n) With respect to Accounts and Chattel Paper, the information with respect to the Accounts and Chattel Paper (including without limitation the names of obligors, amounts owing and due dates) is and will be correctly stated in all material respects in all records of the Grantors relating thereto and in all invoices with respect thereto furnished to the Collateral Agent by the Grantors from time to time.

SECTION 3.03. Covenants.

(a) Subject to Section 3.02(i), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b) Subject to Section 3.02(i), each Grantor agrees, upon written request by the Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so unless an Event of Default shall have occurred and be continuing, the Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement and the Senior Secured Note Indenture, and each Grantor agrees to reimburse the Collateral Agent within 30 days after written demand for any reasonable out-of-pocket payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Transaction Documents.

(d) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(e) In the case of each Grantor, such Grantor shall, promptly upon obtaining knowledge thereof, give notice to the Collateral Agent of any Commercial Tort Claim of such Grantor in which the damages being sought exceeds $1,000,000 and shall grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest in such Commercial Tort Claim. After such grant, such commercial tort claim shall be deemed to constitute Collateral for purposes of this Agreement.

(f) Subject to the following sentence, the Grantors will not (i) maintain any Inventory (other than such Collateral in transit) at any location other than those locations listed on Schedule VI (except for locations where the fair market value of Inventory at any such location does not exceed $2,000,000 and the aggregate fair market value of Inventory at all such locations does not exceed $10,000,000), (ii) otherwise change, or add to, such locations, or (iii) change their respective principal places of business or chief executive offices from the location identified on Schedule VI. Each Grantor will give the Collateral Agent at least ten (10) days prior written notice (or such shorter notice to which the Collateral Agent has consented in writing) of any new principal place of business or chief executive office or any new location for any of its Inventory, except for locations where the market value of Inventory stored or warehoused at any such new location does not exceed $2,000,000 and the aggregate market value of Inventory, stored or warehoused at all such new locations (together with all other locations not listed on Schedule VI) does not exceed $10,000,000 (such locations, “Excluded Locations”). With respect to any such new location (excluding Excluded Locations), such Grantor will execute such documents and take such actions as the Collateral Agent reasonably deems necessary to perfect and protect the Liens granted under the Collateral Documents and, if requested by the Collateral Agent, will use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location.

(g) Receivables.

(i) The Grantors will deliver to the Collateral Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

(ii) Upon the request of the Collateral Agent, the Grantors shall take all steps reasonably necessary to grant the Collateral Agent “control” (within the meaning of set forth in Section 9-105 of the Uniform Commercial Code) of all electronic chattel paper in accordance with the Uniform Commercial Code. Unless an Event of Default has occurred and is continuing, the requirement in the preceding sentence shall not apply to electronic chattel paper to the extent that all amounts payable evidenced by such electronic chattel paper in which the Collateral Agent has not been vested “control” does not exceed $1,000,000 in the aggregate for all Grantors.

SECTION 3.04. Other Actions.

In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. Upon the occurrence and during the continuation of an Event of Default, if any Grantor shall at any time hold or acquire any Instruments in excess of $1,000,000 individually, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify.

(b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, to the extent the same do not constitute Excluded Collateral, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the Collateral Agent or endorsed in blank.

(c) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $250,000 to secure payment of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(d) Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit having an individual face amount in an amount in excess of $250,000, the applicable Grantor shall promptly, and in any event within ten (10) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and, if requested to do so by the Collateral Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account of the Collateral Agent or subject to a Deposit Account Control Agreement, all in form and substance reasonably satisfactory to the Collateral Agent. Unless requested by the Collateral Agent following the occurrence and during the continuation of an Event of Default, the actions in the preceding sentence shall not be required to the extent that the amount of any such letter of credit, together with the aggregate amount of all other letters of credit for which the actions described above in clause (i) and (ii) have not been taken, does not exceed $1,000,000 in the aggregate for all Grantors.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc.

Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement:

(a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Documents and applicable law and no notice of any such voting or exercise of any consensual rights and powers need be given to the Collateral Agent.

(b) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Transaction Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter (or such longer period as to which the Collateral Agent may consent).

SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, other than the expiration of such Patent at the end of its natural term, subject to such Grantor’s reasonable business judgment.

(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each registered Trademark that is material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark registration in full force free from any legally binding determination of abandonment or invalidity of such Trademark registration due to nonuse, subject to such Grantor’s reasonable business judgment.

(c) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, and subject to each Grantor’s reasonable business judgment, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, and the United States Copyright Office, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(d) Each Grantor agrees that, should it obtain an ownership interest in any Intellectual Property (other than any Excluded Collateral) after the date hereof, to the extent that such Intellectual Property would be a part of the Collateral under the terms of this Agreement had it been owned by such Grantor as of the date hereof, (“After-Acquired Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby shall automatically become part of the Collateral, subject to the terms and conditions of this Agreement. Within 90 days after the end of each calendar year (or such longer period as to which the Collateral Agent may consent), the relevant Grantor shall sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable United States federally registered (or application for United States federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable fiscal quarter, to the extent that such Intellectual Property becomes part of the Collateral and to the extent that it is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

SECTION 3.07. Collateral Access Agreements.

If requested by the Collateral Agent, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory are stored or located (except for such locations where the value of Inventory stored or located at any such location does not exceed $2,000,000 so long as the aggregate value of Inventory does not exceed $10,000,000 for all such locations).

SECTION 3.08. Deposit Account Control Agreements.

Each Grantor will provide to the Collateral Agent within 60 days of the Collateral Agent’s request (or such longer period as to which the Collateral Agent may consent), a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account (other than an Excluded Deposit Account) of such Grantor as set forth in this Agreement.

ARTICLE IV

Remedies

SECTION 4.01. Pledged Collateral.

(a) Upon the occurrence and during the continuance of an Event of Default and with prior written notice to the Borrower, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Subject to the Term/Revolving Intercreditor Agreement and Section 4.06 with respect to the ABL Priority Collateral (as therein defined), upon the occurrence and during the continuance of an Event of Default and with prior written notice to the relevant Grantor, the Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Agent upon written demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that unless otherwise directed by the Required Lenders and Required Noteholders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default and the provision of the notice referred to above to permit the

Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d) Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02. Uniform Commercial Code and Other Remedies.

Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on written demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on written demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral (provided that such assignment, transfer or conveyance of any Collateral consisting of Trademarks includes an assignment, transfer or conveyance of the goodwill associated with such Trademarks) by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (c) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code is in effect in the applicable jurisdiction, or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem necessary, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it necessary to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations (other than contingent obligations) paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Until the Termination Date, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated in writing by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Upon the occurrence and during the continuance of an Event of Default, in the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or the Senior Secured Note Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may upon prior written notice to such Grantor, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems necessary. All sums disbursed by the Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon written demand as provided in Section 9.05 of the Credit Agreement or any comparable provision of the Senior Secured Note Indenture or any Other Pari Passu Lien Obligations Agreement, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.03. Application of Proceeds.

If an Event of Default shall have occurred and be continuing the Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with the Term/Note Intercreditor Agreement or, (i) if the Loan Obligations have been paid in full (other than contingent obligations) but only one class of Note Obligations or Other Pari Passu Lien Obligations remains outstanding, in accordance with the Senior Secured Notes Indenture or applicable Other Pari Passu Lien Obligations Agreement, as applicable, or (ii) if the Note Obligations and Other Pari Passu Lien Obligations have been paid in full (other than contingent obligations) but the Loan Obligations remain outstanding, in accordance with the Section 2.17 of the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Grant of License to Use Intellectual Property.

For the purpose of enabling the Collateral Agent to exercise its rights and remedies in this Article IV at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent (until the termination of this Agreement and subject to Section 7.14) an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), subject in all respects to any Licenses to use, license or sublicense any of the Collateral consisting of know how, Patents, Copyrights and Trademarks, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the Collateral Agent with a third party in accordance with this Section 4.04 shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default, except to the extent that such license or sublicense would invalidate or render unenforceable any such Grantor’s Intellectual Property.

SECTION 4.05. Securities Act, Etc.

In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation.

In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation.

Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Loan Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Loan Obligation owed to any Loan Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination.

Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Obligations until the Termination Date; provided, that if any amount shall be paid to such Guarantors on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Loan Secured Parties and shall promptly be paid to the Collateral Agent to be credited and applied against the Loan Obligations, whether matured or unmatured, in accordance with Section 2.17 of the Credit Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Intentionally Deleted.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement or after the Loan Obligations have been paid in full, in accordance with the Term/Note Intercreditor Agreement or, if only one class of Note Obligations or Other Pari Passu Lien Obligations remains outstanding, in accordance with the Senior Secured Notes Indenture or applicable Other Pari Passu Lien Obligations Agreement, as applicable. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Survival of Agreement.

All covenants, agreements, representations and warranties made by the Grantors herein or in any other Transaction Document shall be considered to have been relied upon by the Lenders, the Senior Secured Noteholders and the holders of Other Pari Passu Lien Obligations and shall survive the making by the Lenders of any Loans and the extension of credit or purchase by the Senior Secured Note Holders and holders of Other Pari Passu Lien Obligations, regardless of any investigation made by any Lender, any such Senior Secured Note Holder or any such holder of Other Pari Passu Lien Obligations on their behalf and notwithstanding that the Collateral Agent, any Lender or any such Senior Secured Note Holder may have had notice or actual knowledge of any Default at the time of the making of such Loans or such extension or purchase, as applicable, and shall continue in full force and effect until the Termination Date.

SECTION 7.03. Binding Effect; Several Agreement.

This Agreement shall become effective when it shall have been executed by the Grantors and the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 7.04. Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Collateral Agent’s Expenses; Indemnity.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable.

(b) Without limitation of its indemnification obligations under the other Transaction Documents, each Grantor agrees to indemnify the Collateral Agent and the other Indemnitees as provided in Section 9.05 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.05 shall survive the Termination Date.

SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact.

(a) Until the Termination Date, each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (iv) to send verifications of Accounts to any Account Debtor, (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral (provided that any sale, assignment or transfer of Collateral consisting of Trademarks includes a sale, assignment or transfer of the goodwill associated with such Trademarks), (ix) to apply the proceeds of any Obligations as provided in Article IV, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) to change the address for delivery of mail addressed to such Grantor to such Address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to such Grantor and (ix) to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct, fraud or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, under this Section 7.06 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.

(c) Following the occurrence and continuance of an Event of Default, the Collateral Agent may, in the Collateral Agent’s own name or in the name of a nominee of the Collateral Agent, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantors, parties to contracts with the Grantors and obligors in respect of Instruments of the Grantors to verify with such Persons, to the Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

SECTION 7.07. Applicable Law.

THIS AGREEMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER TRANSACTION DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of this Agreement or any other Transaction Document or consent to any departure by any Secured Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, neither the extension of the Term Loan Maturity Date nor the purchase of the Senior Secured Notes shall be construed as a waiver of any Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantors that are party thereto and are affected by such waiver, amendment or modification, subject to Section 9.08 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable. Notwithstanding the foregoing, (i) any Other Pari Passu Lien Obligations Agent, on behalf of itself and holders of Other Pari Passu Lien Obligations, may become party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Borrower and such Other Pari Passu Lien Obligations Agent of a properly completed joinder agreement hereto (which shall be in form and substance reasonably satisfactory to the Collateral Agent) and (ii) technical modifications may be made to this Agreement to facilitate the inclusion of Other Pari Passu Lien Obligations without any further action by any other party hereto to the extent such Other Pari Passu Lien Obligations are permitted to be incurred under the Loan Documents and the Senior Secured Note Documents.

SECTION 7.09. WAIVER OF JURY TRIAL.

EACH PARTY HERETO (AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability.

In the event any one or more of the provisions contained in this Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.12. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto and the Secured Parties, by their acceptance of the benefits of this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.14. Termination or Release.

(a) This Agreement, the Guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby (including, without limitation, the licenses granted by the Grantors and the Collateral Agent pursuant to Section 4.04) shall automatically terminate on the Termination Date. The Security Interest in the Collateral securing the applicable Note Obligations shall also be released on the terms set forth in the Senior Secured Note Indenture or the applicable Other Pari Passu Lien Obligations Agreement, as applicable.

(b) Any Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement and the Senior Secured Note Indenture as a result of which such Guarantor ceases to be a Guarantor under Section 2.01 and a guarantor of the Note Obligations.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement, the Senior Secured Note Indenture and each Other Pari Passu Lien Obligations Agreement to any person that is not a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 4.08 of the Term/Note Intercreditor Agreement or, (i) if the Loan Obligations have been paid in full (other than contingent obligations) but only one class of Note Obligations or Other Pari Passu Lien Obligations remains outstanding, in accordance with the Senior Secured Notes Indenture or applicable Other Pari Passu Lien Obligations Agreement, as applicable, or (ii) if the Note Obligations and the Other Pari Passu Lien Obligations have been paid in full (other than contingent obligations) but the Loan Obligations remain outstanding, in accordance with the Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released, and the licenses granted by the Grantors and the Collateral Agent pursuant to Section 4.04 shall be automatically terminated.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the Collateral Agent (other than any representation and warranty that the Collateral Agent has the authority to execute and deliver such documents) or any Secured Party. Without limiting the provisions of Section 7.05, the Borrower shall reimburse the Collateral Agent upon written demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14 as provided in Section 9.05 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable.

(e) At any time that the respective Grantor desires that the Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon the reasonable request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 7.14.

SECTION 7.15. [RESERVED]

SECTION 7.16. Additional Subsidiaries.

Pursuant to Section 5.09 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable, each wholly owned Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes owned by a non-disregarded non-United States entity) that was not in existence or not a subsidiary on the date hereof is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a subsidiary. Upon execution and delivery by the Collateral Agent and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.17. Security Interest and Obligations Absolute.

Subject to Section 7.14 hereof, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Senior Secured Note Indenture, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Senior Secured Note Indenture, any other Transaction Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement and any comparable provision of the Senior Secured Note Indenture and any Other Pari Passu Lien Obligations Agreement, as applicable), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement other than payment of the Obligations (other than contingent obligations), in full.

SECTION 7.18. Effectiveness of Merger.

Upon the consummation of the Merger, the Borrower shall succeed to all the rights and obligations of Merger Sub under this Agreement, without any further action by any Person.

SECTION 7.19. Term/Note Intercreditor Agreement.

The provisions of this Agreement shall be subject to the provisions of the Term/Note Intercreditor Agreement. In the event of any conflict between this Agreement and the Term/Note Intercreditor Agreement, the provisions of the Term/Note Intercreditor Agreement shall control and govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CDW CORPORATION

By:
Name:
Title:

CDW LLC

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

CDW DIRECT, LLC

By:
Name:
Title:

CDW GOVERNMENT, LLC

By:
Name:
Title:

CDW LOGISTICS, INC.

By:
Name:
Title:

CDW TECHNOLOGIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

MORGAN STANLEY & CO. INCORPORATED., as Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT

Schedule I to the

Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

Schedule II to the

Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Date Filed

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

III-2

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

III-3

Schedule IV to the

Guarantee and

Collateral Agreement

UCC FILING OFFICES

Schedule V to the

Guarantee and

Collateral Agreement

UCC INFORMATION

Schedule VI to the

Guarantee and

Collateral Agreement

LOCATIONS OF COLLATERAL

A.	Name of Grantor:

B.	Locations of Collateral:

(i)	Properties Owned by the Grantor:

(ii)	Properties Leased by the Grantor (include Landlord’s Name):

(iii)	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee:

Schedule VII to the

Guarantee and

Collateral Agreement

DEPOSIT ACCOUNTS

Schedule VIII to the

Guarantee and

Collateral Agreement

LETTER OF CREDIT RIGHTS AND CHATTEL PAPER

Exhibit A to the

Guarantee and

Collateral Agreement

SUPPLEMENT NO. [—] (this “Supplement”) dated as of [—], to the Guarantee and Collateral Agreement dated as of October 12, 2007, as amended and restated as of December [    ], 2010, and as otherwise modified and supplemented as in effect on the date hereof (the “Guarantee and Collateral Agreement”) among CDW Corporation (formerly known as VH Holdings, Inc.), a Delaware corporation (“Holdings”), CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (the “Borrower”), each subsidiary of the Borrower from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrower and Holdings are referred to collectively herein as the “Grantors”) and Morgan Stanley & Co. Incorporated (as successor to Lehman Commercial Paper Inc.), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to (i) the Credit Agreement dated as of October 12, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), the Collateral Agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Morgan Stanley Senior Funding, Inc., as joint bookrunner and co-syndication agent, Deutsche Bank Securities Inc., as joint bookrunner and co-syndication agent and JPMorgan Chase Bank, N.A., as co-syndication agent and (ii) the Indenture dated as of December [    ], 2010 (as modified and supplemented and in effect from time to time, the “Senior Secured Note Indenture”) between the Borrower, CDW Finance Corporation, a Delaware corporation (“CDW Finance” and together with the Borrower, the “Issuers”),, [        ], as trustee (the “Note Trustee”), pursuant to which the Issuers have issued $[300,000,000] of [    ]% Senior Secured Notes due 2018 (the “Senior Secured Notes”);

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and to induce the initial purchasers of the Senior Secured Notes to purchase the Senior Secured Notes. Section 7.16 of the Guarantee and Collateral Agreement provides that certain additional Restricted Subsidiaries of the Borrower may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement[ and the Senior Secured Note Indenture] to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement). Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants to the Collateral Agent and the Secured Parties that as of the date hereof (a) Schedule I attached hereto correctly sets forth (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary, (ii) any and all Intellectual Property now owned by the New Subsidiary, (iii) the locations of Collateral owned by the New Subsidiary, (iv) the Deposit Accounts maintained by the New Subsidiary and (iv) Letter of Credit Rights and Chattel Paper of the New Subsidiary and (b) set forth under its signature hereto, is the exact legal name (as such name appears on its certificate or articles of incorporation or formation) of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement[ or [                    ] of the Senior Secured Note Indenture/Term/Note Intercreditor Agreement, as applicable]. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in Section 9.05 of the Credit Agreement[ and [            ] of the Senior Secured Note Indenture/Term/Note Intercreditor Agreement].

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent,

By:
Name:
Title:

Schedule I to the

Supplement to Guarantee

and Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

PLEDGED DEBT SECURITIES

[Follow format of Schedules III through VIII to the

Guarantee and Collateral Agreement.]

EXHIBIT C

FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT

Amended and Restated Intercreditor Agreement, dated as of December [    ], 2010 (this “Agreement”), among JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Agent”) for the ABL Secured Parties (as defined below), MORGAN STANLEY & CO. INCORPORATED (as successor to Lehman Commercial Paper Inc.), as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined below), CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (the “Borrower”) and each of the Loan Parties (as defined below) which are signatories to this Agreement.

WHEREAS, the Borrower and the ABL Agent are parties, together with certain lenders, to the Revolving Loan Credit Agreement, dated as of October 12, 2007 (as amended, the “Existing ABL Agreement”), pursuant to which such lenders have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower and the Term Loan Agent are parties, together with certain lenders, to the Term Loan Agreement, dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009, and as otherwise modified and supplemented as in effect on the date hereof (the “Existing Term Loan Agreement”), pursuant to which such lenders have agreed to make loans to the Borrower;

WHEREAS, in connection with the Existing ABL Agreement and the Existing Term Loan Agreement, the Borrower, the Loan Parties party thereto, the ABL Agent and the Term Loan Agent entered into the Intercreditor Agreement, dated as of October 12, 2007 (as modified and supplemented and in effect from time to time, the “Original Intercreditor Agreement”);

WHEREAS, the Borrower, the Loan Parties party thereto, the Term Loan Agent and the lenders party thereto have agreed, pursuant to Amendment No. 2, dated as of December [    ], 2010, to, inter alia, extend the final maturity date of some of the loans under the Existing Term Loan Agreement;

WHEREAS, the Borrower and CDW Finance Corporation, a Delaware corporation (“CDW Finance”, and together with the Borrower, the “Issuers”) and [            ], as trustee (the “Note Trustee”) are party to an Indenture dated as of December [    ], 2010 (as modified and supplemented and in effect from time to time, the “Senior Secured Note Indenture”) pursuant to which the Issuers have issued $[300,000,000] of [    ]% Senior Secured Notes due 2018 (together with any Additional Notes and Exchange Notes, the “Senior Secured Notes” and, collectively with the Senior Secured Note Indenture and any other documents executed pursuant to the Senior Secured Note Indenture, the “Senior Secured Note Documents”);

WHEREAS, the Borrower, the Loan Parties party thereto, the Note Trustee and the Term Loan Agent are party to an intercreditor agreement, dated as of December [    ], 2010 (“Term Loan Intercreditor Agreement”), pursuant to which the Note Trustee has designated the Term Loan Agent as agent for itself and the holders of the Senior Secured Notes (the “Senior Secured Note Holders”);

WHEREAS, the Borrower and the other Loan Parties have granted to the ABL Agent security interests in the Common Collateral as security for payment and performance of the ABL Obligations; and

WHEREAS, the Borrower and the other Loan Parties have granted to the Term Loan Agent security interests in the Common Collateral as security for payment and performance of the Term Loan Obligations;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereto agree that effective as of the date hereof the Original Intercreditor Agreement shall be amended and restated to read as follows:

SECTION 1. Definitions.

1.1 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, General Intangibles, Inventory, Instruments, Deposit Accounts, Documents, Security Accounts, Letter of Credit Rights, Records and Supporting Obligations.

1.2 Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Agent shall be the Person identified as such in such Agreement.

“ABL Agreement” means the collective reference to (a) the Existing ABL Agreement, (b) any Additional ABL Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing ABL Agreement, any Additional ABL Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”). Any reference to the ABL Agreement hereunder shall, except as otherwise provided, be deemed a reference to any ABL Agreement then existing.

“ABL Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation.

“ABL Creditors” means the “Secured Parties” as defined in the Existing ABL Agreement, together with any other holders of ABL Obligations.

“ABL DIP Financing” has the meaning set forth in Section 5.2(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement.

“ABL Guarantee” means any guarantee by any Loan Party of any or all of the ABL Obligations.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Obligations” means, (1) with respect to the Existing ABL Agreement and the related ABL Documents, all “Secured Obligations” of each Loan Party as defined in the ABL Agreement, and (2) with respect to each other ABL Agreement, (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made pursuant to the ABL Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) all Hedging Obligations secured by the Liens granted under the ABL Security Documents, (d) all Cash Management Obligations secured by the Liens granted under

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the ABL Security Documents and (e) all ABL Guarantees, fees, expenses and other Obligations payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the ABL Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the ABL Security Documents), and (d) the ABL Agent has delivered a written notice to the Term Loan Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties, which notice shall be delivered by the ABL Agent to the Term Loan Agent promptly after the occurrence of the events described in clauses (a), (b) and (c) (but without liability for any failure to so deliver such notice).

“ABL Priority Collateral” means any of the following which constitutes Common Collateral in which a Lien is granted or purported to be granted to any ABL Secured Party as security for any ABL Obligation:

(1) all Accounts

(2) all Inventory or documents of title, customs receipts, insurance certificates, shipping documents and other written materials related to the purchase or import of any Inventory;

(3) all Deposit Accounts and Securities Accounts (excluding any Deposit Account and/or Securities Account with the Term Loan Agent in which only proceeds from the disposition of Term Loan Priority Collateral are deposited), including all cash, marketable securities, securities entitlements, financial assets and other funds held in or on deposit in any of the foregoing;

(4) all General Intangibles, Instruments, Letter of Credit Rights and Chattel Paper, in each case to the extent relating or pertaining primarily to any or all of the foregoing;

(5) all Records and Supporting Obligations to the extent relating primarily to any or all of the foregoing; and

(6) all substitutions, replacements, accessions, products and proceeds of any of the foregoing (including, without limitation, proceeds of insurance, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“ABL Secured Parties” means the ABL Agent and the ABL Creditors.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

“Access Period” means with respect to each parcel of Real Estate Assets, the period, after the commencement of an Enforcement Action, which begins, with respect to such parcel of Real Estate

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Assets, on the day that the ABL Agent provides the Term Loan Agent with the notice of its election to request access with respect to such parcel of Real Estate Assets pursuant to Section 3.4(d) below and ends on the earliest of (i) the 90th day after the ABL Agent obtains the ability to use, take physical possession of, remove or otherwise control the use, production or access to the ABL Priority Collateral located on such Real Estate Asset plus such number of days, if any, after the ABL Agent obtains access to such ABL Priority Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to the ABL Priority Collateral located on such Real Estate Asset or (ii) the date on which all or substantially all of the ABL Priority Collateral located on such Real Estate Asset is sold, collected or liquidated or (iii) the ABL Obligations Payment Date occurs.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, credit card processing agreement or any similar deposit or securities account agreements among the Term Loan Agent and/or the ABL Agent and a Loan Party and the relevant service provider, financial institution depository or securities intermediary.

“Additional ABL Agreement” means any agreement designated, and permitted to be designated, as such under the Term Loan Agreements and the other applicable ABL Agreements then in effect.

“Additional Debt” has the meaning set forth in Section 9.3(b).

“Additional Notes” has the meaning set forth in the Senior Secured Note Indenture.

“Additional Term Loan Agreement” means any agreement designated, and permitted to be designated, as such under the ABL Agreements and the other Term Loan Agreements then in effect, which may include “Other Pari Passu Lien Obligation Agreements (as defined in the Term Loan Guarantee and Collateral Agreement) to the extent so designated, and permitted to be designated.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Secured Party (or any of its affiliates) in respect of (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Common Collateral” means all assets that are both ABL Collateral and Term Loan Collateral.

“Comparable ABL Security Document” means, in relation to any Common Collateral subject to any Term Loan Security Document, that ABL Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

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“Comparable Term Loan Security Document” means, in relation to any Common Collateral subject to any ABL Security Document, that Term Loan Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Loan Party as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Bid Rights” means, (a) in respect of any order relating to a sale of assets constituting ABL Priority Collateral in any Insolvency Proceeding, that (i) such order grants the Term Loan Agent and the Term Loan Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by Term Loan Liens upon such assets against the purchase price of such assets if (A) the bid of the Term Loan Agent or such Term Loan Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the Term Loan Agent or such Term Loan Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid ABL Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the ABL Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Term Loan Agent and the Term Loan Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights, and (b) in respect of any order relating to a sale of assets constituting Term Loan Priority Collateral in any Insolvency Proceeding, that (i) such order grants the ABL Agent and the ABL Secured Parties (individually and in any combination) the right to bid at the sale of such assets and the right to offset its claims secured by ABL Liens upon such assets against the purchase price of such assets if (A) the bid of the ABL Agent or such ABL Secured Parties is determined by a court to be the best offer at a sale and (B) the bid of the ABL Agent or such ABL Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay all unpaid Term Loan Obligations (except Unasserted Contingent Obligations) and to satisfy all Liens entitled to priority over the Term Loan Liens that attach to the proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the ABL Agent and the ABL Secured Parties in such Insolvency Proceeding to the extent required for the grant of such rights.

“Debt” means, as of any date, as to any Person, the sum of, without duplication (a) the amount outstanding on such date under notes, bonds, debentures, commercial paper, or other similar evidences of indebtedness for money borrowed of such Person and (b) all other amounts that would appear as debt on a consolidated balance sheet of such Person and its Subsidiaries as of such date in accordance with GAAP (excluding items which appear in the footnotes only).

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in each case in accordance with the terms of the ABL

5

Documents or the Term Loan Documents, as applicable, but in all cases excluding the imposition of cash dominion (except following the occurrence and during the continuance of an Event of Default under the ABL Documents and suspension of the revolving commitments in connection therewith, until such time as no suspension of the revolving commitments in connection therewith or with any other Event of Default is in effect) pursuant to the terms of the ABL Documents, with respect to Accounts or monies deposited from time to time in Deposit Accounts or Securities Accounts.

“Exchange Notes” has the meaning set forth in the Senior Secured Note Indenture.

“Existing ABL Agreement” has the meaning set forth in the first recital of this Agreement.

“Existing Term Loan Agreement” has the meaning set forth in the second recital of this Agreement.

“Hedging Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any ABL Secured Party (or any of its affiliates) under any swap agreement or hedge agreement in respect of interest rates, currency exchange rates or commodity prices.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means the collective reference to all rights, priorities and privileges constituting or consisting of intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Inventory Financing Intercreditor Agreements” shall have the meaning given to such term in the Existing ABL Agreement.

“Issuers” has the meaning set forth in the fifth recital of this Agreement.

“Lien” any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means CDW Corporation (formerly known as VH Holdings, Inc.), the Borrower and each direct or indirect subsidiary that is now or hereafter becomes a party to any ABL Document or Term Loan Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Note Trustee” has the meaning set forth in the fifth recital of this Agreement.

“Obligations” means any principal, interest, premiums, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

“Original Intercreditor Agreement” has the meaning set forth in the third recital of this Agreement.

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“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any Real Property, including, without limitation, distribution centers and warehouses and corporate headquarters and administrative offices, which constitutes Term Loan Primary Collateral.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery” has the meaning set forth in Section 5.5.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement”.

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement”.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Senior Secured Note Documents” has the meaning set forth in the fifth recital of this Agreement.

“Senior Secured Note Holders” has the meaning set forth in the sixth recital of this Agreement.

“Senior Secured Note Indenture” has the meaning set forth in the fifth recital of this Agreement.

“Senior Secured Notes” has the meaning set forth in the fifth recital of this Agreement.

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“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having more than 50% of the ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Term Loan Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Agreement, the Term Loan Agent shall be the Person identified as such in such Agreement.

“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement, (b) the Senior Secured Note Indenture, (c) any Additional Term Loan Agreement and (d) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement, the Senior Secured Note Indenture, any Additional Term Loan Agreement or any other agreement or instrument referred to in this clause (d) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”). Any reference to the Term Loan Agreement hereunder, except as otherwise provided herein, shall be deemed a reference to any Term Loan Agreement then existing.

“Term Loan Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Term Loan Secured Party as security for any Term Loan Obligation.

“Term Loan Creditors” means (i) the “Lenders” as defined in the Term Loan Agreement, (ii) the Senior Secured Note Holders and (iii) any other holders of Term Loan Obligations.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).

“Term Loan Documents” means each Term Loan Agreement, the Term Loan Intercreditor Agreement, each Term Loan Security Document, each Term Loan Guarantee, each Senior Secured Note Document and each other “Loan Document” as defined in the Term Loan Agreements.

“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.

“Term Loan Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of October 12, 2007, as amended and restated as of December [    ], 2010, among the Borrower, the other Loan Parties party thereto and the Term Loan Agent.

“Term Loan Intercreditor Agreement” has the meaning set forth in the sixth recital of this Agreement.

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” means, (1) with respect to the Existing Term Loan Agreement and the Senior Secured Note Indenture, all “Obligations” as defined in the Term Loan Guarantee and Collateral Agreement, and (2) with respect to each other Term Loan Agreement, (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made and notes issued pursuant to the Term Loan Agreement and (b) all Term Loan Guarantees,

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fees, expenses and other Obligations payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Term Loan Documents) and (b) the Term Loan Agent has delivered a written notice to the ABL Agent stating that the foregoing has occurred to the satisfaction of the Term Loan Secured Parties, which notice shall be delivered by the Term Loan Agent to the ABL Agent promptly after the occurrence of the events described in clause (a) (but without liability for any failure to so deliver such notice).

“Term Loan Priority Collateral” means all Common Collateral other than ABL Priority Collateral and including for the avoidance of doubt, and without limitation, all real estate, Equipment, Documents relating to Equipment and Intellectual Property.

“Term Loan Secured Party” means the Term Loan Agent and the Term Loan Creditors.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement and any documents that are designated under the Term Loan Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Unasserted Contingent Obligations” shall mean, at any time, ABL Obligations or Term Loan Obligations, as the case may be, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations and Term Loan Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

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1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall, unless otherwise provided, be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or assigns, (iii) any reference herein to any Loan Party shall be construed to include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Sections shall be construed to refer to Sections of this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of any Term Loan Secured Party securing the Term Loan Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the ABL Priority Collateral now existing or hereafter created or arising in favor of the ABL Secured Parties securing the ABL Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Term Loan Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any ABL Document or Term Loan Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any ABL Secured Party securing any of the ABL Obligations are (A) subordinated to any Lien securing any obligation of any Loan Party other than the Term Loan Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Any and all Liens on the Term Loan Priority Collateral now existing or hereafter created or arising in favor of any ABL Secured Party securing the ABL Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on the Term Loan Priority Collateral now existing or hereafter created or arising in favor of the Term Loan Secured Parties securing the Term Loan Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any ABL Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Term Loan Document or ABL Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Term Loan Secured Party securing any of the Term Loan Obligations are (A) subordinated to any Lien securing any obligation of any Loan Party other than the ABL Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

(c) No ABL Secured Party or Term Loan Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security

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interest in the Common Collateral granted to the other. Notwithstanding any failure by any ABL Secured Party or Term Loan Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the ABL Secured Parties or the Term Loan Secured Parties, the priority and rights as between the ABL Secured Parties and the Term Loan Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of ABL Obligations. The Term Loan Agent on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Term Loan Agent on behalf of itself and the other Term Loan Secured Parties agrees that, prior to the ABL Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Term Loan Agent shall be in form reasonably satisfactory to the ABL Agent.

(b) The ABL Agent on behalf of itself and the other ABL Secured Parties agrees that, prior to the Term Loan Obligations Payment Date, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the ABL Agent shall be in form reasonably satisfactory to the Term Loan Agent.

(c) The ABL Agent agrees on behalf of itself and the other ABL Secured Parties that, prior to the Term Loan Obligations Payment Date, all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or hereafter filed against real property in favor of or for the benefit of the ABL Agent shall be in form reasonably satisfactory to the Term Loan Agent and shall contain substantially the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Morgan Stanley & Co. Incorporated, as Collateral Agent, and its successors and assigns in such property in accordance with the provisions of the Amended and Restated Intercreditor Agreement dated as of December [    ], 2010 among JPMorgan Chase Bank, N.A., as ABL Agent, Morgan Stanley & Co. Incorporated, as Term Loan Agent and CDW LLC and certain of its subsidiaries”.

(d) Each of the ABL Agent and the Term Loan Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control is also for the benefit of the Term Loan Agent and the other Term Loan Secured Parties or the ABL Agent and the other ABL Secured Parties, as applicable, solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Agent or the Term Loan Agent (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Loan Agent or any other Term Loan Secured Party or the ABL Agent or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, provided that (i) subsequent to the occurrence of the ABL Obligations Payment Date (if the Term Loan Obligations Payment Date has not occurred),

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the ABL Agent shall (A) deliver to the Term Loan Agent, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and (ii) subsequent to the occurrence of the Term Loan Obligations Payment Date (if the ABL Obligations Payment Date has not occurred), the Term Loan Agent shall (A) deliver to the ABL Agent, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

2.4 No New Liens. (a) Until the ABL Obligations Payment Date has occurred, (i) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Term Loan Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the ABL Obligations subject to the lien priorities set forth in Section 2.1 and (ii) if any Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, subject to the lien priorities set forth in Section 2.1, then the Term Loan Agent will, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Obligations (subject to the lien priorities set forth in Section 2.1 and the other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties, the Term Loan Agent and the other Term Loan Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

(b) Until the Term Loan Obligations Payment Date has occurred, (i) there shall be no Lien (other than cash collateralization of any ABL Obligations consisting of letters of credit or Hedging Obligations), and no Loan Party shall have any right to create any Lien (other than cash collateralization of any ABL Obligations consisting of letters of credit or Hedging Obligations), on any assets of any Loan Party securing any ABL Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Term Loan Obligations subject to the lien priorities set forth in Section 2.1 and (ii) if any ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Agent under the Term Loan Documents, subject to the lien priorities set forth in Section 2.1, then the ABL Agent will, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document, be deemed to also hold and have held such Lien for the benefit of the Term Loan Agent as security for the Term Loan Obligations (subject to the lien priorities set forth in Section 2.1 and the other terms hereof) and shall promptly notify the Term Loan Agent in writing of the existence of such Lien; provided that the Note Obligations (as defined in the Term Loan Guarantee and Collateral Agreement) shall not be secured by any Excluded Note Collateral (as defined in the Term Loan Guarantee and Collateral Agreement). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Term Loan Secured Parties, the ABL Agent and the other ABL Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5 Hedging Obligations and Cash Management Obligations. Notwithstanding anything to the contrary set forth in this Agreement, if at any date the events described in clauses (a), (b) and

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(c) of the defined term “ABL Obligations Payment Date” (other than with respect to Hedging Obligations, Cash Management Obligations and Unasserted Contingent Obligations) shall have occurred, the Term Loan Agent on behalf of itself and the other Term Loan Secured Parties shall have the right to take any Enforcement Action with respect to the ABL Priority Collateral; provided that the Term Loan Agent on behalf of itself and the other Term Loan Secured Parties hereby acknowledges and agrees that any proceeds of the ABL Priority Collateral received after such date shall be applied in accordance with Section 4.1(a) until the ABL Obligations Payment Date.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. (a) Subject to the proviso set forth in Section 3.2(a), until the ABL Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the ABL Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the ABL Priority Collateral, without any consultation with or consent of any Term Loan Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the Term Loan Agent or any Term Loan Secured Party from taking any action which is reasonably necessary to (i) perfect the Term Loan Liens upon the ABL Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the Term Loan Liens upon the ABL Priority Collateral, so long as such action would not, in any case, adversely affect any ABL Lien. Upon the occurrence and during the continuance of a default or an event of default under the ABL Documents, the ABL Agent and the other ABL Secured Parties may take and continue any Enforcement Action with respect to the ABL Obligations and the ABL Priority Collateral in such order and manner as they may determine in their sole discretion.

(b) Subject to the proviso set forth in Section 3.2(b), until the Term Loan Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Term Loan Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Term Loan Priority Collateral, without any consultation with or consent of any ABL Secured Party except as otherwise expressly provided for in this Agreement; provided that nothing contained herein shall be construed as preventing the ABL Agent or any ABL Secured Party from taking any action which is reasonably necessary to (i) perfect the ABL Liens upon the Term Loan Priority Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the ABL Liens upon the Term Loan Priority Collateral, so long as such action would not, in any case, adversely affect any Term Loan Lien. Upon the occurrence and during the continuance of a default or an event of default under the Term Loan Documents, the Term Loan Agent and the other Term Loan Secured Parties may take and continue any Enforcement Action with respect to the Term Loan Obligations and the Term Loan Priority Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that, until the ABL Obligations Payment Date has occurred, subject to Section 2.5, the proviso set forth in Section 3.1(a), the proviso set forth in this Section 3.2(a) and the proviso set forth in Section 5.1(a):

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Term Loan Obligation pari passu with or senior to, or to give any Term Loan Secured Party any preference or priority relative to, the Liens on the ABL Priority Collateral securing the ABL Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other

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disposition of the ABL Priority Collateral by any ABL Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the ABL Priority Collateral by or on behalf of any ABL Secured Party;

(iii) they have no right to (A) direct either the ABL Agent or any other ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or (B) consent or object to the exercise by the ABL Agent or any other ABL Secured Party of any right, remedy or power with respect to the ABL Priority Collateral or pursuant to the ABL Security Documents in respect of the ABL Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the ABL Priority Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any ABL Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no ABL Secured Party shall be liable for, any action taken or omitted to be taken by any ABL Secured Party with respect to the ABL Priority Collateral or pursuant to the ABL Documents in respect of the ABL Priority Collateral so long as such ABL Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the ABL Priority Collateral; and

(vi) they will not seek, and hereby waive any right, to have the ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the ABL Priority Collateral;

provided, that the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, may exercise any right to enforce, collect or realize on the ABL Priority Collateral or exercise any other right or remedy with respect to the ABL Priority Collateral after the passage of a period of 180 days from the earlier of (a) the commencement of any Insolvency Proceeding by or against any Loan Party that has not been dismissed and (b) the date of delivery of a notice in writing to the ABL Agent with respect to the ABL Priority Collateral of the Term Loan Agent’s intention to exercise its right to take such actions (the “Term Loan Standstill Period”); provided, further, however, the Term Loan Agent will not be entitled to exercise any rights or remedies with respect to ABL Priority Collateral if, notwithstanding the expiration of the Term Loan Standstill Period, the ABL Agent or any other ABL Secured Party shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Loan Agent) and is pursuing the exercise thereof.

(b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, until the Term Loan Obligations Payment Date has occurred, subject to the proviso set forth in Section 3.1(b), the proviso set forth in this Section 3.2(b) and the proviso set forth in Section 5.1(b):

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any ABL Obligation pari passu with or senior to, or to give any ABL Secured Party any preference or priority relative to, the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations;

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(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral by any Term Loan Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Term Loan Priority Collateral by or on behalf of any Term Loan Secured Party;

(iii) they have no right to (A) direct either the Term Loan Agent or any other Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Security Documents in respect of the Term Loan Priority Collateral or (B) consent or object to the exercise by the Term Loan Agent or any other Term Loan Secured Party of any right, remedy or power with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Security Documents in respect of the Term Loan Priority Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Term Loan Priority Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Term Loan Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Term Loan Secured Party shall be liable for, any action taken or omitted to be taken by any Term Loan Secured Party with respect to the Term Loan Priority Collateral or pursuant to the Term Loan Documents in respect of the Term Loan Priority Collateral so long as such Term Loan Secured Party, in taking or omitting to take such action, has not breached or otherwise violated this Agreement;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Term Loan Priority Collateral; and

(vi) they will not seek, and hereby waive any right, to have the Term Loan Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Term Loan Priority Collateral;

provided, that the ABL Agent, on behalf of itself and the other ABL Secured Parties, may exercise any right to enforce, collect or realize on the Term Loan Priority Collateral or exercise any other right or remedy with respect to the Term Loan Priority Collateral after the passage of a period of 180 days from the earlier of (a) the commencement of any Insolvency Proceeding by or against any Loan Party that has not been dismissed and (b) the date of delivery of a notice in writing to the Term Loan Agent with respect to the Term Loan Priority Collateral of the ABL Agent’s intention to exercise its right to take such actions (the “ABL Standstill Period”); provided, further, however, the ABL Agent will not be entitled to exercise any rights or remedies with respect to Term Loan Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Term Loan Agent or any other Term Loan Secured Party shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the Term Loan Priority Collateral (prompt notice of such exercise to be given to the ABL Agent) and is pursuing the exercise thereof.

3.3 Judgment Creditors. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the

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event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.4 Cooperation; Sharing of Information and Access; License. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Agent shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Agent shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Agent shall promptly notify the Term Loan Agent of such fact and, upon request from the Term Loan Agent and as promptly as practicable thereafter, shall either make available to the Term Loan Agent such books and records for inspection and duplication or provide to the Term Loan Agent copies thereof. In the event that the Term Loan Agent shall, in the exercise of its rights under the Term Loan Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the ABL Priority Collateral, the Term Loan Agent shall promptly notify the ABL Agent of such fact and, upon request from the ABL Agent and as promptly as practicable thereafter, shall either make available to the ABL Agent such books and records for inspection and duplication or provide to the ABL Agent copies thereof.

(c) The Term Loan Agent, on behalf of the Term Loan Secured Parties, hereby irrevocably grants the ABL Agent a non-exclusive worldwide license to or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Agent’s interest therein, exercisable without payment of royalty or other compensation, any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Agent and the ABL Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the ABL Priority Collateral in accordance with the terms of the ABL Documents; provided that such license shall expire on the earlier of (i) the ABL Obligations Payment Date and (ii) the date that the ABL Priority Collateral has been liquidated, disposed of, foreclosed on or realized upon (the “License Expiration Date”). The Term Loan Agent agrees that any of the Intellectual Property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date will be subject to the rights of the ABL Agent as set forth in this Section 3.4.

(d) (A) If the Term Loan Agent, or any agent or representative of the Term Loan Agent, or any third party pursuant to any Enforcement Action undertaken by the Term Loan Agent, or any receiver, shall obtain possession or physical control of any of the Real Estate Assets, the Term Loan Agent or, if applicable, any such third party (at such address to be provided by the Term Loan Agent in connection with the applicable Enforcement Action) shall promptly notify the ABL Agent of that fact and the ABL Agent shall, within ten (10) Business Days thereafter (or such longer period of time, if any, as may be agreed upon by the Term Loan Agent in its sole discretion), notify the Term Loan Agent as to whether the ABL Agent desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Access rights may apply to differing parcels of Real Estate Assets at differing times, in which case, a differing Access Period may apply to each such property.

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(B) Upon delivery of notice to the Term Loan Agent as provided in paragraph (A) above of this Section 3.3(d), the Access Period shall commence for the subject parcel of Real Estate Assets. During the Access Period or for any period prior to an Access Period when the ABL Agent may have had access and/or use of any Term Loan Priority Collateral (e.g. pursuant to access granted by a landlord of any Real Estate Asset), the ABL Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Term Loan Priority Collateral for the purpose of arranging for and effecting the sale or disposition of the ABL Priority Collateral, including the production, completion, packaging, shipping and other preparation of such ABL Priority Collateral for sale or disposition. During any such Access Period (or period prior to an Access Period), the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales or other liquidations of ABL Priority Collateral. The ABL Agent shall take proper care of any Term Loan Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees and the ABL Agent shall comply with all applicable laws in connection with its use or occupancy of the Term Loan Priority Collateral. The ABL Agent and the ABL Secured Parties shall indemnify and hold harmless the Term Loan Agent and the Term Loan Secured Parties for any injury or damage to Persons or property caused by the acts or omissions of Persons acting on their behalf or at their direction or Persons who are their invitees with respect to the right to assemble, inspect, operate, service, maintain, process, package, ship and sell the ABL Priority Collateral while located on the subject parcel of Real Estate Assets. The ABL Agent and the Term Loan Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Agent to commence foreclosure of the related mortgages or to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale.

(C) If the Term Loan Agent shall foreclose or otherwise sell any of the Term Loan Priority Collateral, the Term Loan Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring such Term Loan Priority Collateral subject to the terms of this Agreement.

(D) The Loan Parties hereby agree with the Term Loan Agent and the ABL Agent that the ABL Agent shall have access, during the Access Period, as described herein and each such Loan Party that owns any of the Real Estate Assets grants a non-exclusive easement in gross over its property to permit the uses by the ABL Agent contemplated by this Section 3.4(d). The Term Loan Agent consents to such easement and to the recordation of a collateral access easement agreement at the election of the ABL Agent, in form and substance reasonably acceptable to the Term Loan Agent, in the relevant real estate records with respect to each parcel of real property that is now or hereafter subject to a mortgage in favor of the Term Loan Agent. The ABL Agent agrees that upon either an occurrence of the ABL Obligations Payment Date or the expiration of the final Access Period with respect to any parcel of real property covered by a mortgage in favor of the Term Loan Agent, it shall, upon request, execute and deliver to the Term Loan Agent, or if a Term Loan Obligations Payment Date has occurred, to the respective Loan Party, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such parcel of real property covered by a mortgage in favor of the Term Loan Agent.

3.5 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.6, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

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3.6 Actions Upon Breach. (a) If any Term Loan Secured Party or ABL Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the ABL Agent or the Term Loan Agent, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Term Loan Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Term Loan Agent on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party waives any defense that the Loan Parties and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

(c) Should any ABL Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Term Loan Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such ABL Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the ABL Agent on behalf of each ABL Secured Party that (i) the Term Loan Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Secured Party waives any defense that the Loan Parties and/or the Term Loan Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. Application of Proceeds; Dispositions and Releases; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. (a) All proceeds of ABL Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of ABL Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the ABL Agent for application to the ABL Obligations in accordance with the terms of the ABL Documents, until the ABL Obligations Payment Date has occurred and thereafter, subject to the terms of any Inventory Financing Intercreditor Agreement, to the Term Loan Agent for application in accordance with the Term Loan Documents. Until the occurrence of the ABL Obligations Payment Date, any ABL Priority Collateral, including without limitation any such ABL Priority Collateral constituting proceeds, that may be received by any Term Loan Secured Party in violation of this Agreement shall be segregated and held in trust and, subject to the terms of any Inventory Financing Intercreditor Agreement, promptly paid over to the ABL Agent, for the benefit of the ABL Secured Parties, in the same form as received, with any necessary endorsements, and each Term Loan Secured Party hereby authorizes the ABL Agent to make any such endorsements as agent for the Term Loan Agent (which authorization, being coupled with an interest, is irrevocable). Upon the occurrence of the ABL Obligations Payment Date and the Term Loan Obligations Payment Date, any remaining proceeds of ABL Priority Collateral shall be distributed to the Borrower.

(b) All proceeds of Term Loan Priority Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Term Loan Priority Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Term Loan Agent for application to the Term Loan Obligations in accordance with the terms of the Term Loan Documents,

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until the Term Loan Obligations Payment Date has occurred and thereafter, to the ABL Agent for application in accordance with the ABL Documents. Until the occurrence of the Term Loan Obligations Payment Date, any Term Loan Priority Collateral, including without limitation any such Term Loan Priority Collateral constituting proceeds, that may be received by any ABL Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Term Loan Agent, for the benefit of the Term Loan Secured Parties, in the same form as received, with any necessary endorsements, and each ABL Secured Party hereby authorizes the Term Loan Agent to make any such endorsements as agent for the ABL Agent (which authorization, being coupled with an interest, is irrevocable). Upon the occurrence of the Term Loan Obligations Payment Date and the ABL Obligations Payment Date, any remaining proceeds of Term Loan Priority Collateral shall be distributed to the Borrower.

4.2 Releases of Liens. (a) (i) Upon any release, sale or disposition of ABL Priority Collateral permitted pursuant to the terms of the ABL Documents that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of ABL Priority Collateral is permitted pursuant to the terms of the Term Loan Documents.

(ii) Upon any release, sale or disposition of ABL Priority Collateral that results in the release of the ABL Lien (other than release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date) on any ABL Priority Collateral pursuant to any Enforcement Action, the Term Loan Lien on such ABL Priority Collateral (excluding any portion of the proceeds of such ABL Priority Collateral remaining after the ABL Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such ABL Priority Collateral are applied in accordance with Section 4.1(a) (with, in the case of ABL Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii) The Term Loan Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the ABL Agent shall request to evidence any release of the Term Loan Lien described herein. The Term Loan Agent hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Term Loan Agent and in the name of the Term Loan Agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) (i) Upon any release, sale or disposition of Term Loan Priority Collateral permitted pursuant to the terms of the Term Loan Documents that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as such release, sale or disposition of Term Loan Priority Collateral is permitted pursuant to the terms of the ABL Documents.

(ii) Upon any release, sale or disposition of Term Loan Priority Collateral that results in the release of the Term Loan Lien (other than release of the Term Loan Lien due to the

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occurrence of the Term Loan Obligations Payment Date) on any Term Loan Priority Collateral pursuant to any Enforcement Action, the ABL Lien on such Term Loan Priority Collateral (excluding any portion of the proceeds of such Term Loan Priority Collateral remaining after the Term Loan Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person so long as the proceeds of such Term Loan Priority Collateral are applied in accordance with Section 4.1(b) (with, in the case of Term Loan Obligations consisting of debt of a revolving nature, a corresponding permanent reduction in the commitments thereto).

(iii) The ABL Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Term Loan Agent shall request to evidence any release of the ABL Lien described herein. The ABL Agent hereby appoints the Term Loan Agent and any officer or duly authorized person of the Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Term Loan Agent’s own name, from time to time, in the Term Loan Agent’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(iv) In connection with the release of the ABL Lien due to the occurrence of the ABL Obligations Payment Date, the ABL Agent shall promptly deliver to each bank party to an Account Control Agreement a “Controlling Party Notice” or other similar notice designating the Term Loan Agent as “Controlling Party” under each such Account Agreement.

4.3 Certain Real Property Notices; Inspection Rights and Insurance. (a) Subject to the ABL Documents, any ABL Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the ABL Priority Collateral, and the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any Term Loan Secured Party or liability to any Term Loan Secured Party.

(b) Subject to the Term Loan Documents, any Term Loan Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Term Loan Priority Collateral, and the Term Loan Agent may advertise and conduct public auctions or private sales of the Term Loan Priority Collateral, in each case without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party except as otherwise provided in Section 3.4.

(c) Proceeds of Common Collateral include insurance proceeds, and therefore the lien priorities set forth in Section 2.1 shall govern the ultimate disposition of casualty insurance proceeds. Until the ABL Obligations Payment Date has occurred, the ABL Agent will have the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the ABL Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Each of the ABL Agent and the Term Loan Agent shall be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the ABL Priority Collateral (provided that such policy shall provide that the ABL Agent and the Term Loan Agent shall be so named as their interests may appear). Until the Term Loan Obligations Payment Date has occurred, the Term Loan Agent will have the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the Term Loan Priority Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Term Loan Priority Collateral. Each of the Term Loan Agent and the ABL Agent shall be named as additional

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insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the Term Loan Priority Collateral (provided that such policy shall provide that the Term Loan Agent and the ABL Agent shall be so named as their interests may appear).

(d) Notwithstanding anything to the contrary in the ABL Agreement or the Term Loan Agreement, the parties hereby agree that in the event that a Recovery Event occurs and the Borrower is required as a result to prepay or offer to prepay the ABL Obligations or the Term Loan Obligations, then such prepayments shall be made (a) in the case of a Recovery Event involving ABL Priority Collateral, first to the ABL Obligations and then to the Term Loan Obligations as provided in Section 4.1 and (b) in the case of a Recovery Event involving Term Loan Priority Collateral, first to the Term Loan Obligations and then to the ABL Obligations as provided in Section 4.1.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. (a) Until the ABL Obligations Payment Date has occurred, the Term Loan Agent agrees on behalf of itself and the other Term Loan Secured Parties that no Term Loan Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the ABL Priority Collateral or the validity or enforceability of any of the ABL Documents or any of the ABL Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the Term Loan Agent or Term Loan Secured Parties, in whole or in part, as a result of their interest in the ABL Priority Collateral or in the Term Loan Lien on the ABL Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the ABL Agent (including the validity and enforceability thereof) or any other ABL Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Term Loan Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Secured Parties on the ABL Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Term Loan Agent imposed hereby.

(b) Until the Term Loan Obligations Payment Date has occurred, the ABL Agent agrees on behalf of itself and the other ABL Secured Parties that no ABL Secured Party shall, in or in connection with any Insolvency Proceeding, take any action with respect to the Term Loan Priority Collateral or the validity or enforceability of any of the Term Loan Documents or any of the Term Loan Obligations thereunder, including by filing any pleadings or motions or taking any position at any hearing or proceeding of any nature, that in each case (i) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (ii) asserts any right, benefit or privilege that arises in favor of the ABL Agent or ABL Secured Parties, in whole or in part, as a result of their interest in the Term Loan Priority Collateral or in any ABL Lien on the Term Loan Priority Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (iii) relates in any way to the determination of any Liens or claims held by the Term Loan Agent (including the validity and enforceability thereof) or any other Term Loan Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the ABL Agent may (A) file a proof of claim in an Insolvency Proceeding and (B) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties on the Term Loan Priority Collateral, in each case subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the ABL Agent imposed hereby.

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5.2 Financing Matters. (a) If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the ABL Obligations Payment Date, and if the ABL Agent or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral that constitutes ABL Priority Collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”), which ABL DIP Financing shall be secured by the ABL Priority Collateral, then the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties that each Term Loan Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such ABL DIP Financing except as set forth in paragraph 5.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on the ABL Priority Collateral (A) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the ABL Secured Parties and (C) to any “carve-out,” including for debtor’s professionals, agreed to by the ABL Agent or the other ABL Secured Parties, so long as (1) the Term Loan Agent retains the Term Loan Liens on the Common Collateral to secure the Term Loan Obligations (in each case, including proceeds thereof arising after the commencement of any such Insolvency Proceeding), and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien securing such ABL DIP Financing is junior and subordinate to the Term Loan Lien on the Term Loan Priority Collateral, (2) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the ABL Liens on such ABL Priority Collateral and (3) if the ABL Agent receives a replacement or adequate protection Lien on post-petition assets of any Loan Party that constitute Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) to secure the ABL Obligations, (x) such replacement or adequate protection Lien on such Term Loan Post-Petition Assets is junior and subordinate to the Term Loan Lien on such Term Loan Post-Petition Assets and (y) the Term Loan Agent also receives a replacement or adequate protection Lien on such Term Loan Post-Petition Assets to secure the Term Loan Obligations.

(b) If any Loan Party becomes subject to any Insolvency Proceeding at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Agent or the other Term Loan Secured Parties desire to consent (or not object) to the use of cash collateral that constitutes Term Loan Priority Collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), which Term Loan DIP Financing shall be secured by the Term Loan Priority Collateral, then the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties that each ABL Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Term Loan DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such Term Loan DIP Financing except as set forth in paragraph 5.4 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on the Term Loan Priority Collateral (A) to such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Loan Secured Parties and (C) to any “carve-out,” including for debtor’s professionals, agreed to by the Term Loan Agent or the other Term Loan Secured Parties, so long as (1) the ABL Agent retains the ABL Liens on the Common Collateral to secure the ABL Obligations (in each case, including proceeds thereof arising after the commencement of any such Insolvency Proceeding), and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien securing such Term Loan DIP Financing is junior and subordinate to the ABL Lien on the ABL Priority Collateral, (2) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Term Loan Liens on such Term Loan Priority Collateral and (3) if the Term Loan Agent receives

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a replacement or adequate protection Lien on post-petition assets of any Loan Party that constitute ABL Priority Collateral (the “ABL Post-Petition Assets”) to secure the Term Loan Obligations, (x) such replacement or adequate protection Lien on such ABL Post-Petition Assets is junior and subordinate to the ABL Lien on such ABL Post-Petition Assets and (y) the ABL Agent also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets to secure the ABL Obligations.

(c) All Liens granted to the ABL Agent or the Term Loan Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the lien priorities set forth in Section 2.1 and the other terms and conditions of this Agreement.

5.3 Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Agent. Until the Term Loan Obligations Payment Date, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Agent. In addition, neither the ABL Agent nor the Term Loan Agent shall seek any relief from the automatic stay with respect to any Common Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Agent and the Term Loan Agent.

5.4 Adequate Protection. (a) The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Agent and the other ABL Secured Parties comply with Section 5.4(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Agent or the other ABL Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the ABL Agent or the other ABL Secured Parties or (ii) any objection by the ABL Agent or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2 hereof. The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Agent, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Agent and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Term Loan Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims

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may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b) The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Agent and the other Term Loan Secured Parties comply with Section 5.4(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Agent or the other Term Loan Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the Term Loan Agent or the other Term Loan Secured Parties or (ii) any objection by the Term Loan Agent or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Agent or any other Term Loan Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.2 hereof. The ABL Agent, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Loan Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Loan Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Term Loan DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such Term Loan DIP Financing or use of cash collateral the ABL Agent, on behalf of itself and any of the ABL Secured Parties, may, as adequate protection of their interests in the Term Loan Priority Collateral, seek or accept (and the Term Loan Agent and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing on the same basis as the other ABL Liens on the Term Loan Priority Collateral are so subordinated to the Term Loan Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Term Loan Secured Parties, provided, however, that the ABL Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

5.5 Avoidance Issues. (a) If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the ABL Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Term Loan Documents), deemed to be outstanding as if such payment had not occurred and the ABL Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Term Loan Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

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(b) If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any Recovery, because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Term Loan Obligations shall be reinstated to the extent of such Recovery and, for the purposes of this Agreement (and, as applicable, the ABL Documents and the Term Loan Documents), deemed to be outstanding as if such payment had not occurred and the Term Loan Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The ABL Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. (a) Neither the Term Loan Agent nor any other Term Loan Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any ABL Priority Collateral that is supported by the ABL Secured Parties, and the Term Loan Agent and each other Term Loan Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the ABL Secured Parties and to have released their Liens on such ABL Priority Collateral; provided that (i) ABL Liens and Term Loan Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.1 and (ii) Credit Bid Rights in respect of any such sale or disposition shall have been granted to the Term Loan Agent and the other Term Loan Secured Parties.

(b) Neither the ABL Agent nor any other ABL Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Term Loan Priority Collateral that is supported by the Term Loan Secured Parties, and the ABL Agent and each other ABL Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Term Loan Secured Parties and to have released their Liens on such Term Loan Priority Collateral; provided that (i) Term Loan Liens and ABL Liens will attach to the proceeds of any such sale or disposition with the same lien priorities set forth in Section 2.1, (ii) Credit Bid Rights in respect of any such sale or disposition shall have been granted to the ABL Agent and the other ABL Secured Parties and (iii) any of the Intellectual Property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (pursuant to an Enforcement Action) prior to the ABL Obligations Payment Date will be subject to the rights of the ABL Agent as set forth in Section 3.4.

5.7 Separate Grants of Security and Separate Classification. Each Term Loan Secured Party and each ABL Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and Term Loan Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Term Loan Secured Parties and the ABL Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral with the effect being that (i) to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of

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principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the ABL Priority Collateral before any distribution is made in respect of the claims held by the Term Loan Secured Parties and (ii) to the extent that the aggregate value of the Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Term Loan Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from the Term Loan Priority Collateral before any distribution is made in respect of the claims held by the ABL Secured Parties, with the Term Loan Secured Parties and the ABL Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties and the Term Loan Secured Parties, respectively, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of such Secured Parties.

5.8 Other Matters. (a) To the extent that the Term Loan Agent or any Term Loan Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Priority Collateral, the Term Loan Agent agrees, on behalf of itself and the other Term Loan Secured Parties not to assert any of such rights without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, the Term Loan Agent shall timely exercise such rights in the manner requested by the ABL Agent, including any rights to payments in respect of such rights.

(b) To the extent that the ABL Agent or any ABL Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Term Loan Priority Collateral, the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties not to assert any of such rights without the prior written consent of the Term Loan Agent; provided that if requested by the Term Loan Agent, the ABL Agent shall timely exercise such rights in the manner requested by the Term Loan Agent, including any rights to payments in respect of such rights.

5.9 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be applicable both before and after the filing of any petition by or against any of the Loan Parties under the Bankruptcy Code or comparable foreign laws and all converted or succeeding cases in respect thereof, and all references herein to any Loan Party shall be deemed to apply to the trustee for such Loan Party and such Loan Party as a debtor-in-possession. The relative rights of (a) the ABL Agent and the other ABL Secured Parties and (b) the Term Loan Agent and the other Term Loan Secured Parties in or to any distributions from or in respect of any Common Collateral or proceeds of Common Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Loan Party as a debtor-in-possession. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any ABL Priority Collateral of the reorganized debtor are distributed both on account of ABL Obligations and on account of Term Loan Obligations, then, to the extent such debt obligations are secured by Liens upon any ABL Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Term Loan Priority Collateral of the reorganized debtor are distributed both on account of Term Loan Obligations and on account of ABL Obligations, then, to the extent such debt obligations are secured by Liens upon any Term Loan Priority Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to any plan effected pursuant to an Insolvency Proceeding and will apply with like effect to the Liens securing such debt obligations.

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SECTION 6. Term Loan Documents and ABL Documents.

(a) Each Loan Party and the Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents inconsistent with or in violation of this Agreement.

(b) Each Loan Party and the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents inconsistent with or in violation of this Agreement.

(c) In the event the ABL Agent enters into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Term Loan Security Document without the consent of or action by any Term Loan Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Term Loan Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Term Loan Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Term Loan Secured Parties and does not affect the ABL Secured Parties in a like or similar manner shall not apply to the Term Loan Security Documents without the consent of the Term Loan Agent and (iii) notice of such amendment, waiver or consent shall be given to the Term Loan Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d) In the event the Term Loan Agent enters into any amendment, waiver or consent in respect of any of the Term Loan Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Term Loan Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable ABL Security Document without the consent of or action by any ABL Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the ABL Agreements), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any ABL Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the ABL Secured Parties and does not affect the Term Loan Secured Parties in a like or similar manner shall not apply to the ABL Security Documents without the consent of the ABL Agent and (iii) notice of such amendment, waiver or consent shall be given to the ABL Agent no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Agent, on behalf of itself and the Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Agent and the ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, expressly waives all

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notice of the acceptance of and reliance on this Agreement by the Term Loan Agent and the Term Loan Secured Parties.

7.2 No Warranties or Liability. The Term Loan Agent and the ABL Agent acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Agent and the ABL Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

SECTION 8. Obligations Unconditional.

8.1 ABL Obligations Unconditional. All rights and interests of the ABL Secured Parties hereunder, and all agreements and obligations of the Term Loan Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the ABL Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any ABL Document;

(c) prior to the ABL Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the ABL Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the ABL Obligations, or of the Term Loan Agent, or any Loan Party, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the ABL Obligations.

8.2 Term Loan Obligations Unconditional. All rights and interests of the Term Loan Secured Parties hereunder, and all agreements and obligations of the ABL Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Term Loan Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Term Loan Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Term Loan Document;

(c) prior to the Term Loan Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by

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course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Term Loan Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Term Loan Obligations or of the ABL Agent, or any Loan Party, to the extent applicable, in respect of this Agreement, other than a defense of performance or payment in full of the Term Loan Obligations.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to, and shall not, negate any rights granted to the Loan Parties in the ABL Documents and the Term Loan Documents or impose any obligations on the Loan Parties other than as expressly set forth herein.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier to occur of the ABL Obligations Payment Date and the Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Agent and the Term Loan Agent, and, in the case of amendments or modifications of Sections 3.5, 3.6, 4.1, 4.2, 4.3, 6 and 9 (other than 9.4) that directly affect the rights or duties of any Loan Party, such Loan Party.

(b) It is understood that the ABL Agent and the Term Loan Agent, without the consent of any other ABL Secured Party or Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which make take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become ABL Obligations or Term Loan Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Obligations or Term Loan Obligations, provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Agreement then existing, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Obligations or Term Loan Obligations, as applicable.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Term Loan Agent and the ABL Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Agent and the ABL Agent hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Term Loan Agent or the ABL Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as otherwise required by mandatory

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provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction; Waivers. (a) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

9.7 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of

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the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

9.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL Agent for and on behalf of the ABL Secured Parties

By:

Name:
Title:

Address for Notices:
[ ]
[ ]

Attention:	[ ]

Telecopy No.:	[ ]

MORGAN STANLEY & CO. INCORPORATED, as Term Loan Agent for and on behalf of the Term Loan Secured Parties

By:

Name:
Title:

Address for Notices:
[ ]
[ ]

Attention:	[ ]

Telecopy No.:	[ ]

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

CDW LLC

By:

Name:
Title:

Address for Notices:

200 N. Milwakee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW CORPORATION

By:

Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwakee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

SUBSIDIARY GUARANTORS:

CDW DIRECT, LLC

By:

Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwakee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW GOVERNMENT LLC

By:

Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwakee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW LOGISTICS, INC.

By:

Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwakee Ave.
Vernon Hills, IL 60061

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

CDW TECHNOLOGIES, INC.

By:

Name:
Title:

Address for Notices:

c/o CDW LLC
200 N. Milwakee Ave.
Vernon Hills, IL 60061
Attention: Ann E. Ziegler
Chief Financial Officer
Telecopy No.: 847-968-0610 and
Attention: Christine Leahy
General Counsel
Telecopy No.: 847-968-0303

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

ANNEX 1

FORM OF ASSUMPTION AGREEMENT TO INTERCREDITOR AGREEMENT

ASSUMPTION AGREEMENT, dated as of                          , 20    , made by [Name of Loan Party] (the “Additional Loan Party”), in connection with the Intercreditor Agreement (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower and the Loan Parties party thereto have entered into the Term Loan Agreements and the ABL Agreements;

WHEREAS, in connection with the Term Loan Agreements and the ABL Agreements, the Borrower and the other Loan Parties (other than the Additional Loan Party), the Term Loan Agent and the ABL Agent have entered into the Amended and Restated Intercreditor Agreement, dated as of December [    ], 2010 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Intercreditor Agreement requires the Additional Loan Party to become a party to the Intercreditor Agreement; and

WHEREAS, the Additional Loan Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Intercreditor Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Intercreditor Agreement. By executing and delivering this Assumption Agreement, the Additional Loan Party, as provided in Section 9.13 of the Intercreditor Agreement, hereby becomes a party to the Intercreditor Agreement as a Loan Party thereunder with the same force and effect as if originally named therein as a Loan Party and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Loan Party thereunder.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL LOAN PARTY]

By:
Name:
Title:

EXHIBIT D

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

December [    ], 2010

among

MORGAN STANLEY & CO. INCORPORATED,

as Collateral Agent,

MORGAN STANLEY & CO. INCORPORATED,

as Authorized Representative under the Loan Agreement,

[                                                                                  ],

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

Notwithstanding anything herein to the contrary, any liens and security interests granted to the Collateral Agent pursuant to this First Lien Intercreditor Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the limitations and provisions of the Intercreditor Agreement dated as of the October 12, 2007 and as amended and restated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Term/Revolving Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL agent, Morgan Stanley & Co. Incorporated, as term loan agent, the Company, the other Grantors party thereto and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Term/Revolving Intercreditor Agreement and the terms of this First Lien Intercreditor Agreement, the terms of the Term/Revolving Intercreditor Agreement shall govern and control. This paragraph forms part of the First Lien Intercreditor Agreement.

FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of December [    ], 2010, among MORGAN STANLEY & CO. INCORPORATED, as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), MORGAN STANLEY & CO. INCORPORATED, as Authorized Representative for the Loan Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Loan Agreement Collateral Agent”), [                    ], as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Loan Agreement Collateral Agent (for itself and on behalf of the Loan Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien

Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Agreement” shall mean an Other Pari Passu Lien Obligations Agreement as defined in the Security Agreement and shall include the Initial Additional First Lien Agreement.

“Additional First Lien Obligations” shall mean Other Pari Passu Lien Obligations as defined in the Security Agreement and shall include the Initial Additional First Lien Obligations.

“Additional First Lien Secured Party” shall mean the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional First Lien Secured Parties.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” shall mean, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Loan Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Loan Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Loan Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” shall mean (i) in the case of any Loan Agreement Obligations or the Loan Agreement Secured Parties, the Loan Agreement Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

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“CDW Finance” shall mean CDW Finance Corporation.

“Collateral” shall mean all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Company” shall have the meaning assigned to such term in the definition of “Loan Agreement”.

“Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Default” shall have the meaning set forth in the Security Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” shall mean, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Loan Agreement Obligations” shall mean, with respect to any Shared Collateral, the Discharge of the Loan Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Loan Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Loan Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Agreement which has been designated in writing by the Loan Agreement Collateral Agent (under the Loan Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Loan Agreement” for purposes of this Agreement.

“Event of Default” shall have the meaning set forth in the Security Agreement.

“First Lien Obligations” shall mean, collectively, (i) the Loan Agreement Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” shall mean, collectively, (i) the Loan Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” shall mean the Security Agreement and each other agreement entered into by and in favor of the Collateral Agent for purposes of securing any Series of First Lien Obligations.

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“Grantors” shall mean the Company and each subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Additional Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional First Lien Agreement” shall mean that certain Indenture dated as of December [    ], 2010, among the Company, CDW Finance, the Guarantors identified therein, [            ], as trustee, and [            ], as paying agent, registrar and transfer agent.

“Initial Additional First Lien Obligations” shall mean the Additional First Lien Obligations pursuant to the Initial Additional First Lien Agreement.

“Initial Additional First Lien Secured Parties” shall mean the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” shall mean the documents required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 7.08(b) of the Security Agreement in order to create an additional Series of Additional First Lien Obligations.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan Agreement” shall mean that certain Term Loan Agreement, dated as of October 12, 2007, as amended and restated as of March 12, 2008, as amended by Amendment No. 1, dated as of November 4, 2009 and Amendment No. 2, dated the date hereof, and as otherwise modified and supplemented as in effect from time to time, among CDW LLC, an Illinois limited liability company (successor by merger to CDW Corporation, successor by merger to VH MergerSub, Inc.) (the “Company”), the Grantors party thereto, the lenders from time to time party thereto, Morgan Stanley

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Senior Funding, Inc. (as successor to Lehman Commercial Paper Inc.), as Administrative Agent, the Loan Agreement Collateral Agent, as Collateral Agent and the other parties thereto.

“Loan Agreement Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Loan Agreement Obligations” shall mean the “Obligations” as defined in the Loan Agreement.

“Loan Agreement Secured Parties” shall mean the “Loan Secured Parties” as defined in the Security Agreement.

“Major Non-Controlling Authorized Representative” shall mean, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” shall mean, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” shall mean, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Loan Agreement Collateral Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” shall mean, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” shall mean any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without

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limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” shall mean, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Secured Credit Documents” shall mean (i) the Loan Agreement and the Loan Documents (as defined in the Loan Agreement), (ii) the Initial Additional First Lien Agreement and (iii) each Additional First Lien Agreement.

“Security Agreement” shall mean that certain Guarantee and Collateral Agreement, dated as of October 12, 2007 and as amended and restated as of the date hereof, by and among the Company, the other Grantors party thereto and the Collateral Agent and the Authorized Representatives from time to time party thereto.

“Series” shall mean (a) with respect to the First Lien Secured Parties, each of (i) the Loan Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Loan Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Agreement, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” shall mean, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is

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continuing, and the Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party are received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document and (ii) SECOND, subject to Section 1.01(b), to the payment in full of the First Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions With Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or

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otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First Lien Agreement) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties (by accepting the benefits of this Agreement) agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First

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Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party (by accepting the benefits of this Agreement) hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

SECTION 2.05 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

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(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (by accepting the benefits of this Agreement) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or the Applicable Authorized Representative, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document)

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of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties (by accepting the benefits of this Agreement) hereby irrevocably appoints Morgan Stanley & Co. Incorporated to act on its behalf as the

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Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Section 9.05 of the Loan Agreement and the equivalent provision of any Additional First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which any Non-Controlling Secured Party would otherwise be entitled to as a holder of any First Lien Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, so long as, in each case, such action is consistent with Article II, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party.

The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds

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as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Loan Agreement Secured Party”, “Loan Agreement Secured Parties”, “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Agreement, any First Lien Security Document or applicable law;

(iii)	shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)	shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default under any Series of First Lien Obligations unless and until written notice describing such Default or Event of Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Company; and

(v)

shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity,

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enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04 Reliance by Collateral Agent.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company or any Affiliate thereof), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent.

The Collateral Agent may at any time give written notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a commercial banking institution organized under the laws of the United States or any State or a United States branch or agency of a commercial banking institution, in each case having a combined capital and surplus of at least $500,000,000. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment prior to the effective date of resignation of the retiring Collateral Agent specified by the retiring Collateral Agent in its notice, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if no successor agent has accepted appointment as the successor agent by the date which is 60 days following the retiring Collateral Agent’s notice of resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other First

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Lien Secured Party) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other First Lien Security Documents, the provisions of this Article and Section 9.05 of the Loan Agreement and the equivalent provision of any Additional First Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

SECTION 4.07 Non-Reliance on Collateral Agent and other First Lien Secured Parties.

Each First Lien Secured Party (by accepting the benefits of this Agreement) acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party (by accepting the benefits of this Agreement) also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters.

Each of the First Lien Secured Parties (by accepting the benefits of this Agreement) irrevocably authorizes the Collateral Agent, at its option and in its sole discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

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ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Loan Agreement Collateral Agent, to:

Morgan Stanley

1 Pierrepont Plaza, 7th Floor

Brooklyn, NY 11201

Attention: [Cindy Kwok]

Telecopy no: [(718) 233-0928]

E-Mail Address: [cindy.kwok@morganstanley.com]

With copies to (which shall not constitute notice):

[Ben Lerner

Morgan Stanley

1585 Broadway, Floor 04

New York, NY 10036

Telecopy no: (646) 452-4810

E-Mail Address: ben.lerner@morganstanley.com]

[Steve King

Morgan Stanley

1585 Broadway, Floor 04

New York, NY 10036

Telecopy no: (212) 507-4687

E-Mail Address: stephen.b.king@morganstanley.com];

(b) if to the Initial Additional Authorized Representative, to:

[                     ]

[                     ]

[                     ]

Attention: [                    ]

Telecopy no: [                    ]

E-Mail Address: [                    ];

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to

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such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of Joinder Agreement in accordance with Section 7.08(b) of the Security Agreement and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 5.07 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08 Submission To Jurisdiction Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, indirect, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents (other than the Term/Revolving Intercreditor Agreement), the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor

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thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Loan Agreement or any Additional First Lien Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY & CO. INCORPORATED,
as Loan Agreement Collateral Agent and Collateral Agent

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative

By:
Name:
Title:

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT

CONSENT OF GRANTORS

Dated: December [    ], 2010

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof among Morgan Stanley & Co. Incorporated, as Loan Agreement Collateral Agent and Collateral Agent and [                    ], as Initial Additional Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

CDW LLC

By:
Name:
Title:

CDW CORPORATION

By:
Name:
Title:

CDW DIRECT, LLC

By:
Name:
Title:

CDW GOVERNMENT, LLC

By:
Name:
Title:

CDW LOGISTICS, INC.

By:
Name:
Title:

CDW TECHNOLOGIES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO FIRST LIEN INTERCREDITOR AGREEMENT